As filed with the Securities and Exchange Commission on October 9, 2009

Registration No. 333-151783

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT NO. 3
TO THE
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA LOGISTICS GROUP, INC.
(Name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

65-1001686
(I.R.S. Employer Identification Number)

23 F. Gutai Beach Building No. 969
Zhongshan Road South
Shanghai, China  200011
86-21-63355100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Mr. Wei Chen
CEO and President
China Logistics Group, Inc.
23 F. Gutai Beach Building No. 969
Zhongshan Road South
Shanghai, China  200011
86-21-63355100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
———————
with a copy to:

James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard N.W.
Suite 210
Boca Raton, Florida 33431
telephone (561) 362-9595
telecopier (561) 362-9612

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration fee(3)
Common stock, par value $0.001 per share (1)	16,445,500	$0.60	$9,867,300	$387
Common stock, par value $0.001 per share (2)	15,113,000	$0.60	$9,067,800	357
	31,558,500			$744
———————
(1)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.35 per share.
(2)	Represents shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.50 per share.
(3)	Previously paid.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the warrants in the event of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- ii -

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2009

PROSPECTUS

China Logistics Group, Inc.

31,558,500 shares of Common Stock

This prospectus relates to periodic offers and sales of 31,558,500 shares of our common stock by the selling security holders underlying outstanding warrants which are held by the selling security holders, including:

•	up to 16,445,500 shares issuable upon the possible exercise of our Class A warrants; and
•	up to 15,113,000 shares issuable upon the possible exercise of our Class B warrants.

We will not receive any proceeds from the sale of the shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

For a description of the plan of distribution of these shares, please see page 50 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the symbol "CHLO" On October 7, 2009 the last reported sale price for our common stock was $0.08 per share.

The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based upon our losses and negative cash flows from operations.
____________________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus to read about the risks of investing in our common stock.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is ______, 2009

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

OTHER PERTINENT INFORMATION

We maintain our web site at www. chinalogisticsinc.com. Information on this web site is not a part of this prospectus. All share and per share information contained in this prospectus gives retroactive effect to the 1:40 reverse stock split of our outstanding common stock which was effective on March 11, 2008.

Unless specifically set forth to the contrary, when used in this prospectus the terms “China Logistics", "we", "us", "our", the "Company", and similar terms refer to China Logistics Group, Inc., a Florida corporation formerly known as MediaReady, Inc., and its subsidiaries.

PROSPECTUS SUMMARY

About Us

Through our majority owned subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”), we operate as a non-asset based international freight forwarder and logistics manager located in the People's Republic of China (PRC). Shandong Jiajia acts as an agent for international freight and shipping companies. It sells cargo space and arranges land, maritime, and air international transportation for clients seeking primarily to export goods from China.  While it can also arrange for the logistics for importing goods into China, historically less than 1% of its revenues are derived from these services. Shandong Jiajia does not own any containers, trucks, aircraft or ships. It contracts with companies owning these assets to provide transportation services required for shipping freight on behalf of its customers.

We acquired 51% of Shandong Jiajia in December 2007. Prior to this transaction, since 2003 we had been seeking to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources and a highly competitive marketplace dominated by large, international competitors. We did not report any revenues from our historical operations during 2007. In 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value which resulted in the transaction with Shandong Jiajia. Our business focus is now growing the operations of Shandong Jiajia and we do not anticipate pursuing any further efforts to generate revenues from our historical operations.

The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based upon our losses and negative cash flows from operations.

Our principal executive offices are located at 23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China  200011 and our telephone number at that office is 86-21-63355100 . We are on a calendar year; accordingly, our year end is December 31.

SUMMARY OF THE OFFERING

This prospectus covers the resale of a total of 31,558,500 shares of our common stock by the selling security holders underlying outstanding warrants held by the selling security holders which includes up to 16,445,500 shares that are issuable upon the exercise of the Class A warrants and up to 15,113,000 shares that are issuable upon the exercise of the Class B warrants.  Included in the 31,558,500 shares that are covered by this prospectus that may be resold by the selling security holders are 200,000 shares which are issuable upon the exercise of Class A warrants held by China Direct Investments, Inc., a subsidiary of China Direct Industries, Inc., formerly known as China Direct, Inc., a principal shareholder of our company.  Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:
Outstanding Prior to this Offering:	34,508,203 shares of common stock on October 8, 2009.

Common Stock Reserved:
An aggregate of 38,058,500 shares of our common stock, including 4,500,000 shares of our common stock issuable upon the possible conversion of 450,000 shares of Series B Convertible Preferred Stock which are presently issued and outstanding and 33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants at exercise prices ranging from $.30 per share to $52.00 per share. The resale of up to 31,558,500 shares issuable upon the exercise of warrants are covered by this prospectus.

Common Stock
Outstanding After this Offering:
72,566,703 shares of common stock, assuming the issuance of 4,500,000 shares of common stock underlying 450,000 shares of Series B Convertible Preferred Stock which are presently outstanding as well as 33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants at exercise prices ranging from $.30 per share to $52.00 per share.

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

Overview of the 2008 Unit Offering

In April 2008, we completed the private placement of 15.113 units of our securities at an offering price of $250,000 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The terms of the warrants are described elsewhere herein under "Description of Securities - Common stock purchase warrants." The purchasers of the units are accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering.

Skyebanc, Inc., a broker-dealer and a member of FINRA, acted as a selling agent for us in the offering.  As compensation for its services, we paid Skyebanc, Inc. a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock.  In addition, we paid due diligence fees to an advisor to our company as well as to two advisors to investors in the offering in connection with this offering, as well as legal fees for both investors' counsel and our counsel which are described in a table appearing later in this section. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3,360,000. Approximately $2,000,000 of the net proceeds were used by us as a contribution to the registered capital of our subsidiary Shandong Jiajia and as additional working capital for that company, approximately $140,000 was used to pay accrued professional fees and the balance of the net proceeds from the transaction are being used for working capital purposes. We also provided an additional $500,000 to Shandong Jiajia as additional working capital.

We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the warrants so as to permit the public resale thereof. This prospectus is part of that registration statement. We have included all shares of our common stock issuable upon the exercise of the Class A and Class B warrants included in the units sold in the offering, together with all shares of our common stock issuable upon exercise of the Class A warrants issued to the selling agent, finders and consultants in the offering.  We will pay all costs associated with the filing of this registration statement. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the aggregate cash exercise price of the shares underlying the warrants which is $257,000 per month, but not to exceed 180 days of liquidated damages or $1,597,000. The liquidated damages are payable in cash and each purchaser will receive an amount of liquidated damages based upon the number of units purchased by the investor in the offering.  For example, if an investor purchased 100,000 units, the aggregate cash exercise price of the shares underlying the Class A warrants (100,000 warrants x $0.35 = $35,000) and Class B warrants (100,000 warrants x $0.50 = $50,000) would be $85,000 for which the purchaser would be entitled to receive liquidated damages of $1,700 per 30 day period up to a maximum of $10,200.  While we filed the registration statement prior to 60 days from the closing date, the registration statement was not declared effective within 180 days of the closing date.  As of  June 30 , 2009 we have accrued $1,597,000 of liquidated damages.  We have not, however, paid any liquidated damage amounts to any purchasers and it is presently undeterminable when we will make such payments. The transaction documents also provide for the payment of liquidated damages to the investors if we should fail to be a current reporting issuer and/or to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the warrants.

The Subscription Agreement for the offering provides that while the purchasers own any securities sold in the offering such securities are subject to anti-dilution protections afforded to the purchasers. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser has the right to:

•
apply the lowest such price to the purchase price of shares included in the units purchased by the holder in the 2008 Unit Offering and still held by the purchaser, in which event we will automatically issue additional shares to the purchaser to take into account the amount paid by the purchaser for the shares included in the units so that the per share price paid by the purchaser then equals the lower price in the subsequent issuance,

•
apply the lowest such price to the exercise price of warrants acquired by the purchaser in the 2008 Unit Offering which were exercised by the purchaser prior to any such subsequent transaction if the purchaser still owns the shares of common stock received by the purchaser from the exercise of the warrants, in which event we will automatically, if necessary, issue additional shares to the purchaser to take into account the amount paid, whether in cash or by cashless exercise, by the purchaser so that the per share exercise price previously paid upon the exercise of warrants equals the lower price of the subsequent issuance, and

•
apply the lowest such price to the exercise price of any warrants acquired by the purchaser in the 2008 Unit Offering which the purchaser holds but has not yet exercised, in which event we will automatically reduce the warrant exercise price of any unexercised warrants to such lower price.

In addition, until eight months after the effective date of the registration statement of which this prospectus is a part, purchasers will have a right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply in limited exceptions, including:

•	strategic license agreements or similar partnering arrangements provided that the issuances are not for the purpose of raising capital and there are no registration rights granted,
•
strategic mergers, acquisitions or consolidation or purchase of substantially all of the securities or assets of a corporation or other entity provided that we do not grant the holders of such securities registration rights, and

•
the issuance of common stock or options pursuant to stock option plans and employee purchase plans at exercise prices equal to or higher than the closing price of our common stock on the issue/grant date or as a result of the exercise of warrants issued either in the 2008 Unit Offering or which were outstanding prior to the 2008 Unit Offering.

Finally, under the terms of the Subscription Agreement for the offering we agreed that:

•
until the earlier of the registration statement of which this prospectus is a part having been effective for 240 days or the date on which all the shares of common stock sold in the offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8, and

•
until the earlier of two years from the closing date or the date on which all shares of common stock sold in the offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

•	amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors,
•	repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities, or
•	prepay any financing related or other outstanding debt obligations.

The following tables and other narrative information provide additional information on this offering.

Fees and Payments Associated with the Transaction

The table below sets forth disclosure of the dollar amount of each payment (including the value of any payments to be made in shares of our common stock) in connection with the sale of the units that we have made or may be required to make to:

•	each selling security holder,
•	any affiliate of a selling security holder, or
•	any person with whom any selling security holder has a contractual relationship regarding the sale of the units.

The amounts include liquidated damages, payments made to finders or any other potential payments but excludes the commission fees paid to Skyebanc, Inc.

Selling Security Holder	Payment Reference	Date	Amount
Osher Capital Partners, LLC	Due diligence fee(1)	Closing	$392,512
Utica Advisors, LLC	Due diligence fee(2)	Closing	443,678
China Direct Investments, Inc.	Advisory fee (3)	Closing	369,960
Legal counsel for selling shareholders	Legal fees	Closing	27,500
Legal counsel for China Logistics	Legal fees	Closing	50,000
All selling security holders	Liquidated damages (4)	Varied	1,597,000
Total			$2,880,650
———————

1
Osher Capital Partners, LLC was an investor in the offering. Includes a cash payment of $55,000 and Class A warrants to purchase 440,000 shares of our common stock which are valued at $337,512.  These fees were paid for due diligence efforts performed by Osher Capital Partners, LLC on behalf of the investors in the offering.

2
Utica Advisors, LLC served as an advisor for certain investors in the offering. Includes a cash payment of $60,625 and Class A warrants to purchase 485,000 shares of our common stock which are valued at $383,053. These fees were paid for due diligence efforts performed by Utica Advisors, LLC on behalf of the investors in the offering.

3
China Direct Investments, Inc. served as an advisor to us on the offering. China Direct Investments, Inc. received a cash payment of $200,000 and Class A warrants to purchase 200,000 shares of our common stock which are valued at $169,960. China Direct Investments, Inc. is a subsidiary of China Direct Industries, Inc., a principal shareholder of our company.

4	We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the Class A and Class B warrants issued in the 2008 Unit Offering so as to permit the public resale thereof. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages to the investors in that offering in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the aggregate cash exercise price of the shares underlying the warrants, but not to exceed 180 days of liquidated damages. While we filed the registration statement prior to 60 days from the closing date, the registration statement was not declared effective within 180 days of the closing date. Accordingly, for the purposes of this table we have assumed the payment of the maximum liquidated damages to the investors.

Net Proceeds From the Sale of the Units

The table below sets forth disclosure of the net cash proceeds to us from the sale of units under the terms of the Subscription Agreement.

Gross proceeds received	$3,778,250
Less legal fees	(77,500)
Less due diligence fees (1)	(315,625)
Less placement agent fees (1)	(25,938)
Net proceeds	$3,359,187

Total possible payments to selling security holders during first year (2)	$1,597,000
———————

1	Includes cash payments but excludes the value of any warrants issued as set forth above.
2	Assumes the payment of the maximum liquidated damages as registration rights penalties under the terms of the Subscription Agreement as described in the foregoing table.

Possible Profit to the Purchasers of the 2008 Unit Offering on the Shares of Common Stock Included in the Units

Under the terms of the Subscription Agreement we issued the investors a total of 15,113,000 shares of our common stock as a component of the units purchased in the offering at an effective offering price of $0.25 per share assuming no value is attributed to the warrants included in the units. The average of the closing price of our common stock as reported on the OTC Bulletin during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. The following table illustrates the possible profit to the selling security holders at the closing of the offering based upon the difference between the purchase price of the units and the fair market value of our common stock at closing. While the units consisted of shares of our common stock, Class A warrants and Class B warrants, for the purposes of this table we have allocated the entire purchase price of the units to the shares of common stock included in the units and ascribed no value to the warrants included in the units.

Total Shares Underlying the Units Purchased in the Offering by the Selling Security Holders	Combined Purchase Price of the Shares	Combined Market Price of Shares	Total Possible Discount to the Market Price on the Sale Date

15,113,000	$3,778,250	$12,230,346	$8,452,096

Possible Profit to the Purchasers of the 2008 Unit Offering on the Shares of Common Stock Underlying the Warrants Included in the Units

Under the terms of the Subscription Agreement we issued the investors Class A warrants to purchase a total of 15,113,000 shares of our common stock at an exercise price of $0.35 per share and Class B warrants to purchase a total of 15,113,000 shares of our common stock at an exercise price of $0.50 per share. The average of the closing price of our common stock as reported on the OTC Bulletin Board during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. Both the exercise price of the warrants and the number of shares issuable upon exercise of the warrants is subject to adjustment if we should issue shares of common stock or other securities convertible or exercisable into shares of common stock or otherwise reprice any existing conversion or exercise prices to a price less than the then current exercise price. For the purposes of this table, however, we have not assumed any event will occur which will result in a reset in the exercise price of the warrants.  As set forth in footnote 2, the information in this table also excludes the Class A warrants issued as compensation or due diligence fees.

Total Possible Shares to be Received Upon Exercise of the Warrants (1)		Combined Market Price of Shares Underlying Warrants	Combined Exercise Price of the Total Number of Shares Underlying the Warrants	Total Possible Discount to the Market Price on the Sale Date of the Units

30,226,000	(2)	$24,460,693	$12,846,050	$11,614,643
———————
1	Assumes the cash exercise of all warrants at their respective initial exercise prices.
2
Excludes an aggregate of 1,332,500 shares underlying warrants we issued as compensation in the 2008 Unit Offering, including an aggregate of 207,500 shares underlying warrants issued to the selling agent and an aggregate of 1,125,000 shares underlying warrants issued as compensation for due diligence and advisory services.

Comparison of Net Proceeds to us and Total Possible Profit to Selling Security Holders

Gross proceeds to us	$3,778,250
Less legal fees:	(77,500)
Less due diligence fees (1)	(315,625)
Less placement agent fees (1)	(25,938)
Net proceeds to us	$3,359,187

Combined total possible profit of selling security holders (2)	$20,066,739

Approximate percentage of the net proceeds received by us to the combined total possible profit of selling security holders.	17%
———————
1	Includes cash payments but excludes the value of any warrants issued as set forth above.
2
Includes a possible profit of $8,452,096 on the shares of our common stock included in the units and a possible profit of $11,614,643 on the warrants included in the units as set forth in the tables appearing earlier in this section.

Possible Profit to the Finders and Consultants in the 2008 Unit Offering on the Shares of Common Stock Underlying the Warrants

In connection with the 2008 Unit Offering we paid issued Class A Warrants to purchase an aggregate of 1,125,000 shares of our common stock as due diligence fees to an advisor to our company as well as to two advisors to investors in the offering in connection with this offering.  These warrants are exercisable at $0.35 per share.  The average of the closing price of our common stock as reported on the OTC Bulletin Board during the period of April 18, 2008 and April 24, 2008 when the units were sold was $0.80926. Both the exercise price of the warrants and the number of shares issuable upon exercise of the warrants is subject to adjustment if we should issue shares of common stock or other securities convertible or exercisable into shares of common stock or otherwise reprice any existing conversion or exercise prices to a price less than the then current exercise price. For the purposes of this table, however, we have not assumed any event will occur which will result in a reset in the exercise price of the warrants.

Total Possible Shares to be Received Upon Exercise of the Warrants (1)	Combined Market Price of Shares Underlying Warrants	Combined Exercise Price of the Total Number of Shares Underlying the Warrants	Total Possible Discount to the Market Price on the Sale Date of the Units

1,125,000	$910,418	$393,750	$516,668
———————
1	Assumes the cash exercise of all warrants at their initial exercise price.

Relationship of Outstanding Shares Before and After the Offering

The table below sets forth disclosure about our common stock held by the selling security holders, our affiliates and affiliates of the selling security holders.

No. of shares outstanding prior to offering held by persons other than the selling security holders, our affiliates and affiliates of the selling security holders	No. of shares registered for resale by the selling security holders or affiliates of the selling security holders in prior registration statements	No. of shares registered for resale on behalf of the selling security holders or affiliates of the selling security holders in this prospectus

8,376,283	—	31,558,500

Prior Securities Transactions with the Selling Security Holders

We have not been a party to any prior securities transaction with any selling security holder, an affiliate of any selling security holder, or any person with whom any selling security holder has a contractual relationship, including any predecessors of any of those persons, regarding any prior securities transaction except China Discovery Investors, Ltd., an investor in the offering, and China Direct Investments, Inc. which served as an advisor to us in the offering. China Discovery Investors, Ltd. is an investment partnership of which Mr. Marc Siegel is a 40% owner. China Discovery Advisors, LLC is the fund advisory to China Discovery Investors, Ltd. Mr. Marc Siegel is the sole officer of and has voting and dispositive control over China Discovery Investors, Ltd. Mr. Siegel is formerly an executive officer and director of China Direct Industries, Inc., a principal shareholder of our company which, through its subsidiaries, has provided consulting services to us which were unrelated to securities transactions. China Direct Investments, Inc. is a wholly-owned subsidiary of China Direct Industries, Inc.

Short Position Information

Double U Master Fund, L.P., a selling security holder, has advised us that they have an existing short position in our common stock. Double U Master Fund, L.P. entered into its short position on May 28, 2008 which was after the date of the sale of the units pursuant to the Subscription Agreement, but prior to the filing of the registration statement of which this prospectus is a part. Cranshire Capital, L.P., a selling security holder, has declined to provide us any information on any short position the company may or may not have in our common stock. Each of Double U Master Fund , L.P. and Cranshire Capital, L.P. acknowledge, and each entity has advised us in writing, that it is the entity’s policy to comply with the position of the staff of the Securities and Exchange Commission that short sales of common stock made prior to the effectiveness of a PIPE (private investment in public equity) re-sale registration statement (such as the registration statement of which this prospectus forms a part) may not be covered with shares acquired after the PIPE transaction and subject to such registration statement. Other than as set forth above, each of the selling security holders have advised us that such selling security holder does not have an existing short position in our common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

In December 2007 we acquired a 51% interest in Shandong Jiajia in a capital transaction, implemented through a reverse acquisition.  While we were the legal survivor for accounting purposes, Shandong Jiajia was the accounting acquirer.  Accordingly, the historical cost basis of the assets and liabilities of Shandong Jiajia have been carried forward and the historical information presented, including the statements of operations, statement of stockholders’ equity (deficit) and statements of cash flows, are those of Shandong Jiajia.

The following summary of our financial information for the three and six months ended June 30, 2009 (unaudited) and 2008 (restated)(unaudited) and the years ended December 31, 2008 and 2007 (restated) which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

Income Statement Data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
	(Unaudited)		(Unaudited)
Sales	$4,607,989	$8,018,987	$7,806,561	$14,792,200
Gross profit (loss)	314,862	456,986	223,845	714,469
Total operating expenses	206,615	127,814	526,617	34,266
Operating income (loss)	$108,247	$329,172	$(302,772)	$680,203
Total other income (expense)	35,747	(85,590)	36,770	(100,295)
Net income (loss)	137,680	174,712	(274,142)	502,250
Net income (loss) attributable to nonontrolling interest	(72,670)	(131,811)	71,909	(359,223)
Net income (loss) attributable to China Logistics Group, Inc.	$65,010	$41,902	$(202,223)	$143,027

	Year Ended December 31,
	2008	2007
	(restated)	(restated)
Sales	$35,561,833	$35,298,453
Gross profit (loss)	1,008,895	1,262,257
Total operating expenses	1,003,330	678,177
Operating income (loss)	5,565	584,080
Total other income (expense)	(1,666,094)	13,575
Net income (loss)	$(2,086,618)	$275,630
Other comprehensive income (loss)	38,895	(228,976)
Comprehensive income (loss)	$(2,047,723)	$46,654

Balance Sheet Data:

	June 30,	December 31,
	2009	2008	2007
	(unaudited)	(restated)	(restated)
Working capital (deficit)	$1,439,509	$1,698,227	$(2,775,652)
Cash	$2,395,469	$3,156,362	$1,121,605
Total current assets	$7,040,419	$6,741,920	$5,099,936
Total assets	$7,076,586	$6,786,064	$5,142,272
Total current liabilities	$5,600,910	$5,043,693	$7,785,588
Total liabilities	$5,600,910	$5,043,693	$7,785,588
Total shareholders' equity (deficit)	$1,475,676	$947,485	$(3,334,344)

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

IN DECEMBER 2007 WE CHANGED OUR BUSINESS THROUGH THE ACQUISITION OF A MAJORITY OWNERSHIP INTEREST IN SHANDONG JIAJIA WHICH IS LOCATED IN THE PRC. OUR MANAGEMENT WHO ARE ALSO LOCATED IN THE PRC MAY NOT BE SUCCESSFUL IN TRANSITIONING THE INTERNAL OPERATIONS OF A PRIVATELY HELD CHINESE COMPANY TO A SUBSIDIARY OF A U.S. PUBLICLY HELD COMPANY.

On December 31, 2007 we entered into an agreement to acquire of a 51% interest in Shandong Jiajia. Following this transaction which was treated as a reverse acquisition for accounting purposes the business and operations of Shandong Jiajia represent all of our business and operations.  The original owners of Shandong Jiajia continue to own the remaining minority interest and since July 2008 have served as our sole executive officers and directors. Our acquisition of Shandong Jiajia provides various challenges for our company, including, among others:

•	none of the members of our management have any experience in operating a U.S. public company and the costs associated therewith may adversely impact the operating results of Shandong Jiajia, and
•
we will need to upgrade the internal accounting systems at Shandong Jiajia, as well as educating its staff as to the proper collection and recordation of financial data to cure our material weaknesses in our disclosure controls and procedures as well as our internal control over financial reporting which have led to restatements of our financial and ensure that we can continue to file our annual, quarterly and other reports with the Securities and Exchange Commission on a timely basis.

There can be no assurance that there will not be substantial costs associated with upgrading of the accounting systems at Shandong Jiajia and the establishment of disclosure controls necessary to ensure that the reports we file with the Securities and Exchange Commission are filed on a timely basis, either of which could have a material adverse effect on our future operating results. If we are unable to properly and timely integrate and upgrade the disclosure and accounting operations of Shandong Jiajia into our company, our ability to timely file our annual and quarterly reports, as well as other information we are required to file with the Securities and Exchange Commission, could be in jeopardy. Any failure on our part to meet the prescribed filing deadlines could lead to a delisting of our common stock from the OTC Bulletin Board, which could adversely affect a shareholder’s ability to resell their investment in our company.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED CONCERN ABOUT OUR ABILITY TO CONTINUE AS GOING CONCERN.  IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN YOU WILL LOSE YOUR ENTIRE INVESTMENT IN OUR COMPANY.

For the six months ended June 30, 2009 we reported a net loss of $274,142 and cash used in operations of approximately $844,000 .  At June 30, 2009 we had cash on hand of approximately $2.4 million .   For the years ended December 31, 2008 and 2007 we reported a net loss of $2,086,618 and net income of $46,654, respectively, and had cash on hand at December 31, 2008 of approximately $3,156,000.  The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our losses and cash used in operations.  Our ability to continue as a going concern is dependent upon our ability to continue to increase our sales, maintain profitable operations and increase our net income in future periods.

We believe our current level of working capital, including the liability related to the $1,597,000 maximum registration agreement penalty, and cash generated from operations may not be sufficient to meet our cash requirements for the balance of 2009.   The weak global economy and the resulting decline in demand for exported Chinese products has resulted in a significant drop in the demand for our freight and transport services resulting in a sharp decline in our revenues.  To address these issues we have taken certain actions to resolve our potential liquidity deficiency through the reduction in the controllable portions of our cost of sales where possible.  These efforts have resulted in a positive gross profit for the second quarter of 2009.   While there can be no assurances, we believe our cost reduction program will continue to have the desired results and should return our company to a positive cash flow position, even at the reduced revenue levels.  However, it is possible that we may need to raise additional working capital .  We have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed, particularly in light of the current economic crisis which is adversely impacting the ability of most small U.S. public companies to raise capital through equity or a combination of equity and debt transactions.  In addition, the terms of our 2008 Unit Offering described elsewhere herein contain certain restrictive covenants which could hinder our ability to raise additional capital.  There are no assurances that we will have sufficient funds necessary to expand our company, pay our operating expenses and obligations as they become due or generate positive operating results.  If we are unable to maintain profitable operations and increase our net profit in sufficient amounts to fund our operating expenses, and if we are unable to obtain additional capital as needed, it is possible that we would be required to curtail some or all of our planned operations, in which event our results of operations in future periods would be adversely impacted.  Any significant decrease in our sales in future periods or our failure to report profitable operations could result in a decline in the price of our common stock.  In addition, if we were forced to curtail all of our operations you could lose your entire investment in our company.

WE RECENTLY SIGNED A CONSENT ORDER WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH COULD RESULT IN DISGORGEMENT AND CIVIL MONETARY PENALTIES.

As described later in this prospectus under “Our Business - Legal Proceedings”, on September 24, 2008 the Securities and Exchange Commission filed a complaint against us and Messrs. Harrell and Aubel which related to events which occurred prior to our acquisition of 51% of Shandong Jiajia and the change in our management.  We have been cooperating with the Securities and Exchange Commission in this proceeding and in February 2009 we consented to the entry of a Permanent Injunction and Other Relief to resolve the liability aspects of the complaint.  As part of the complaint the Securities and Exchange Commission was seeking disgorgement by us of unspecified amounts.  The consent order provides that the court will determine whether it is appropriate to order disgorgement and, if so, the amount of the disgorgement.  If we are ordered to pay disgorgement, the amount of such disgorgement could have a material adverse effect on our business, financial condition, results of operations and cash flows in future periods.   No amounts related to potential disgorgement have been recorded in our financial statements.   In addition, the consent order may result in additional claims by shareholders, regulatory proceedings, government enforcement actions and related investigations and litigation.  Any continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings.  In addition, the consent order which grants the Securities and Exchange Commission injunctive relief restraining us from future violations of Federal securities laws which may make future financing efforts more difficult and costly.

WE HAVE MATERIAL WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING WHICH HAVE LEAD TO ADDITIONAL RESTATEMENTS OF OUR ANNUAL FINANCIAL STATEMENTS AS WELL AS INTERIM FINANCIAL STATEMENTS.  THERE IS MORE THAN A REMOTE LIKELIHOOD THAT OUR FINANCIAL STATEMENTS WILL CONTAIN ERRORS IN FUTURE PERIODS.

Upon completion of an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as well as management’s assessment of the effectiveness of our internal control over financial reporting at December 31, 2007 as required by Section 404 of the Sarbanes-Oxley Act of 2002 our management concluded that neither our disclosure controls and procedures nor our internal control over financial reporting were effective. In addition, management’s assessment of the effectiveness of our internal control over financial reporting at December 31, 2007 excluded the operations of Shandong Jiajia. Given that those operations are in the PRC it is likely that had Shandong Jiajia been included in the assessment our management would have determined we had additional material weaknesses in our internal control over financial reporting. Subsequent to December 31, 2007 we have restated our December 31, 2007 financial statements on three occasions, our December 31, 2008 financial statements once , as well as our interim financial statements for the quarterly periods ended March 31, 2008, June 30, 2008, September 30, 2008, and March 31, 2009 because of errors in those statements.  Our management has also determined that as of December 31, 2008, we did not maintain either effective disclosure controls and procedures or effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework as a result of identified material weaknesses in our internal control over financial reporting related to cash management and related party transactions.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.  The material weaknesses in our disclosure controls and procedures have continued through  June 30, 2009 and beyond.

We do not have a Chief Financial Officer or similarly titled executive officer who is a financial professional and we have historically relied upon the services of outside accountants. In addition, we have an inadequate number of personnel with the requisite expertise in U.S. generally accepted accounting principles to ensure the proper application thereof.  PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. As a result of these factors, we have experienced difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Until such time as we are able to supplement our accounting staff, it is possible that accounting errors will continue to occur which are not prevented or detected. Accordingly, due to the nature of the material weaknesses in our disclosure controls and procedures and our internal control over financial reporting, there is more than a remote likelihood that additional material misstatements of our annual or interim financial statements could occur.

WE HAVE FAILED TO TIMELY REGISTER THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS ISSUED IN THE 2008 UNIT OFFERING.  WE HAVE ACCRUED A REGISTRATION RIGHTS PENALTY OF $1,597,000 BUT DO NOT HAVE THE FUNDS NECESSARY TO PAY THESE DAMAGES.

Under the terms of the 2008 Unit Offering are required to register the shares of our common stock which are issuable upon the exercise of the warrants issued in the offering.  This prospectus is part of that registration statement.  While we filed the registration statement within the prescribed period of time, we were required to cause the registration statement to be declared effective by the Securities and Exchange Commission within 180 days from the closing date of the offering or were subject to registration rights penalties in the form of liquidated damages of up to $1,597,000.  Because this registration statement was not declared effective by the Securities and Exchange Commission within the time required, we are subject to payment of the maximum amount of the registration rights penalties and have, accordingly, accrued this amount in our financial statements.  We do not know when the registration statement of which this prospectus is a part will be declared effective by the Securities and Exchange Commission and we do not have sufficient funds to pay the damages should the investors seek to collect the amount.  It is possible that the investors in the 2008 Unit Offering will bring litigation against us which will require us to expend additional funds defending the company.

WE ARE DEPENDENT ON THIRD PARTIES FOR EQUIPMENT AND SERVICES ESSENTIAL TO OPERATE OUR BUSINESS, AND WE COULD LOSE CUSTOMERS AND REVENUES IF WE FAIL TO SECURE THIS EQUIPMENT AND THESE SERVICES.

We are a non-asset based freight forwarding company and we rely on third parties to transport the freight we have arranged to ship. Thus, our ability to forward this freight and the costs we incur in connection therewith is dependent on our ability to find carriers willing to ship such freight at acceptable prices. This, in turn, depends on a number of factors beyond our control, including availability of cargo space, which depend on the season of the year, the shipment’s transportation lane, the number of transportation providers and the availability of equipment. An increase in the cost of cargo space due to supply shortages, increases in fuel cost or other factors would increase costs and may reduce our profits, which will adversely impact our results of operations in future periods.

WE RELY ON OVERSEAS CARGO AGENTS TO PROVIDE SERVICES TO US AND TO OUR CUSTOMERS, AND OUR ABILITY TO CONDUCT BUSINESS SUCCESSFULLY MAY BE AFFECTED IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH THESE OVERSEAS CARGO AGENTS.

We rely on the services of independent cargo agents, who may also be providing services to our competitors, which may include consolidating and deconsolidating various shipments. Although we believe our relationships with our cargo agents are satisfactory, we may not be able to maintain these relationships. If we were unable to maintain these relationships or develop new relationships, our service levels, operating efficiency, future freight volumes and operating profits may be reduced which will adversely impact our results of operations in future periods.

WE INCUR SIGNIFICANT CREDIT RISKS IN THE OPERATION OF OUR BUSINESS WHICH COULD REDUCE OUR OPERATING PROFITS.

Various aspects of freight forwarding involve significant credit risks. It is standard practice for exporters to expect freight forwarders to offer 30 days or more credit on payment of their invoices from the time cargo has been delivered for shipment. Competitive conditions require that we offer 30 days or more credit to many of our customers. In order to avoid cash flow problems and bad debts, we attempt to maintain tight credit controls and to avoid doing business with customers we believe may not be creditworthy. However, we may not be able to avoid periodic cash flow problems or be able to avoid losses in the event customers to whom we have extended credit either delay their payments to us or become unable or unwilling to pay our invoices after we have completed shipment of their goods or rendered other services to them, all of which could reduce our operating profits.

RISKS RELATED TO DOING BUSINESS IN CHINA

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN CHINA BASED ON UNITED STATES OR OTHER FOREIGN LAWS.

All of our operations and substantially all of our assets are in China. In addition, all of executive officers and directors reside within China. As a result, it may not be possible to effect service of process within the United States upon these executive officers or directors, or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions under U.S. federal securities laws or applicable state securities laws. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

FLUCTUATION IN THE VALUE OF THE RENMINBI (RMB) MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR INVESTMENT.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.  Our revenues and costs and our assets are denominated in RMB. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position in future periods. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we might need to convert U.S. dollars into RMB for such purposes.  These increased costs would result in greater operating expenses to us and could increase our operating loss in future periods.

SUBSTANTIALLY ALL OF OUR ASSETS AND ALL OF OUR OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Shandong Jiajia. If that should occur, as Shandong Jiajia represents all of our current operations, it is likely that we would be forced to cease operations.

A SLOWDOWN IN THE CHINESE ECONOMY OR AN INCREASE IN ITS INFLATION RATE MAY ADVERSELY IMPACT OUR REVENUES.

The Chinese economy has grown at an approximately 9% rate for more than 25 years, making it the fastest growing major economy in recorded history. In 2007, China’s economy grew by 11.4%, the fastest pace in 11 years. While China’s economy has grown, inflation has also recently become a major issue of concern. In March 2007, China’s central bank, the People’s Bank of China, announced that the bank reserve ratio would rise half a percentage point to 15.5% in an effort to reduce inflation pressures hours after Premier Wen Jiabao highlighted inflation as a major concern for the government. China’s consumer price index growth rate reached 8.7% year over year in 2008.

We cannot assure you that growth of the Chinese economy will be steady, that inflation will be controllable or that any slowdown in the economy or uncontrolled inflation will not have a negative effect on our business. Several years ago, the Chinese economy experienced deflation, which may recur in the future. More recently, the Chinese government announced its intention to continuously use macroeconomic tools and regulations to slow the rate of growth of the Chinese economy, the results of which are difficult to predict. Adverse changes in the Chinese economy will likely impact the financial performance of a variety of industries in China that use or would be candidates to use our services.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices, which would severely disrupt Shandong Jiajia’s operations,
•	the sickness or death of our key officers and employees, or
•	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct our operations as they are presently conducted. If we were unable to continue our operations as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

Because all of our revenues are in the form of RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

CHINESE LAWS AND REGULATIONS GOVERNING OUR BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH CHINESE LAWS AND REGULATIONS MAY HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.

China’s legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents unlike the common law system prevalent in the United States. There are substantial uncertainties regarding the interpretation and application of Chinese laws and regulations, including but not limited to the laws and regulations governing the enforcement and performance of contractual arrangements with customers in the event a dispute, as well as the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Chinese laws or regulations may have on our businesses. If the relevant authorities find us in violation of Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation: levying fines; revoking our business and other licenses; requiring that we restructure our ownership or operations; and requiring that we discontinue any portion or all of our business.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

China's regulations and policies with respect to foreign investments are evolving with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. Any inability to enforce legal rights we may have under our contracts or otherwise could be limited which could result in a loss of revenue in future periods which would impact our ability to continue as a going concern.

RISKS RELATED TO HOLDING OUR SECURITIES

THE EXERCISE OF OUTSTANDING WARRANTS AND THE POSSIBLE CONVERSION OF OUR SERIES B CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

At October 8, 2009 we had 34,508,203 shares of our common stock issued and outstanding and the following securities, which are convertible or exercisable into additional shares of our common stock, were outstanding:

•	4,500,000 shares of our common stock issuable upon the possible conversion of 450,000 shares of Series B Convertible Preferred Stock which we are presently issued and outstanding; and
•	33,558,500 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.30 per share to $52.00 per share.

The Series B Convertible Preferred Stock is convertible at the option of the holder at any time.  Assuming we do not issue any additional shares of our common stock, the issuance of the shares of common stock underlying the Series B Convertible Preferred Stock will increase our issued and outstanding by approximately 13%.  In the event of the exercise of the warrants , the number of our outstanding common stock will increase by almost 100% and will have a dilutive effect on our existing shareholders.  In addition, because warrants to purchase an aggregate of 31,558,500 shares of our common stock are exercisable on a cashless basis, if the cashless exercise feature was to be used by the holder, while we would issue a fewer number of shares of common stock we would not receive any proceeds for these issuances.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted a Code of Business Conduct and Ethics, none of the members of our board of directors are considered independent directors and we have not adopted corporate governance measures such as an audit or other independent committees of our board of directors. It is possible that if we were to expand our board of directors to include independent director and adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  However, because our current board of directors is comprised of our executive officers, subject to their fiduciary duty obligations these individuals have the ability to make decisions regarding their compensation packages, transactions with related parties and corporate actions that could involve conflicts of interest.  Prospective investors should bear in mind our current lack of independent directors and corporate governance measures in formulating their investment decisions.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

As the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

Securities and Exchange Commission regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our common stock in the secondary market because few broker or dealers are likely to undertake these compliance activities.  Purchasers of our common stock may find it difficult to resell the shares in the secondary market.

CERTAIN OF OUR OUTSTANDING WARRANTS CONTAIN CASHLESS EXERCISE PROVISIONS WHICH MEANS WE WILL NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

The Class A warrants and Class B warrants issued in our 2008 Unit Offering and for which the underlying shares of common stock are included in the registration statement of which this prospectus is a part contain a cashless exercise provision. At any time after the required effective date of the registration statement the warrants are exercisable on a cashless basis if on the exercise date the shares of common stock issuable upon the exercise of the warrants are not covered by an effective registration statement. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. The utilization of this cashless exercise feature will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

OUR COMMON STOCK IS THINLY TRADED.  IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder.  Because the market for our common shares is thinly traded, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock and purchasers of our common stock may never be able to resell the shares for the original purchase price.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	risks from Securities and Exchange Commission litigation;
•	risks from liquidated damages related to warrants sold in our 2008 Unit Offering;
•	risks associated with our failure to timely register the shares underlying the warrants sold in the 2008 Unit Offering;
•	the loss of the services of any of our executive officers or the loss of services of any of our employees responsible for the management, sales, marketing and operations efforts of our subsidiaries;
•	our ability to successfully transition the internal operations of our subsidiary as a privately held Chinese company to a subsidiary of a publicly-held U.S. company;
•	continuing material weaknesses in our disclosure controls and procedures and internal control over financial reporting which may lead to additional restatements of our financial statements,
•
the lack of various legal protections customary in certain agreements to which we are party and which are material to our operations which are customarily contained in similar contracts prepared in the United States;

•	intense competition in the freight forwarding and logistics industries;
•	the impact of economic downturn in the PRC on our revenues from our operations in the PRC;
•
our lack of significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB, which will make it more difficult for you to sell your securities;

•	the impact of changes in the political and economic policies and reforms of the Chinese government; fluctuations in the exchange rate between the U.S. dollars and Chinese Renminbi;
•	the limitation on our ability to receive and use our revenue effectively as a result of restrictions on currency exchange in China;
•	the impact of changes to the tax structure in the PRC;
•	our inability to enforce our legal rights in China due to policies regarding the regulation of foreign investments; and
•
the existence of extended payment terms which are customary in China; uncertainties related to PRC regulations relating to acquisitions of PRC companies by foreign entities that could restrict or limit our ability to operate, and could negatively affect our acquisition strategy.

  Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB under the symbol CHLO. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2006
First quarter ended March 31, 2006	$12.00	$8.00
Second quarter ended June 30, 2006	$8.80	$4.80
Third quarter ended September 30, 2006	$7.60	$4.40
Fourth quarter ended December 31, 2006	$4.80	$2.40

2007
First quarter ended March 31, 2007	$6.80	$2.40
Second quarter ended June 30, 2007	$3.60	$1.60
Third quarter ended September 30, 2007	$2.80	$0.80
Fourth quarter ended December 31, 2007	$2.00	$0.40

2008
First quarter ended March 31, 2008	$1.20	$0.40
Second quarter ended June 30, 2008	$1.05	$0.50
Third quarter ended September 30, 2008	$0.65	$0.35
Fourth quarter ended December 31, 2008	$0.62	$0.10

2009
First quarter ended March 31, 2009	$0.19	$0.05
Second quarter ended June 30, 2009	$0.12	$0.04
Third quarter ended September 30, 2009	$0.11	$0.055

On October 7, 2009 , the last sale price of our common stock as reported on the OTCBB was $0.08 .  As of October 8, 2009 , there were approximately 250 record owners of our common stock.

Dividend Policy

Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. We have never paid cash dividends on our common stock and it is highly unlikely that we will pay dividends in the foreseeable future.

Under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Finally, under the terms of the Subscription Agreement for the 2008 Unit Offering, we are prohibited from paying dividends on our common stock until the earlier of two years from the closing date of the offering or the date on which all shares of common stock sold in the offering have been resold.

CAPITALIZATION

The following table sets forth our capitalization as of June 30 , 2009.  The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

June 30 , 2009
(unaudited)
Long term liabilities	$0
Preferred stock, $0.001 par value, 10,000,000 shares authorized:
Series A Convertible Preferred Stock, 1,000,000 shares authorized , no shares issued and outstanding	0
Series B Convertible Preferred Stock, 1,295,000 shares authorized , 450,000 shares issued and outstanding	450
Common stock, $0.001 par value, 500,000,000 shares authorized, 34,508,203 shares issued and outstanding	34,508
Additional paid-in capital	19,229,513
Accumulated retained deficit	(18,331,724)
Accumulated other comprehensive loss	(183,697)
Total China Logistics Group, Inc. shareholders' equity	$749,050
Noncontrolling interest	726,626
Total equity	$1,475,676
Total capitalization	$1,475,676

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares of common stock by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants, if exercised on a cash basis, will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of the warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised on a cash basis, if at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS
AND RESULTS OF OPERATIONS

Overview

Beginning in 2003, we sought to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line and provide products and services in the converging digital media on demand, enhanced home entertainment and emerging interactive consumer electronics markets. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources. We did not report any revenues from our historical operations during 2007. In the fourth quarter of 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value.

On December 31, 2007 we acquired a 51% interest in Shandong Jiajia. Established in November 1999, Shandong Jiajia is a non-asset based international freight forwarder and logistics manager located in the PRC, in a capital transaction, implemented through a reverse acquisition.

Following this transaction, the business and operations of Shandong Jiajia represent all of our operations. We used a substantial portion of the proceeds from the 2008 Unit Offering to provide the required funds to satisfy the financial commitments related to the Shandong Jiajia acquisition. Our business focus is on expanding the business and operations of Shandong Jiajia.

Shandong Jiajia is seeking to develop new business opportunities by utilizing new shipping routes and expanding its scope of services to provide a full suite of comprehensive logistics management solutions. We believe that as we expand Shandong Jiajia’s logistics management solutions business and gain market share it will be able to obtain more container space thereby increasing potential revenues and improving margins . We also believe that if we are able to ship a larger volume of products, we will be able to negotiate a more favorable rate from our vendors and suppliers and ultimately improve our profit margins.  In expanding Shandong Jiajia’s operations, we face the challenges of:

•	a struggling global economy,
•	effective consolidation of resources among relatively independent affiliates;
•	maintaining the balance between the collection of accounts receivable and the extension of longer credit terms offered to our current and prospective clients in an effort to boost sales;
•	our ability to effectively handle the increases in costs due to lower shipping volumes as a result of a weak demand for import and exports in the PRC.

         Our revenues for the three and six months ended June 30, 2009 declined substantially from the comparable periods in 2008 as a result of the global economic slowdown which has resulted in a decrease in exports from the PRC to other countries. During the remainder of 2009 and beyond, we face a number of challenges in growing our business as a result of this economic slowdown. We cannot predict when global economic conditions will improve and exports from China will begin to reach 2008 levels. Until such time, we anticipate continued weak demand within our shipping business which will translate to lower revenues than comparable 2008 periods and reduced margins.

Certain effects of the accounting treatment for the Shandong Jiajia acquisition on our 2007 income statement

As set forth above, the transaction with Shandong Jiajia was treated as a recapitalization .  While we were the legal survivor for accounting purposes Shandong Jiajia was the accounting acquirer.  Because we were a shell company at the time of the acquisition, under generally accepted accounting principles (GAAP) no goodwill or other intangibles were recognized in the costs.  These costs included the fair value of our securities issued to third parties as compensation for consulting services rendered in connection with the acquisition which totaled $10,418,000.  Please see Note 10 - Reverse Acquisition to our financial statements for the years ended December 31, 2008 and 2007 appearing elsewhere in this prospectus for a more detailed discussion of the accounting treatment.

Results of Operations

We are on a calendar year.  The year ended December 31, 2008 is referred to as “2008” and the year ended December 31, 2007 is referred to as “2007”.

Three and six months ended June 30, 2009 as compared to the three and six months ended June 30, 2008

We have witnessed a severe downturn in the demand for shipping services since the latter half of 2008 due to the continued weakness in the global economy and the effects on demand for Chinese sourced raw materials and finished goods.  Current shipping volume has, however, increased over the first quarter of 2009 and show signs of recovery.  While we have taken, and will continue to take, steps to minimize the negative financial impact of reduced shipping volumes, we are unable to predict when demand for our services will increase to the levels previously achieved.  The following tables provide certain comparative information based on our consolidated results of operations for the three and six months ended June 30, 2009 as compared to the three and six months ended June 30, 2008:

	Three months ended June 30,
	2009	2008	$ Change	% Change
		Restated
Sales	$4,607,989	$8,018,987	$(3,410,998)	-43%
Cost of Sales	4,293,127	7,562,001	(3,268,874)	-43%
Gross Profit	314,862	456,986	(142,124)	-31%
Total Operating Expenses	206,615	127,814	78,801	62%
Income (Loss) from Operations	108,247	329,172	(220,925)	-67%
Total Other Income	35,747	(84,590)	120,337	-142%
Net Income (Loss) attributable to China Logistics Group, Inc.	$65,010	$42,901	$22,019	52%

	Six months ended June 30,
	2009	2008	$ Change	% Change
		Restated
Sales	$7,806,561	$14,792,200	$(6,985,639)	-47%
Cost of Sales	7,582,716	14,077,731	(6,495,015)	-46%
Gross Profit	223,845	714,469	(490,624)	-69%
Total Operating Expenses	526,617	34,266	492,351	1437%
Income (Loss) from Operations	(302,772)	680,203	(982,975)	-145%
Total Other Income	36,770	(100,295)	137,065	-137%
Net Income (Loss) attributable to China Logistics Group, Inc.	$(202,233)	$143,027	$(345,260)	-241%

Other Key Indicators

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Cost of sales as a percentage of sales	93%	94%	97%	95%
Gross profit margin	7%	6%	3%	5%
Total operating expenses (income) as a percentage of gross profit	66%	28%	235%	5%

Sales

Sales for the second quarter of 2009 decreased approximately 43% compared to the second quarter of 2008 and approximately 47% for the six months ended June 30, 2009 from the comparable period in 2008.  This sharp decline continues a trend which began during the latter half of 2008.  Sales in the first half of 2008 were increasing, primarily due to a planned expansion of services made possible through the input of capital from our 2008 Unit Offering completed in April 2008.  Revenues peaked in the second quarter of 2008 at approximately $13 million.  The fourth quarter of 2008 showed a sharp decline in revenues to approximately $7.8 million, representing a 27%, quarter-over-quarter decline compared to the third quarter of 2008.  These declines are a result of a reduction in demand for transportation services due to a reduction in demand for Chinese sourced raw materials and finished goods in light of the weak global economy.

Cost of sales and gross profit

During the second quarter of 2009, our cost of sales as a percentage of our revenues decreased by approximately 1% from the second quarter of 2008, while we experienced an increase of approximately 2% for the six months ended June 30, 2009 over the comparable period in 2008. This slight year to date increase was primarily due to higher shipping costs as a percentage of related revenue due to lower shipping volumes.

While we are essentially a service organization, not dependent on capital intensive assets, sharp declines in revenues significantly impact our margins.  Efforts to cut costs as a percentage of revenues by obtaining efficiencies through economies of scale have been hampered by the significant reduction in revenues and increased costs of shipping lower quantities over which we have no control.  We are continuing to explore ways to reduce costs that we have control over where possible and believe these steps will improve or minimize the decline in our gross margins.

Total operating expenses

Total operating expenses during the second quarter of 2009 increased approximately 62% over the second quarter of 2008, compared to an increase of approximately 144% for the first six months ended 2009 over the first six months in 2008.  Included in the increase in total operating expenses during the 2009 periods were increases of approximately 40% and 21%, respectively, in selling, general and administrative expenses from the comparable periods in 2008.  Increases in selling, general and administrative expenses in the 2009 periods include increased legal and professional fees associated with both the registration statement of which this prospectus is a part and the restatement of prior period financial statements as well as increases in compensation paid to our employees.  This increase was also impacted by the opening of our new sales office in Lianyungang which expenses were not included in comparable periods in 2008.

In addition, our operating expenses during the six months ended June 30, 2008 were impacted by a bad debt recovery of $401,743.  The recovery of bad debt recognized in the first quarter 2008 reflected an adjustment in our estimate of bad debt expense reflected in the allowance account. This credit did not stem from the recovery of a previously written-off account or accounts.  It had been our policy to reserve for bad debt expense based principally on the age of our receivables. Experience proved we had over reserved and an adjustment was indicated. The adjustment was not repeated in the 2009 periods.

Total other income (expenses)

We reported total other income in the second quarter and first six months of 2009 which reflects a non-cash realized gain on foreign currency exchange, net of interest expense, as compared to total other expenses in the second quarter and first six months of 2008 which is primarily attributable to a one-time non-operating bad debt expense associated with an amount that was initially recorded as a receivable from Mr. Aubel, a related party, that was subsequently deemed uncollectable and, based on the non-recurring and non-operating nature of the charge, was disclosed as “other expense” rather than a charge to operating expenses.

Year ended December 31, 2008 as compared to the year ended December 31, 2007

        The following table provides certain comparative information based on our consolidated results of operations for the year ended December 31, 2008 as compared to the year ended December 31, 2007 (restated):

	Year ended December 31,		$ Change	% Change
	2008	2007
	(restated)	(restated)
Sales	$35,561,833	$35,298,453	263,330	* %
Cost of sales	34,552,938	34,036,196	1,516,742	4.5%
Gross profit	1,008,895	1,262,257	(253,362)	(20.1)%
Total operating expenses	1,003,330	678,177	325,153	47.9%
Operating income	5,565	584,080	(578,515)	(99.0)%
Total other income (expenses)	(1,666,094)	13,575	(1,679,669)	(1,237)%
Net income (loss)	$(2,086,618)	$275,630	(2,362,248)	(857)%
Comprehensive income (loss)	$(2,047,723)	$46,654	(2,094,377)	(449)%

*      represents less than 1%

Other Key Indicators

	Year ended December 31,
	2008	2007
	(restated)	(restated)
Cost of sales as a percentage of sales	97%	96%
Gross profit margin	3%	4%
Total operating expenses as a percentage of gross profit	99%	54%

Sales

         Our sales for 2008 remained relatively consistently with the prior year, increasing approximately 1%.  However, sales for the fourth quarter of 2008, totaling $7,808,374, decreased approximately 27% from the fourth quarter of 2007.  This decrease reflects the overall decline in demand for our transport services which we believe is due to the overall global economic slowdown with the corresponding reduction in demand for Chinese sourced raw materials and finished goods.

Cost of sales

         As set forth above, our cost of sales represents the cost of the cargo space we obtain for our customers.  Cost of sales as a percentage increased approximately 1% in 2008 as compared to 2007.  This increase is related to small increases in the price of cargo space and the impact of unused reserved cargo space triggered by a lower demand for our services the initially anticipated.

Total operating expenses

         Total operating expenses increased approximately 48% in 2008 from 2007.  This increase is primarily due to approximately $540,000 of general and administrative expenses related to the parent company.  These expenses were not included in the prior year pursuant to the accounting treatment accorded the reverse merger and recapitalization at December 31, 2007.  In addition, we incurred professional fees to respond to a complaint filed by the Securities and Exchange Commission against us and Messrs. Harrell and Aubel which related to events which occurred prior to our acquisition of 51% of Shandong Jiajia and the change in our management.

While operating expenses increased in total, operating expenses as a percentage of sales for Shandong Jiajia decreased to 1% during 2008 from 2% during 2007.  This decrease is primarily attributable to increased efficiencies in the operating structure of Shandong Jiajia on an annualized basis.  Additionally, during 2008 we recognized one-time recovery of bad debt of approximately $400,000 for which there was no comparable gain in 2007.  If we had not recovered this amount, our operating expenses would have increased approximately $725,000 or 10%.

Total other income

         Total other income, which is comprised of interest income and expense, realized currency exchange gains and losses, and bank fees, increased sharply in 2008 over the prior year.  The increase in expense was due to the recognition of approximately $86,000 in bad debt from Mr. David Aubel deemed uncollectible and the recognition of $1,597,000 of registration rights penalties related to our 2008 Unit Offering.

Other comprehensive income (loss) and comprehensive income (loss)

As described elsewhere herein, our functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and can have a significant effect on our financial statements.  For 2008 we reported a gain on foreign currency translations of $38,895 as compared to a loss of $228,976 in 2007.  As a result of these non-cash (losses) gains, we reported a comprehensive loss of $2,047,723 in 2008 as compared to comprehensive income of $46,654 for 2007.

Liquidity and capital resources

Liquidity is the ability of a company to generate funds to support our current and future operations, satisfy our obligations and otherwise operate on an ongoing basis.

At June 30, 2009, we had working capital of approximately $1.4 million as compared to approximately $1.7 million at December 31, 2008.  This decline of approximately 15% was due primarily to operational loses between the periods.^

The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our losses and cash used in operations.

While in April 2008, we raised approximately $3,360,000 in net proceeds from our 2008 Unit Offering, approximately $2,000,000 was utilized to satisfy our commitments to Shandong Jiajia, approximately $140,000 was used to reduce certain payables and we advanced Shandong Jiajia an additional $500,000 for working capital.  In addition, we have recognized a liability in the amount of $1,597,000 representing the maximum registration rights penalty due under the terms of the 2008 Unit Offering and we may be subject to potential disgorgement and prejudgment interest in connection with the Securities and Exchange Commission’s September 24, 2008 complaint filed against us and Mr. Harrell and Mr. Aubel as earlier in this prospectus under “Our Business - Legal Proceedings.”

         From time to time we borrow funds from, and lend funds to, related parties as described later in this section.  For the six months ended June 30, 2009, the repayments of these advances from related parties, net of funds advanced to us, has resulted in a decrease of approximately $75,000 in our working capital.  Because we believe our current level of working capital and cash generated from operations may not be sufficient to meet these cash requirements and potential obligations during the balance of 2009 we have taken certain actions to resolve our potential liquidity deficiency.  As described earlier in this section, as result of the weak global economy, the demand for exported Chinese products has also declined, resulting in a significant drop in the demand for our freight and transport services.  In response to the sharp decline in our revenues, we have reduced the controllable portions of our cost of sales where possible.  These efforts have resulted in a positive gross profit for the second quarter of 2009.   While there can be no assurances, we believe our cost reduction program will continue to have the desired results and should return our company to a positive cash flow position, even at the reduced revenue levels.

If our cost reduction efforts related to our cost of sales do not continue to be successful to a level which enables us to generate sufficient cash flows from operations to fund our needs we may need to raise additional working capital.  We do not have any commitments for any additional capital and both the terms of our 2008 Unit Offering which contain certain restrictive covenants and the overall softness of the capital markets could hinder our efforts. In that event, it would be necessary for us to take additional steps to further reduce our operating expenses including personnel reductions and the possible consolidation of our offices.   We believe this cost containment approach is a viable response to the current market conditions and, coupled with our cash on-hand, should allow us to maintain our operations for the foreseeable future.

Net cash used in operating activities in the first half of 2009 totaled $844,463 compared to $1.3 million for the comparable period in 2008.  In the 2009 period cash used in operations was mainly due to our net loss of $202,233, an increase in our accounts receivable of $502,824, an increase in prepaid expenses and other current assets of $136,762, and an increase in advances to vendors of $134,513. These increases were partially offset by an increase in our other accruals and current liabilities of $260,601 and an increase in our accounts payable of $57,614.  Net cash used in operating activities in the 2008 period was mainly comprised of $2.7 million decrease in our accounts payable, and an increase in prepaid expenses of $639,239. These were partially offset by our net income of $143,027, a decrease in accounts receivable of $1.2 million, and an increase in advances from customers of $926,775.

Net cash used in operating activities totaled $1,643,461 for the year ended December 31, 2008 as compared to cash provided of $691,569 for the year ended December 31, 2007.  This overall increase in cash used by operating activities is primarily attributable to a reduction of accounts payable. The largest sources of cash include $723,098 from customer cash receipts from account receivable, $449,848 from customer receipts from advances from customers; and $1,458,488 non-cash adjustments to net income.  These sources of cash were offset primarily by a decrease of $1,856,023 in accounts payable, and a decrease of $338,148 in accruals and current liabilities.

Net cash used in investing activities during the first half of 2009 in the amount of $286,652 resulted primarily from the net effect of $418,062 in advances to related parties partially offset by $131,410 in repayments of advances to related parties, a short term loan in the amount of $1,614,000 that was made and then repaid, compared to cash used in the first half of 2008 for capital expenditures of $5,824.  On March 31, 2009 we lent $1,614,000 to Shanghai Yudong Logistics Co., Ltd., a strategic partner that is not an affiliate of our company. This unsecured loan was lent on a 21-day term bearing no interest and was timely repaid in April 2009.

Net cash used in investing activities for the year ended December 31, 2008 decreased $389,200 from the comparable period in 2007.  This decrease is primarily due to the decrease in advances to related parties.  In both periods funds used for capital expenditures related to addition s of property and equipment.

Net cash provided by financing activities for first six months of 2009 was comprised of advances from related parties, partially offset by repayment of amounts due to related parties. In the 2008 period cash provided by financing activities included proceeds from our 2008 Unit Offering together with proceeds from related party convertible notes and shareholder loans, net of repayments of related party advances.  The decline in net cash provided by financing activities for the six months ended June 30 2009 from the comparable period in 2008 is primarily attributable to an absence of third party fund raising attributable to our 2008 Unit Offering that occurred in the 2008 period.

Net cash provided by financing activities for the year ended December 31, 2008 was primarily attributable to proceeds from our 2008 Unit Offering, net of expenses.  During the comparable prior periods, proceeds from financing activities was attributable to loans made to us by a principal shareholder, Mr. David Aubel, which such amounts were satisfied in full during the 2008 period through the issuance of 2,864,606 shares of our common stock as described elsewhere herein.

We maintain cash balances in the United States and China. At June 30 , 2009 and December 31, 2008, our cash by geographic area was as follows:

	June 30, 2009		December 31, 2008
United States	$6,409	1%	$201,605	6%
China	2,389,060	99%	2,954,757	94%
	$2,395,469	100%	$3,156,362	100%

In future periods we anticipate a substantial portion of our cash balances will continue to be held in the form of RMB held in bank accounts at financial institutions located in the PRC.  Cash held in banks in the PRC is not insured.  While the Chinese government introduced regulations which relaxed restrictions on the conversion of the RMB, restrictions still remain, including but not limited to, restrictions on foreign invested entities.  Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges.  Furthermore, the conversion of RMB for capital account items, including direct investments and loans, is subject to PRC government approval.  Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items.  We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions. Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

The following tables provide certain comparative information based on our consolidated balance sheets at  June 30 , 2009 as compared to December 31, 2008:

	June 30, 2009	December 31, 2008	Increase/ Decrease	% Change
	(unaudited)	(restated)
Cash	$2,395,469	$3,156,362	$(760,893)	-24%
Accounts receivable, net	3,240,638	2,739,173	501,465	18%
Advance to vendors	134,513	-	134,513	100%
Other Receivables	446,374	298,442	147,943	50%
Due from related parties	805,085	518,433	286,652	55%
Prepayments and other current assets	18,340	29,510	(11,170)	-38%
Total current assets	$7,040,419	$6,741,920	$298,499	4%

Accounts payable - trade	$1,810,476	1,752,862	57,614	3%
Other accruals and current liabilities	407,554	146,953	260,601	178%
Advances from customers	1,035,847	1,133,283	(97,436)	-9%
Accrued registration rights penalty	1,597,000	1,597,000	-	100%
Due to related parties	740,466	378,697	361,769	96%
Foreign tax payable	9,567	34,898	(25,331)	73%
Total current liabilities	$5,600,910	$5,043,693	$557,217	11%

Total current assets increased 4% at June 30, 2009 from December 31, 2008 primarily due to an increase in other receivables, net accounts receivable and due from related parties which reflected slower pay cycles from our customers and strategic partners, partially offset by our 24% decrease in cash. Other receivables at June 30, 2009 were primarily comprised of approximately $296,670 that was advanced to three customers for working capital purposes, approximately $73,045 due under a short-term non-interest loan to the manager of one of our branch offices, $38,716 reflecting a deposit we made as required by a Chinese court for potential payment to a former customer in the event we are unsuccessful in a lawsuit we filed against our former customer for collection of amounts owed to us and $59,890 in deferred expenses. Since 2007 from time to time Shandong Jiajia has lent funds to customers who are not related parties for working capital.  Generally, the loans are short term demand notes which are unsecured and non-interest bearing.  The decision to make these loans is made by our either Mr. Chen or Mr. Liu, subject to the availability of sufficient capital.  We have not established a reserve for these loans as historically all such loans have been repaid on a timely basis.

Total current liabilities increased 11% at June 30, 2009 from December 31, 2008 primarily due to an increase in our trade accounts payable, other accruals and current liabilities and due to related parties as further described below, partially offset by a decrease in advances from customers and foreign tax payable.  Other accruals and current liabilities at June 30, 2009 were comprised of $331,462 payable upon demand, non-interest bearing advances from unrelated parties for working capital purposes, $45,850 accrued salaries, and $30,242 accruals of operating expenses.

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  We provide transportation services, generally under contract, by third parties with whom we have contracted these services.

Typically we recognize revenue in connection with our freight forwarding service when the payment terms are as follows:

•	when the cargo departs the shipper's destination if the trade pricing term is on a CIF (cost, insurance and freight) or CFR (cost and freight cost) basis;
•	when the cargo departs the shipper’s location when the trade pricing terms are CFR (cost and freight cost); or
•	when merchandise arrives at the destination port if the trade pricing term is on a FOB (free on board) basis.
•	our ability to effectively handle the increases in costs due to lower shipping volumes as a result of a weak demand for import and exports in the PRC.

In March 20, 2008 under the terms of our agreement with Shandong Jiajia:

•	we satisfied $448,985 of accrued compensation due our then president and CEO, Mr. Jeffrey Harrell, through the issuance of 581,247 shares of our common stock, and
•	we converted a $2,521,380 note payable due a principal shareholder of our company, Mr. David Aubel, into 2,864,606 shares of our common stock.

These transactions had the effect of reducing our liabilities at June 30, 2008 as compared to December 31, 2007.

Due from/to Related Parties

From time to time we have advanced funds to related parties for working capital purposes.  Due from related parties increased approximately 55% at June 30, 2009 from December 31, 2008.  At June 30, 2009 due from related parties included the following:

•
$387,023 due us from Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia, a decrease of approximately $131,000 from December 31, 2008.  The loan which was provided in 2005 is unsecured, non-interest bearing and payable on demand, and

•
$418,062 due us from Tianjin Sincere Logistics Co., Ltd. (“Tianjin Sincere”), a company of which Mr. Bin Liu, the manager of our Tianjin branch, is a 90% owner, as compared to $0 at December 31, 2008.  These advances was made during the second quarter of 2009, is unsecured and due on demand.

In addition, from time to time we obtain advances from related parties for working capital purposes.  These amounts are non-interest bearing and due on demand.  Due to related parties increased approximately 96% at June 30, 2009 from December 31, 2008.  At June 30, 2009 due to related parties included:

•	$109,024 owed to to Xiangfen Chen, general manager of our Xiamen branch, a decrease of approximately $144,000 from December 31, 2008,
•	$615,538 owed to Mr. Bin Liu, an increase of approximately $553,000 from December 31, 2008, and
•	$15,904 owed to Tianjin Sincere, a decrease of approximately $167,500 from December 31, 2008.

Commitments

The table below presents our commitments for our various office leases in the U.S. and China for the years ended December 31, 2009 and thereafter:

Period	Total
Period Ended December 31, 2009	$121,000
Period Ended December 31, 2010	48,000
Period Ended December 31, 2011	23,000
Period Ended December 31, 2012	23,000
Period Ended December 31, 2013	23,000
Thereafter	--
$238,000

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and stock based compensation, that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period.

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers and knowledge of our industry segment in Asia.  This evaluation process resulted in our recognizing a recovery of bad debt of $20,765 and $401,743, respectively , for the three and six months ended June 30, 2 009 and $330,439 for the year ended December 31, 2008.  This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.  However, we are aware that given the current global economic situation, including that of China, meaningful time horizons may change.  We intend to enhance our focus on the evaluation of our customers’ sustainability and adjust our estimates as may be indicted.

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation.  Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations.  These assumptions and estimates have been materially accurate in the past and are not expected to materially change in the future.  Actual results could differ from these estimates.

Recent Accounting Pronouncements

In June 2009 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting, or SFAS 168. SFAS 168 represents the last numbered standard to be issued by FASB under the old (pre-Codification) numbering system, and amends the GAAP hierarchy established under SFAS 162. On July 1, 2009 the FASB launched FASB’s new Codification entitled The FASB Accounting Standards Codification, or FASB ASC.  The Codification will supersede all existing non-SEC accounting and reporting standards. SFAS 168 is effective in the first interim and annual periods ending after September 15, 2009.  This pronouncement will have no effect on our consolidated financial statements upon adoption other than current references to GAAP which will be replaced with references to the applicable codification paragraphs.

In May 2009 the FASB issued SFAS No. 165, Subsequent Events, or SFAS 165. SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether the date represents the date the financial statements were issued or were available to be issued.  SFAS 165 is effective in the first interim period ending after June 15, 2009.  We expect SFAS 165 will have an impact on disclosures in our consolidated financial statements, but the nature and magnitude of the specific effects will depend upon the nature, terms and value of the any subsequent events occurring after adoption.

In May 2008, the FASB issued APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”) ".  FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  We adopted FSP APB 14-1 beginning in the first quarter of fiscal 2009.  We have evaluated the requirements of APB 14-1 and it had no impact on the preparation of  our consolidated statements as of June 30, 2009.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We have evaluated the requirements of SFAS 161 and it had no impact on the preparation of our consolidated financial statements as of June 30, 2009.

In December 2007, the FASB also issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements ". This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. Early adoption is prohibited.  The Company has adopted SFAS No. 160 and the adoption has impacted the presentation of the financial statements to modify the classification of non-controlling interest as equity in the Consolidated Balance Sheets and require additional presentation on the Consolidated Statements of Operations and Consolidated Statements of Changes in (Deficit) Equity.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.   Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

OUR BUSINESS

Overview

Our subsidiary, Shandong Jiajia, was established in November 1999 and acts as an agent for international freight and shipping companies. Through this subsidiary, we sell cargo space and arrange international transportation via land, maritime, and air routes primarily for clients seeking to export goods from China. We are a non-asset based freight forwarder and we do not own any containers, trucks, aircraft or ships. We contract with companies owning these assets to provide transportation services required for shipping freight on behalf of our customers.

Shandong Jiajia’s headquarters are in Qingdao, China, and it has branches in Shanghai, Tianjin and Xiamen with an additional office in Lianyungang.  We coordinate with agents in North America, Europe, Australia, Asia, and Africa.  Approximately 60% of our revenues are generated from existing, repeat customers with the remaining 40% generated from new customers.  About half of our sales generated from new customers are derived from our own sales force and the other half is derived from third party agent referrals.

 Prior to our acquisition of Shandong Jiajia, our historical business model from 2003 to 2007 was to provide products and services in the home entertainment media-on-demand marketplace to produce and distribute interactive consumer electronics equipment to provide streaming digital media and video on demand (VOD) services. While we devoted significant time and resources to the development of our business model, we were not successful due in part to the significant competition in our target segment. Like many small public companies, we encountered significant difficulties in raising adequate capital and the professional fees associated with our reporting obligations under Federal securities laws continued to increase.

On December 31, 2007 we entered into a transaction with the owners of Shandong Jiajia, whereby we acquired a 51% interest in that entity in exchange for a combination of cash and equity.  For accounting purposes, the transaction, which is described in greater detail later in this prospectus under “History of our Company”, was treated as a reverse acquisition with Shandong Jiajia being the accounting acquirer and our company the legal survivor.  Shandong Jiajia’s operations now constitute all the operations of our company.  The decision to enter into the transaction with Shandong Jiajia was heavily influenced on its geographic location.  Our management believed a freight forwarder based in China would be in a position to take advantage of economic growth while our status as a U.S. public company could provide access to the capital markets for investment capital to expand its operations and enable it to compete more effectively.  There are no assurances, however, that these assumptions will prove correct.

The Chinese Freight Forwarding Industry

In China, the freight forwarding industry began to develop in the early 1980s following the China Reform policy. In 1983, Sinotrans Ltd. was the only international freight forwarder registered with the China Ministry of Foreign Trade and Economic Cooperation. By 2006, China had approximately 6,000 international freight forwarders registered with China Ministry of Commerce and approximately 30,000 unregistered freight forwarders operated by individuals or small businesses. The industry boom is attributed to increasing international trade and relaxed regulation by the Chinese government. China surpassed the United States as the world's second-largest exporter in the middle of 2006, according to figures released by the World Trade Organization.1 For the full year of 2007, the international trade reached $2,173.8 billion in 2007 an increase of 23.5% from 20062, which finished above the US in the 2007 totals. The value of exports was $1,218 billion, up by 25.7%, while that of imports went up by 20.8%  to reach $955.8 billion3. Since joining the WTO in 2002, China has enjoyed an annual increase rate above 20% for the successively six years4. In 2008, China remained as the world’s second biggest exporter5.

Our services

The typical freight forwarding service package provided by Shandong Jiajia includes goods reception, space reservation, transit shipment, consolidate traffic, storage, multimodal transport and large scale transport such as export of large mechanical equipment. We provide freight forwarding services for a wide variety of merchandise and we have experience in handling various types of freight such as refrigerated merchandise, hazardous merchandise and perishable agricultural products.

To accommodate our customers shipping needs, we can either facilitate the shipment of a full container or, if the shipment is less than a full container-load, we will co-load a customer's merchandise with other customers or freight forwarders to create a full container. Containers are in sizes of either 20 foot or 40 foot, each are used for ocean freight, and a 20 foot container can carry 17.5 metric tons of merchandise while a 40 foot container can carry 22 metric tons of merchandise. For full container loads, as part of its normal services we will deliver the empty container to a customer’s factory and the customer loads the merchandise. We then transport the container to the port of departure for customs clearance. Once the clearance is obtained, we load the containers on to the ship and issues the bill of lading and service invoice to our customer.

For shipment of less than full container loads merchandise which will be co-loaded with merchandise from other customers or freight forwarders, our customers may either request that the merchandise be picked up at its factory or deliver the merchandise directly to a warehouse in Shanghai. Upon receipt at the warehouse, we will store the merchandise until a sufficient quantity of other merchandise is received to fill the particular container. Generally, the merchandise is in storage for 30 days or less. An unrelated third party owns the warehouse and we pay for space on an as-used basis depending upon the size, quantity and duration. The cost is included in the amount charged the customer for the shipment. Thereafter, the procedure for completing the shipment is similar to that which is described above for full container load shipments from a customer.

We do not insure our customers' merchandise while it is in our possession. As part of our normal and customary terms we require our customers to purchase insurance coverage.

1  http://www.chinadaily.com.cn/china/2007-04/12/content_849420.htm

2  http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/

3  http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/

4  http://www.igovernment.in/site/china%E2%80%99s-gdp-growth-swings-up-by-114/

5  http://news/xinhuanet.com/english/2008-12/19/content_10528088.htm

Typically payment is delineated in the initial order. We will either collect payment for our services from:

•	the shipper when the merchandise departs if the trade pricing term is on a CIF (cost, insurance and freight) or CFR (cost and freight) basis, or
•	from the recipient when merchandise arrives at destination port if the trade pricing term is on a FOB (free on board) basis.

We are a designated agent of cargo carriers including Nippon Yusen Kaisha (NYK Line), P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, Regional Container Lines (RCL), and Compañía Sud Americana de Vapores (CSAV).  We are also a member in the China Cargo Alliance (CCA), an independent network of air and sea freight forwarders serving international trade of China. Currently CCA has 120 members including 80 overseas forwarders operating in 53 countries and 40 Chinese forwarders. In this alliance, all members are free to trade their services with peer members. Overseas agents forward orders to us for the services of handling and/or space purchase. If agents only request procedural handling, we usually charge $30 to $40 per order for service fee.

We generally receive 30 days terms from the airlines and shipping lines with which we transact business. For the shipping lines to North America, we enter into annual sales contracts with various shipping companies in order to ensure a sufficient amount of shipping and air cargo space is available at pre-determined prices. In these contracts, we are assigned a certain amount of cargo space but we are not required to either pre-purchase the cargo space or otherwise required to provide a deposit. The number of available spaces is determined based on negotiation between Shandong Jiajia and the shipping company. If we do not re-sell the cargo space, we would be required to pay a penalty, which is approximately $400 per container.  We usually reserve a relatively small amount of cargo space in order to avoid overbooking. Because of the long-term relationships with the various shipping companies we use, Shandong Jiajia, however, has never experienced any difficulties in obtaining sufficient cargo space to meet our customer’s needs.

We are committed to providing competitive pricing and efficient, reliable service to our customers. We believe that we have good relationships with our customers, major airlines, shipping lines and our network of overseas agents. Our sales persons are responsible for marketing our services to a diversified customer base and for establishing new customer relationships. We employ 25 full time sales persons.  These sales persons solicit business through a variety of means including personal visits, sales calls, and faxes.  Our customers sign annual or project-based contracts with us and the terms of the contract determine the merchandise, price, and delivery instructions. Sales persons are compensated with base salary and earn a sales commission based on net profit generated in excess of predetermined benchmarks. Sales persons are required to meet monthly profit benchmarks established by us, and the base salaries, profit benchmarks, and commission percentages paid to the sales persons vary across the our branches.

Customers, transaction currencies and credit terms

We generate revenues through sales to existing customers as well as new customers. Existing customers initiate historically approximately 60% of our revenues, 20% are to new customers generated by our sales persons, and the remaining 20% are referrals from third party agents. The focus of products shipped by our customers varies across the branches. In the Qingdao area, the major export is agricultural products to Australian-Zelanian line and Southeast Asia line. Clothing and electronics products to Europe and U.S. are the focus of Shanghai branch and the Xiamen branch carries daily merchandise and hardware products to Europe and Africa. The rate we charge our customers fluctuates with market prices. We may elect to lower the rates on the occasions that a particular order involves a large quantity of freight, the customers has a good credit rating, and/or the customer has a record of prompt payment.

We do not require a deposit to engage our services. Sales of our freight forwarding services are generally made on credit. Fees are denominated in RMB, the functional currency of the PRC, and shipping costs charged by the various shipping companies are denominated in U.S. dollars. Historically, our existing customers generally settle their accounts receivable within 30 days after they receive a commercial invoice. In the pricing terms of CIF and CFR, new customers are required to make the payment in order to obtain one original copy of bill of lading from us. The customer submits the bill of lading to the bank to settle the foreign exchange in its account. In FOB pricing term, we issue a delivery order to our agent at the port of destination.

Competition

We are one of approximately 6,000 registered cargo companies in China. Only registered companies can purchase cargo space and establish foreign currency accounts. There are also an estimated 30,000 unregistered forwarding companies and individual agents. These smaller competitors generally do not have the financial wherewithal to meet the minimum registered capital requirements to permit the formation as an independent international freight forwarding company. The industry is dominated by a few state-owned companies. Our primary competitors are state owned Tianjin Zhenhua Logistics Group Co., Ltd., foreign joint ventures Qingdao Ocean & Great Asia Transportation Co., Ltd., and Air Sea Transport, Inc. These competitors each have developed a service network nationwide and internationally and have proprietary warehouses and transportation departments.

While the requirement to register as a cargo company to obtain a business license in China was amended in 2004 to provide that approval from the Ministry of Commerce is no longer necessary, we believe our ability to market our company as a registered cargo company provides various competitive advantages. We have been operating since 1999 and we believe that our experience is a competitive advantage and serves as a benefit to exporters as well to shipping agencies seeking to sell cargo space.  We have developed stable shipping volume since 1999, which allows us to make a commitment to shipping agencies for cargo space, which in turn permits us to receive advantageous pricing.  It should be noted that in the fourth quarter of 2008, we witnessed a significant decrease in shipping volume due to the global economic slowdown which continued through the second quarter of 2009 .

A significant number of our competitors have more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial and marketing resources than we do. These competitors may also offer a more comprehensive package of freight forwarding services than Shandong Jiajia does, or may provide value added services such as customs brokerage, and distribution. For these and other reasons, our competitors' services may achieve greater acceptance in the marketplace than our company, limiting our ability to gain market share and customer loyalty and increase our revenues.

Government Regulation

We are required to comply with the Customs Law established by the People's Republic of China, which establishes regulations related to import/export of merchandise from or to China. The regulations define the criteria for the supervision of the transport of merchandise to and from China.

Previously, each year we were required to pass an annual inspection by the local government agency of foreign trade and commerce to maintain the qualification. Effective April 1, 2005 an annual inspection is no longer required for approval and an international freight forwarding company, such as Shandong Jiajia, is only required to file an annual renewal form with the local government agency of foreign trade and commerce. We completed the record registration in April 2008.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations and could cause our company to cease operations.

Employees

As of October 8, 2009 we had 118 full-time, salaried employees who are all located in China.  Our employees are organized into a union under the labor laws of China and receive labor insurance. These employees can bargain collectively with us. We believe we maintain good relations with our employees.

We are required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations.

History of our Company

We were incorporated in the State of Florida in March 1999 originally under the name ValuSALES, Inc. to create a single-source Internet solutions company providing internet and technology products and services to various sized customers.  We had no operations until July 1999 when we purchased assets consisting of property and equipment and inventory for an aggregate purchase price of $75,000.  In December 1999, we sold shares of our common stock and used the proceeds to acquire September Project II Corp., an inactive entity. For accounting purposes, the acquisition was treated as a capital transaction rather than a business combination. In conjunction therewith, we merged with September Project II Corp. with that entity as the surviving entity named ValuSALES.com, Inc. Following this transaction, we provided Internet and technology products and services for clients ranging from small to medium sized customers looking for a solution to develop and integrate a web site, advertising and marketing, technology products, and streaming video into their business. Our divisions included e-business solutions, marketing and advertising, streaming video technology, and Internet mortgage banking.  In November 2001 we changed our name to Video Without Boundaries, Inc.

Prior to the end of 2001 we began operating in only one segment.  During 2002 we discontinued our previous operations and began to reposition our company within the home entertainment media-on-demand marketplace to become a producer and distributor of interactive consumer electronic equipment to provide streaming digital media and video on demand (VOD) services.

On August 11, 2004 (with an effective date of June 1, 2004) we entered into a stock purchase agreement with Mr. James Joachimczyk, the sole shareholder of Graphics Distribution, Inc., a privately held company engaged in the business of selling and distributing electronic products. The principal terms of the agreement provided that we would acquire all of the issued and outstanding shares of Graphics Distribution, Inc. for a purchase price of $1,500,000 plus the issuance of 25,000 shares of our common stock.  Additional consideration included in this stock purchase agreement required our company to collateralize an existing line of credit in the amount of $2,500,000 as well as retain the services of the selling shareholder, pursuant to a consulting agreement dated August 11, 2004, for a term consistent with the fulfillment of the payment terms under the stock purchase agreement. At closing, we tendered our initial deposit of $350,000, but thereafter we defaulted on the remaining balance due and as well as the collateralization provision. In October, 2008, we obtained a general release from Mr. Joachimczyk and Graphics Distribution, Inc. releasing us from any and all liability and causes of action that Mr. Joachimczyk and Graphics Distribution, Inc. had or may have against us as of October 14, 2008.

In August 2006 we changed our name to MediaREADY, Inc. in an effort to provide better corporate branding for our company.

Earlier in 2007 we had engaged China Direct Investments, Inc. to provide introductions and advice to us at it related to general business activities, including mergers and acquisitions, business combinations and financial management.  China Direct Investments, Inc., a subsidiary of China Direct Industries, Inc. (NasdaqGM: CDII), provides consulting services to both Chinese entities seeking access to the U.S. capital markets and North American entities seeking business opportunities in the PRC.  As a result of the advisory services provided to our management, it determined to concentrate its focus on a potential business combination with a Chinese company as a means of benefiting from the continued economic expansion of the PRC in general and of businesses in various industries within that country.  In September 2007, we engaged Capital One Resource Co., Ltd., also a subsidiary China Direct Industries, Inc., to provide introductions and advice to us as it related to general business activities, including mergers and acquisitions, business combinations and financial management.

Shandong Jiajia was initially identified as a PRC based company in search of capital to expand its operations by Mr. Weidong Wang.  Mr. Wang, who had a business relationship with Dragon Venture (Shanghai) Capital Management Co., Ltd., brought the company to the attention of that entity that in turn brought it to the attention of Capital One Resource Co., Ltd.  Thereafter, China Direct Industries, Inc. assisted us with the negotiations with Messrs. Chen and Liu, the principals of Shandong Jiajia, and under the terms of a December 31, 2007 consulting agreement it agreed to provide translation services as well as advice on the restructure of our balance sheet, and coordinated the efforts of legal, accounting and auditing service providers related to the completion of the acquisition of Shandong Jiajia.  The definitive terms of the transaction were reached after negotiations by us with Messrs. Chen and Liu.  Messrs. Chen and Liu, who were unrelated parties to us prior to the transaction, are unrelated parties to both China Direct Industries, Inc. and Capital One Resource Co., Ltd.

On December 31, 2007 we entered into an acquisition agreement with Shandong Jiajia and its sole shareholders Messrs. Hui Liu and Wei Chen, pursuant to which we acquired a 51% interest in Shandong Jiajia. At closing, we issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of our Series A Convertible Preferred Stock and we agreed contribute $2,000,000 to increase the registered capital of Shandong Jiajia subject to:

•	the prior receipt of all regulatory approvals and licenses from the necessary governmental agencies in China related to this acquisition, and
•	the receipt of two years of audited financial statements of Shandong Jiajia together with the interim period for the nine months ended September 30, 2007.

Under the terms of an assumption agreement dated December 31, 2007 and as contemplated by the terms of the acquisition agreement for Shandong Jiajia, Mr. David Aubel, a principal shareholder of our company, agreed to personally assume liabilities in the aggregate amount of $1,987,895 which may result from a stock purchase agreement we entered into in August 2004 with Graphics Distribution, Inc.  Mr. Aubel’s agreement to assume this liability was the result of negotiations preceding the execution of the acquisition agreement for Shandong Jiajia as Messrs. Liu and Chen were unwilling to proceed with the transaction if the company remained exposed to the potential liability related to the Graphics Distribution, Inc. stock purchase agreement.  In addition the acquisition agreement contemplated that the accrued compensation and convertible note payable-related party included in our current liabilities at September 30, 2007 would be converted into shares of our common stock at conversion rates of $0.72 and $0.80 per share (post 1:40 reverse stock split).

At the time of the agreement we did not have sufficient authorized but unissued shares of our common stock to provide for the conversion of these liabilities, respectively, resulting in the issuance of approximately 3,445,853 shares of our common stock. Included in these liabilities which were to be converted was approximately $419,000 of accrued compensation due Mr. Jeffrey Harrell, our former CEO and President, and approximately $2,521,3 80 due to Mr. David Aubel under a convertible note and a loan. Effective on the close of business on March 11, 2008 we amended our articles of incorporation to increase our authorized capital which provided sufficient shares to permit these conversions.

As contemplated by the acquisition agreement for Shandong Jiajia, on March 20, 2008 we entered into a conversion agreement with Mr. V. Jeffrey Harrell, then our CEO and President, which converted $448,985 of accrued compensation due him into 581,247 shares of our common stock at an effective conversion price of $0.77245 per share.  In addition and as also contemplated by the terms of the acquisition agreement for Shandong Jiajia, on March 20, 2008 we entered into a conversion agreement with Mr. Aubel whereby he converted a $2,521,3 80 loan due him by us into 2,864,606 shares of our common stock at an effective conversion price of $0.88 per share.  The effective conversion price on the date we entered into the conversion agreements with Mr. Aubel was greater than the fair market value of our common stock on the date of the agreement which was $0.85 per share.  The variance resulted from a decline in the trading price of our common stock from December 31, 2007 when the conversion rates were informally agreed to with Mr. Aubel and the actual dates of conversion.

This number of shares issued to Mr. Aubel was established in the December 31, 2007 Shandong Jiajia acquisition agreement and was derived from the September 30, 2007 liability reflected on our books owed to Mr. Aubel in the amount of $2,291,685 divided by an agreed upon prior to the 1 for 40 reverse stock split price of $0.02 per share ($2,291,685/$0.02 per share/40 = 2,864,606 shares).

As of the settlement date in March 2008, Mr. Aubel was owed $2,521,379 by us, an increase in the amount owed from September 30, 2007 resulting from additional advances made by Mr. Aubel, reduced by the issuance of 250,000 shares during the interim period.  The final conversion price of Mr. Aubel’s note was $0.88 per share, resulting from the final note balance of $2,521,3 80 divided by an agreed upon fixed number of shares of 2,864,606 ($2,521,3 80 /2,864,606 =$0.88 per share).  The fair market value of our common stock on March 31, 2008 was $0.85 per share.  We are evaluating any rights we may have to seek damages against Mr. Aubel as a result of the uncertainty as to the validity of the amount of his note. See “Legal Proceedings” appearing later in this section.

In connection with the acquisition of Shandong Jiajia, we issued Capital One Resource Co., Ltd. 450,000 shares of Series B Convertible Preferred Stock valued at $3,780,000, and Mr. Weidong Wang 35,000 shares of Series B Preferred Stock valued at $294,000, as compensation for assistance in the transaction. In addition, we agreed to issue an aggregate of 352,500 shares of Series B Convertible Preferred Stock valued at $2,961,000 to Dragon Venture (Shanghai) Capital Management Co., Ltd. as finder's fees. Dragon Venture (Shanghai) Capital Management Co., Ltd. is a subsidiary of Dragon Capital Group Corp. (Pink Sheets: DRGV). Mr. Lawrence Wang, the CEO of Dragon Capital Group Corp., is the brother of Dr. James Wang, the CEO of China Direct Industries, Inc. China Direct Industries, Inc. owns approximately 20% of the issued and outstanding shares Dragon Capital Group Corp.  In January 2008 we amended the finder’s agreement with Dragon Venture (Shanghai) Capital Management Co., Ltd. to reduce the fee to 240,000 shares of Series B Convertible Preferred Stock which were valued at $2,016,000.  Finally, we were obligated to issue China Direct Industries, Inc. an additional 450,000 shares of our Series B Convertible Preferred Stock valued at $3,780,000 as compensation for its services under the terms of the December 31, 2007 consulting agreement which were to be issued prior to June 30, 2008.  These shares were issued in June 2008.

On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Convertible Preferred Stock with a fair value of $960,000 and three year purchase warrants to purchase an additional 2,000,000 shares of our common stock at an exercise price of $0.30 per share with a fair value of $480,000.  We agreed to pay Mr. Chen the additional consideration at his request because he believed that the purchase price we paid for our interest in Shandong Jiajia was more favorable to us.  At the time of the amendment, Mr. Chen, a minority owner of Shandong Jiajia and who now serves as our Chairman, CEO and President, was General Manager of Shandong Jiajia and his continued active involvement in its operations was crucial to the integration of Shandong Jiajia into our company.  We determined that it would be in our long-term best interests to agree to Mr. Chen’s request, particularly as the operations of Shandong Jiajia represented all of our business and operations following the transaction.

In order to facilitate the approval by the Chinese authorities of the acquisition of Shandong Jiajia, effective March 13, 2008 the parties further amended the acquisition agreement to provide that:

•
instead of contributing all $2,000,000 to Shandong Jiajia's registered capital, we agreed to contribute $1,040,816 to increase the registered capital and the remaining $959,184 will be made available to Shandong Jiajia for working capital purposes, and

•	the date by which Shandong Jiajia is required to satisfy various conditions to the delivery of such funds was extended to April 30, 2008.

On April 25, 2008 Shandong Jiajia received its Certificate of Approval from the Department of Foreign Trade and Economic Cooperation of the Shandong Province.  Thereafter, in April 2008 following the sale of the units described elsewhere herein, we used $2,000,000 of the proceeds from that offering to satisfy our capital commitment to Shandong Jiajia.

In March 2008 we changed our name to China Logistics Group, Inc.

Legal Proceedings

On September 24, 2008, the Securities and Exchange Commission filed a civil complaint in the U.S. District Court for the Southern District of Florida (Case No. 08-61517-CIV-GOLD MCALILEY) against Mr. V. Jeffrey Harrell, our former CEO and principal and financial accounting officer, Mr. David Aubel, previously our largest shareholder and formerly a consultant to us, and our company based upon the alleged improper conduct of Messrs. Harrell and Aubel that occurred at various times between in or about April 2003 and September 2006.  The Securities and Exchange Commission’s complaint alleges that Mr. Harrell filed annual and quarterly reports with the Securities and Exchange Commission that, among other things, materially overstated our revenues and assets and understated our net losses.  The complaint also alleges that Mr. Harrell falsely certified numerous annual and quarterly reports we filed with the Securities and Exchange Commission that he knew, or was severely reckless in not knowing, contained material misstatements and omissions.  The complaint further alleges that from November 2003 to September 2006, Mr. Harrell and Mr. Aubel issued a series of false and misleading press releases announcing our acquisition of another company, the availability of large credit facilities, and an international operating subsidiary. Taking advantage of our artificially inflated stock price, the complaint alleges that Mr. Aubel dumped millions of shares of our stock, acquired at steep discount from us, into the public market in transactions that were not registered under federal securities laws.  The complaint alleges that the conduct of Messrs. Harrell and Aubel and our company constituted violations of various sections of the Securities Act of 1933 and the Securities Exchange Act of 1934. The complaint seeks, among other things, to permanently enjoin the Messrs. Harrell and Aubel and us from engaging in the wrongful conduct alleged in the complaint, disgorgement, civil monetary penalties, and a penny stock bar against Mr. Aubel, civil monetary penalties, a penny stock bar, and an officer and director bar against Mr. Harrell and disgorgement against us.

Our current management had no knowledge of Messrs. Harrell and Aubel’s improper conduct as alleged in the complaint which relate to their actions prior to 2007 involving us when our company was known as Video Without Boundaries, Inc. In December 2007, control of our company, which at the time had changed our name to MediaREADY, Inc., was acquired by principals and other parties unrelated to Messrs. Harrell and Aubel in connection with the acquisition and financing of Shandong Jiajia. After the acquisition of a 51% interest in Shandong Jiajia, we changed our name to China Logistics Group, Inc. Messrs. Harrell and Aubel remain minority shareholders of our company.

We have been cooperating with the Securities and Exchange Commission in this proceeding and in February 2009 we entered into a consent to the entry of a Permanent Injunction and Other Relief to resolve the liability aspects of the complaint, despite our lack of knowledge of any wrong doing.  Once the Permanent Injunction is entered by the Court based on the terms of the consent, the Permanent Injunction will, among other things, permanently restrain and enjoin us from violation of Sections 5(a) and 5(c) of the Securities Act of 1933, 15 U.S.C. §§ 77e(a) and 77e(c); violations of Section 10(b) of the Securities Exchange Act of 1934, 15 U.S.C. § 78j(b), and Rule l0b-5 promulgated thereunder, 17 C.F.R. §240.l0b-5; violations of Section 13(a) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(a), and Rules 12b-20, 13a-l, and 13a-13 thereunder, 17 C.F.R. §§ 240.12b-20, 240.13a-l, and 240. 13a-13; and violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78m(b )(2)(A) and 8m(b)(2)(B). The consent also provides that the Court will determine whether it is appropriate to order disgorgement and, if so, the amount of the disgorgement.,

While we cannot predict the ultimate outcome of the issue of disgorgement and prejudgment interest, continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are evaluating filing a separate lawsuit against Messrs. Harrell and Aubel and other parties involved in the improper conduct alleged by the Securities and Exchange Commission for damages we suffered as a result of their conduct.  In addition, we are evaluating filing a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,380 which we redeemed for 2,864,606 shares of our common stock in March, 2008 pursuant to the terms of the December 2007 agreement we entered into to a acquire a 51% interest in Shandong Jiajia.

Properties

We lease approximately 7,000 square feet of office space from Mr. Chen, our Chairman and CEO, at 23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China  200011 which serves as our principal executive offices under a lease which expires May 31, 2010.  Under the terms of this lease we pay Mr. Chen RMB 25,000 (approximately $3,662) per month in rent and a monthly management fee of approximately RMB 11,719 (approximately $1,716) per month as a property management fee.  We are responsible for utilities associated with our offices.   We anticipate that we will renew this lease prior to its expiration.

We also maintain a U.S. representative office at 7300 Alondra Boulevard, Suite 108, Paramount, California 90723 for the purposes of marketing our services and facilitating communications with our customers, vendors and shareholders.  As part of a comprehensive, bundled service package, which also includes the shared use of staff who answer telephone inquiries together with all costs associated with voice and data communications, we lease 668 square feet of office space from an unrelated third party for a two-year term expiring April 30, 2010 at a monthly rate of $5,000.  Other than these contracted services provided to us we do not conduct any business from this U.S. office.  We have not determined if we will renew this arrangement when the current term expires.

Our China headquarters occupy approximately 1,776 square feet of leased office space in Qingdao, China, which is leased from an unrelated third party under a lease expiring on December 31, 2009. The annual rent is approximately $20,346 (RMB 150,562). We expect to renew this lease upon expiration upon similar terms.

We also rent various office spaces throughout China as set forth in the following table:

Location	Approximate Square Feet	Annual Rent	Additional Charges	Expiration of Lease
Shanghai Branch (1)	7,008	$43,700 (RMB 300,000	$20,440 (RMB 140,622)	May 31, 2010
Xiamen Branch, Xiamen City, Fujian Province (2)	1,026	$1,459 (RMB 10,800)	0	December 31, 2009
Lianyuangang office, Lianyuangang City, Jiangsu Province (3)	1,184	$4,054 (RMB 30,000)	0	March 15, 2010
Tianjin Branch, Tianjin City (4)	3,014	$21,962 (RMB 150,000)	0	May 31, 2013

(1)	We lease the offices for our Shanghai Branch from Mr. Wei Chen, our Chairman and CEO. The additional charges represent a monthly management fee paid to an unrelated third party.
(2)	We lease the offices for our Xiamen Branch from Mr. Xiangfen Chen, its General Manager.
(3)	We lease the offices for our Lianyuangang Branch from an unrelated third party.
(4)	We lease the offices for our Tianjin Branch from Mr. Bin Liu, its General Manager.

MANAGEMENT
Directors and Executive Officers

Name	Age	Positions

Wei Chen	39	Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer
Hui Liu	47	Director, Chief Executive Officer of Shandong Jiajia

Wei Chen.  Mr. Chen has been a member of our Board of Directors and Chief Executive Officer since June 2008, and he has served as Chairman of the Board, President, Secretary and Treasurer since July 2008.  Mr. Chen, a minority owner and co-founder of Shandong Jiajia, has been the General Manager of Shandong Jiajia’s Shanghai Branch since February 2002. Prior to joining Shandong Jiajia, Mr. Chen was a shipping department manager at the Shanghai Branch of Beijing Sunshine International Freight Co., Ltd. from October 1998 to February 2002.  Previously, Mr. Chen was the chief representative of Shanghai office, Mitrans International Shipping Co., Ltd. from June 1995 to October 1998.  Mr. Chen started his career as a sales representative at Asian Development International Transportation Corporation between September 1992 and May 1995.  Mr. Chen obtained a Bachelor’s Degree in International Shipping from Shanghai Maritime University in 1992.

Hui Liu.  Mr. Liu has been a member of our Board of Directors since July 2008.  Mr. Liu co-founded Shandong Jiajia in 1999 and is a minority owner of the company.  Since 1999 Mr. Liu has served as Chief Executive Officer of Shandong Jiajia.  From 1997 to 1999, Mr. Liu was the storage and delivery department manager at Shandong Jiajia Import and Export Corp., Ltd. and from 1989 to 1997 he managed customs declaration, inspection declaration, shipping arrangement, and bulk cargo logistics at Cosco International Freight Co., Ltd.  From 1986 to 1989 Mr. Liu was employed as a sailor with Qingdao Ocean Shipping Co., Ltd.  Mr. Liu obtained an Associate Degree in Vessel Driving from Qingdao Ocean Shipping Mariner College in 1986.

Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  The following table provides information about compensation paid to directors during the 2008 for their services as directors.

Name (a)	Fees Paid or Earned in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Wei Chen 1	0	0	0	0	0	0	0
Hui Liu 2	0	0	0	0	0	0	0
V. Jeffrey Harrell 3	0	0	0	0	0	0	0

1	Mr. Chen has been a member of our Board of Directors since June 2008.
2	Mr. Liu has been a member of our Board of Directors since July 2008.
3	Mr. Harrell was a member of our Board of Directors until July 2008.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.
Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

•	compliance with laws, rules and regulations,
•	conflicts of interest,
•	insider trading,
•	corporate opportunities,
•	competition and fair dealing,
•	discrimination and harassment,
•	health and safety,
•	record keeping,
•	confidentiality,
•	protection and proper use of company assets,
•	payments to government personnel,
•	waivers of the Code of Business Conduct and Ethics,
•	reporting any illegal or unethical behavior, and
•	compliance procedures.

In addition, we have also adopted a Code of Ethics for our Chief Executive Officer and senior financial officers who are also subject to specific policies regarding:

•	disclosures made in our filings with the Securities and Exchange Commission,
•	deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls
•	conflicts of interests, and
•	knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Committees of the Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Further, as we are currently quoted on the OTC Bulletin Board, we are not subject to any exchange rule which includes qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Neither of directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

Neither of our directors have the requisite professional background necessary to be considered an audit committee financial expert.  The OTC Bulletin Board on which our common stock is quoted does not impose any qualitative standards requiring companies to have independent directors or requiring that one or more of its directors be audit committee financial experts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in the last completed year for:

•	our principal executive officer or other individual serving in a similar capacity
•	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31
•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The value attributable to any option awards in the following table is computed in accordance with FAS 123R.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)
V. Jeffrey Harrell (1)	2008	61,500	0	0	0	0	0	0	61,500
	2007	200,000	—	—	—	—	—	—	200,000

Hui Liu (2)	2008	25,854	0	0	0	0	0	0	25,854
	2007	3,732	14,785	—	—	—	—	11,500	30,017

Wei Chen	2008	25,854	0	0	0	0	0	0	25,854
	2007	26,642	—	—	—	—	—	—	26,642
——————
•
Mr. Harrell served as our Chief Executive Officer from 1999 until July 2008.  During 2007 Mr. Harrell converted $193,500 of accrued but unpaid compensation into 135,000 shares of our common stock. At December 31, 2007 we owned Mr. Harrell an aggregate of approximately $419,000 of accrued but unpaid compensation. As contemplated by the acquisition agreement for Shandong Jiajia, in March 2008 he converted all amounts due him into 581,247 shares of our common stock in full satisfaction of those obligations.

•	In 2007 Mr. Liu received a $14,785 bonus. All other compensation included $10,958 for travel allowance and $542 for a car allowance.

Employment Agreement with our Executive Officers

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

How Mr. Harrell’s Compensation was Determined

During 2007 and 2008, our Board of Directors unilaterally fixed the amount of compensation payable to Mr. Harrell. Mr. Harrell was the sole member of the Board of Directors until Mr. Chen joined the Board on June 25, 2008. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Harrell’s compensation. During 2008 Mr. Harrell’s compensation package included a base salary of $200,000.  On July 22, 2008 Mr. Harrell resigned all positions with our company and he did not receive any severance or similar benefits upon his resignation.

How Mr. Liu’s and Mr. Chen’s Compensation was Determined

During 2008 Mr. Liu and Mr. Chen served solely as executive officers and directors of our Shandong Jiajia subsidiary and as such were responsible for its day-to-day operations.  While they remain in those positions with Shandong Jiajia, both individuals are now members of our Board of Directors and Mr. Chen serves as our Chief Executive Officer.  Neither Mr. Liu nor Mr. Chen is a party to an employment agreement with Shandong Jiajia. The compensation for each of these individuals is determined by Shandong Jiajia’s Board of Directors of which they are members and is based upon a number of factors including the scope of each of their duties and responsibilities to Shandong Jiajia and the time each devotes to its business. Such deliberations are not arms-length. Shandong Jiajia did not consult with any experts or other third parties in fixing the amount of either Mr. Liu’s or Mr. Chen’s compensation.  The amount of compensation payable to either Mr. Liu or Mr. Chen can be increased at any time upon the determination of Shandong Jiajia’s Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of Securities Underlying Unexercised options (#) unexercisable (c)	Equity Incentive plan awards: Number of Securities Underlying Unexercised Unearned options (#) (d)	Option Exercise price ($) (e)	Option Expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#) (j)
V. Jeffrey Harrell	—	—	—	—	—	—	—	—	—
Hiu Liu	—	—	—	—	—	—	—	—	—
Wei Chen	—	—	—	—	—	—	—	—	—

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	breach of the director’s duty of loyalty to us or our shareholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Up until March 2008, we relied heavily on advances from Mr. David Aubel, formerly a principal shareholder of our company, to fund our operations.  Mr. Aubel has, over the years, executed a number of convertible debt agreements and related amendments addressing the collateral arrangements and repayment terms covering his advances.  These agreements and related amendments, provided for the repayment of these obligations through the issuance of our common stock at substantial discounts from the then prevailing market price.

On December 3, 2005, we entered into an argument with Mr. Aubel which provided for the conversion of his obligation:

•	for the first and second quarters of 2005 at $0.01 per share;
•	for the third quarter 2005 at 20% of the closing price on the date of conversion; and
•	for the fourth quarter 2005 and beyond at 40% of the closing price on the date of conversion.

Under the provision of Emerging Issue Task Force (“EITF”) 98-5 and EITF 00-27, we determined that the agreement with Mr. Aubel contained an embedded conversion feature which should be valued separately at issuance.  Further, as Mr. Aubel’s December 3, 2005 agreement with us contained no stated redemption date (due on demand) and the notes were convertible at the option of the investor, the resulting discount from market was recognized immediately.

  The intrinsic value of each advance is the difference between the conversion price to which Mr. Aubel was entitled and the fair value of the Company’s common stock on the commitment date (the date the funds were advanced) multiplied by the number of shares to which Mr. Aubel was entitled. A summary of the funds advanced and intrinsic value of each advance commencing December 3, 2005, is as follows:

	Funds	Intrinsic
Year	Advanced	Value
2005	$160,000	$240,000
2006	1,730,168	2,595,251
2007	874,164	1,311,246
2008	148,200	223,300
Totals	$2,912,532	$4,368,797

        The intrinsic value of the shares actually paid to Mr. Aubel represents the difference between the conversion price to which Mr. Aubel was entitled and the fair value of the Company’s common stock on the date of conversion multiplied by the number of shares converted by Mr. Aubel.  A summary of the intrinsic value of shares actually paid to Mr. Aubel against his note for the periods beginning December 3, 2005 through final settlement on March 20, 2008 is as follows:

Year	Number of Shares Converted	Amount of Note Reduction	Intrinsic Value
2005	802,500	$698,000	$14,829,000
2006	592,500	1,44 5 ,000	2,319,000
2007	1,795,000	1,751,720	2,821,280
2008	2,864,606	2,521,3 80	659,432
	6,054,606	$6,416,100	$20,628,712

Based on our review of the facts and circumstances surrounding the agreements with Mr. Aubel and in connection with the earlier restatement of our financial statements, we believe the appropriate accounting treatment was to record a receivable due from Mr. Aubel for the intrinsic value of the shares tendered due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired as collection was not reasonably assured.

During the first quarter of 2008, we issued Mr. Aubel 2,864,606 shares of our common stock in full payment of the then $2,521,380 balance of his note.  The shares issued to Mr. Aubel had a fair value $659,432 less than the obligation settled.  This difference was recorded as a contribution to capital rather than a gain on the debt settlement.

We are evaluating filing a separate lawsuit for damages we suffered against Messrs. Harrell and Aubel and other parties involved in the improper conduct alleged in the Securities and Exchange Commission September 24, 2008 complaint as a result of their conduct.  In addition, we are evaluating filing a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,3 80 which we redeemed for 2,864,606 shares of our common stock in March 2008 pursuant to the terms of the December 2007 agreement to a acquire a 51% interest in Shandong Jiajia.

From time to time we enter into transactions with related parties, including:

On March 20, 2008 we entered into a conversion agreement with Mr. V. Jeffrey Harrell, then our CEO and President, whereby he converted $448,985 of accrued compensation due him into 581,247 shares of our common stock at an effective conversion price of $0.77245 per share.

On June 1, 2008, we entered into a lease with Mr. Chen for a term of one year for office space for our Shanghai Branch.  Under the terms of the lease, we pay Mr. Chen a base annual rent of approximately $43,700 for the use of such office space.  We also lease office space for our Xiamen Branch from its General Manager, Mr. Xiangfen Chen, under a lease expiring on December 31, 2009 at an annual rent of approximately $1,459 (RMB 10,800), and we lease office space for our Tianjian Branch from Mr. Bin Liu, its General Manager, under a lease expiring on May 31, 2013 at an annual rent of approximately $21,962 (RMB 150,000).

In June 2009 we entered into a lease for approximately 7,000 square feet of office space from Mr. Chen, our Chairman and CEO, which serves as our principal executive offices.  The lease expires May 31, 2010.  Under the terms of this lease we pay Mr. Chen RMB 25,000 (approximately $3,662) per month in rent and a monthly management fee of approximately RMB 11,719 (approximately $1,716) per month as a property management fee.  We are responsible for utilities associated with our offices.

From time to time we have advanced funds to related parties for working capital purposes.  Due from related parties increased approximately 55% at June 30, 2009 from December 31, 2008.  At June 30, 2009 due from related parties included the following:

•
$387,023 due us from Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia, a decrease of approximately $131,000 from December 31, 2008.  The loan which was provided in 2005 is unsecured, non-interest bearing and payable on demand, and

•
$418,062 due us from Tianjin Sincere Logistics Co., Ltd. (“Tianjin Sincere”), a company of which Mr. Bin Liu, the manager of our Tianjin branch, is a 90% owner, as compared to $0 at December 31, 2008.  These advance was made in during the second quarter of 2009, is unsecured and due on demand.

In addition, from time to time we obtain advances from related parties for working capital purposes.  These amounts are non-interest bearing and due on demand.  Due to related parties increased approximately 96% at June 30, 2009 from December 31, 2008.  At June 30, 2009 due to related parties included:

•	$109,024 owed to Xiangfen Chen, general manager of our Xiamen branch, a decrease of approximately $144,000 from December 31, 2008,
•	$615,538 owed to Mr. Bin Liu, an increase of approximately $553,000 from December 31, 2008, and
•	$15,904 owed to Tianjin Sincere, a decrease of approximately $167,500 from December 31, 2008.

There are no assurances that the terms of the transactions with the related parties are comparable to terms we could have obtained from unaffiliated third parties.

Director Independence

Neither of our directors is independent within The NASDAQ Stock Market's director independence standards pursuant to Marketplace Rule 4200.

PRINCIPAL SHAREHOLDERS

At October 8, 2009 we had 34,508,203 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of  October 8, 2009 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China  200011 . The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership (1)
Name	# of Shares	% of Class
Wei Chen (2)	4,762,500	13.0%
Hui Liu	312,500	*
All named executive officers and directors as a group (two persons) (2)	5,075,000	13.9%
China Direct Industries, Inc. (3)	9,512,500	24.3%
———————
*	represents less than 1%
1	The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.
2	The number of shares beneficially owned by Mr. Chen includes 2,000,000 shares of our common stock issuable upon the exercise of a warrant with an exercise price of $0.30 per share.
3	The shares of our common stock shown beneficially owned by China Direct Industries, Inc. includes:
•
4,750,000 shares of common stock held of record by Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI China, Inc., which is in turn a wholly owned subsidiary of China Direct Industries, Inc.,

• 62,500 shares of common stock held of record by China Direct Investments, Inc., a wholly owned subsidiary of China Direct Industries, Inc.,
• 200,000 shares of our common stock underlying Class A warrants; and
•
450,000 shares of Series B Convertible Preferred Stock held of record by China Direct Investments, Inc. which has no voting rights but is convertible at the option of the holder into 4,500,000 shares of common stock.

China Direct Industries, Inc.'s address is 431 Fairway Drive, Deerfield Beach, Florida 33441. Dr. James Wang, Chief Executive Officer of China Direct Industries, Inc. holds voting and dispositive control over securities owned by China Direct Industries, Inc. in his capacity of Chief Executive Officer.

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any equity compensation or similar plans.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock and 1,295,000 shares have been designated as Series B Convertible Preferred Stock. As of October 8, 2009 , there were 34,508,203 shares of common stock and 450,000 shares of Series B Convertible Preferred Stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorized the issuance of up to 10,000,000 shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. In December 2007 we designated a series of 1,000,000 shares as Series A Convertible Preferred Stock and a series of 1,295,000 shares as Series B Convertible Preferred Stock. The remaining 7,705,000 shares of preferred stock remain without designation.

Series A Convertible Preferred Stock

In January 2008 we issued the 1,000,000 shares of Series A Convertible Preferred Stock as partial consideration in the acquisition of a controlling interest in Shandong Jiajia. The designations, rights and preferences of the Series A Convertible Preferred Stock provide that:

•	the shares have a liquidation preference of $0.001 per share which equals the par value of the shares,
•	holders of the Series A Convertible Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,
•	each share entitles the holder to 250 votes at any meeting of our stockholders and such shares will vote together with our common stockholders, and
•	each share is convertible into 2.5 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

In March 2008, the holders of those shares converted such securities into an aggregate of 2,500,000 shares of our common stock in accordance with the designations, rights and preferences of such security. At May 31, 2008 there are no shares of Series A Convertible Preferred Stock issued and outstanding.

Series B Convertible Preferred Stock

In January 2008 we issued an aggregate of 845 ,000 shares of Series B Convertible Preferred Stock, including 725 ,000 shares of Series B Convertible Preferred Stock as compensation for services rendered to us including in connection with the Shandong Jiajia as well as 120,000 shares as additional compensation for the acquisition of a controlling interest in Shandong Jiajia. In addition, in June 2008 we issued 450,000 shares of Series B Convertible Preferred Stock as additional compensation for services rendered to us. The designations, rights and preferences of the Series B Convertible Preferred Stock provide that:

•	the shares have a liquidation preference of $0.001 per share which equals the par value of the shares,
•	holders of the Series B Convertible Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,
•	the shares do not carry any voting rights, and
•	each share is convertible into 10 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

In March, 2008, the holders of 845,000 shares of Series B Convertible Preferred Stock converted such securities into an aggregate of 8,450,000 shares of our common stock in accordance with the designations, rights and preferences of such security. As of the date hereon, 450,000 shares of Series B Convertible Preferred Stock remain outstanding.

Common stock purchase warrants

In the 2008 Unit Offering we issued five year Class A warrants to purchase an aggregate of 16,445,500 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase an aggregate of 15,113,000 shares of common stock with an exercise price of $0.50 per share. Other than the exercise price of the warrant, the terms of the Class A warrants and Class B warrants are identical. The exercise price of the warrants and the number of shares issuable upon exercise thereof is subject to pro-rata adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events. At any time after the required effective date of the registration statement of which this prospectus forms a part, if on the exercise date the shares of common stock issuable upon the exercise of the warrants are not covered by an effective registration statement the warrants are exercisable on a cashless basis.  The exercise of the warrants is also subject to a 4.99% cap on the beneficial ownership that each purchaser may have at any point in time while the securities are outstanding. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

Warrant Issued to Mr. Chen

In connection with our acquisition of Shandong Jiajia and as described elsewhere herein, we issued Mr. Wei Chen, an executive officer and director, a warrant to purchase 2,000,000 shares of our common stock at an exercise price of $0.30 per share.  The warrant expires on December 31, 2010.  The exercise price of the warrant and the number of shares issuable upon exercise thereof is subject to pro-rata adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events.

Transfer agent

Our transfer agent is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

SELLING SECURITY HOLDERS

At October 8, 2009 we had 34,508,203 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 31,558,500 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which underlie outstanding warrants held by the selling security holders, including:

•	up to 16,445,500 shares issuable upon the possible exercise of our Class A warrants; and
•	up to 15,113,000 shares issuable upon the possible exercise of our Class B warrants.

The following table sets forth:

•	the name of each selling security holder,
•	the number of common shares owned, and
•	the number of common shares being registered for resale by the selling security holder.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby.

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering
Alfred R. Kloss and Diana C. Kloss (1)	480,000	320,000	160,000	*
Alejandra M. Church-Lugo (2)	120,000	80,000	40,000	*
Alicia B. Church (3)	240,000	160,000	80,000	*
Anna L. LaPerna (4)	240,000	160,000	80,000	*
Anthony J. Emmitte, III (5)	30,000	20,000	10,000	*
Christopher D. Lewis (6)	120,000	80,000	40,000	*
Cynthia A. Schultz (7)	60,000	40,000	20,000	*
Dennis Church (8)	600,000	400,000	200,000	*
G. Russell Church (9)	84,000	56,000	28,000	*
George L. Church or Dorothy R. Church (10)	480,000	320,000	160,000	*
Gwen Ross (11)	120,000	80,000	40,000	*
Harry L. Church (12)	60,000	40,000	20,000	*
Leonor DuBose (13)	60,000	40,000	20,000	*
Matt Rohira (14)	60,000	40,000	20,000	*
Michael E. Tanner (15)	300,000	200,000	100,000	*
Michael L. Mead (16)	120,000	80,000	40,000	*
Mohammed Tily (17)	600,000	400,000	200,000	*
Peter Pitre (18)	210,000	140,000	70,000	*
Richard J. Church (19)	4,800,000	3,200,000	1,600,000	4.2%
Southwestern Manufacturing, Inc. (20)	300,000	200,000	100,000	*
Wen Zhang (21)	30,000	20,000	10,000	*
China Discovery Investors, Ltd. (22)	1,500,000	1,000,000	500,000	1.4%
Terry Max and Linda Max (23)	750,000	500,000	250,000	*
Whalehaven Capital Fund Limited (24)	4,877,246	3,200,000	1,677,246	4.4%
Alpha Capital Anstalt (25)	4,500,000	3,000,000	1,500,000	3.9%
Osher Capital Partners, LLC (26)	1,940,000	1,440,000	500,000	1.4%
Ellis International, Ltd. (27)	2,400,000	1,600,000	800,000	2.2%
Mulkey II Limited Partnership (28)	1,500,000	1,000,000	500,000	1.4%
Cranshire Capital, L.P. (29)	3,600,000	2,400,000	1,200,000	3.2%
Richard G. David (30)	750,000	500,000	250,000	*
Octagon Capital Partners (31)	375,000	250,000	125,000	*
Catpat Holdings Inc.(32)	1,500,000	1,500,000	—	n/a
Monarch Capital Fund, Ltd. (33)	4,500,000	3,000,000	1,500,000	3.9%
CMS Capital (34)	1,500,000	1,000,000	500,000	1.4%

Name of Selling Security Holder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering
Double U Master Fund, LP (35)	1,500,000	1,000,000	500,000	1.4%
Brio Capital L.P. (36)	750,000	500,000	250,000	*
WEC Partners LLC (37)	1,800,000	1,200,000	600,000	1.7%
Utica Advisors, LLC (38)	485,000	485,000	—	n/a
China Direct Investments, Inc. (39)	200,000	200,000	—	n/a
Skyebanc, Inc. (40)	61,125	61,125	—	n/a
Peter Fulton (41)	136,000	136,000	—	n/a
Robert Wolfang (42)	10,375	10,375	—	n/a
Polar Securities Inc.(43)	1,500,000	1,500,000	—	n/a
Total		31,558,500
———————
*	represents less than 1%
1
Mr. and Mrs. Kloss are the record holders of 160,000 shares of our common stock, Class A warrants to purchase 160,000 shares of our common stock and Class B warrants to purchase 160,000 shares of our common stock. The number of shares offered includes 320,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

2
Ms. Church-Lugo is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

3
Ms. Church is the record holder of 80,000 shares of our common stock, Class A warrants to purchase 80,000 shares of our common stock and Class B warrants to purchase 80,000 shares of our common stock. The number of shares offered includes 160,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

4
Ms. LaPerna is the record holder of 80,000 shares of our common stock, Class A warrants to purchase 80,000 shares of our common stock and Class B warrants to purchase 80,000 shares of our common stock. The number of shares offered includes 160,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

5
Mr. Emmitte is the record holder of 10,000 shares of our common stock, Class A warrants to purchase 10,000 shares of our common stock and Class B warrants to purchase 10,000 shares of our common stock. The number of shares offered includes 20,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

6
Mr. Lewis is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

7
Ms. Schultz is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

8
Mr. Church is the record holder of 200,000 shares of our common stock, Class A warrants to purchase 200,000 shares of our common stock and Class B warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Southwestern Manufacturing, Inc. is an affiliate of Mr. Church. The number of shares owned and offered by Mr. Church excludes securities owned by Southwestern Manufacturing Inc. See footnote 20.

9
Mr. Church is the record holder of 28,000 shares of our common stock, Class A warrants to purchase 28,000 shares of our common stock and Class B warrants to purchase 28,000 shares of our common stock. The number of shares offered includes 56,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

10
Mr. and Mrs. Church are the record holders of 160,000 shares of our common stock, Class A warrants to purchase 160,000 shares of our common stock and Class B warrants to purchase 160,000 shares of our common stock. The number of shares offered includes 320,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

11
Ms. Ross is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

12
Mr. Church is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

13
Ms. DuBose is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

14
Mr. Rohira is the record holder of 20,000 shares of our common stock, Class A warrants to purchase 20,000 shares of our common stock and Class B warrants to purchase 20,000 shares of our common stock. The number of shares offered includes 40,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

15
Mr. Tanner is the record holder of 100,000 shares of our common stock, Class A warrants to purchase 100,000 shares of our common stock and Class B warrants to purchase 100,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

16
Mr. Mead is the record holder of 40,000 shares of our common stock, Class A warrants to purchase 40,000 shares of our common stock and Class B warrants to purchase 40,000 shares of our common stock. The number of shares offered includes 80,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

17
Mr. Tily is the record holder of 200,000 shares of our common stock, Class A warrants to purchase 200,000 shares of our common stock and Class B warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

18
Mr. Pitre is the record holder of 70,000 shares of our common stock, Class A warrants to purchase 70,000 shares of our common stock and Class B warrants to purchase 70,000 shares of our common stock. The number of shares offered includes 140,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

19
Mr. Church is the record holder of 1,600,000 shares of our common stock, Class A warrants to purchase 1,600,000 shares of our common stock and Class B warrants to purchase 1,600,000 shares of our common stock. The number of shares offered includes 3,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

20
Southwestern Manufacturing, Inc. is the record holder of 100,000 shares of our common stock, Class A warrants to purchase 100,000 shares of our common stock and Class B warrants to purchase 100,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Dennis Church has voting and dispositive control over securities owned by Southwestern Manufacturing, Inc. The number of shares owned and offered by Southwestern Manufacturing Inc. excludes securities owned by Mr. Church. See footnote 8.

21
Mr. Zhang is the record holder of 10,000 shares of our common stock, Class A warrants to purchase 10,000 shares of our common stock and Class B warrants to purchase 10,000 shares of our common stock. The number of shares offered includes 20,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

22
China Discovery Investors, Ltd. is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. China Discovery Advisors, LLC is the fund advisory for China Discovery Investors, Ltd. Mr. Marc Siegel, the sole officer of China Discovery Advisors, LLC, holds voting and dispositive control over securities held by China Discovery Investors, Ltd.

23
Mr. and Mrs. Max are the record holders of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

24
Whalehaven Capital Fund Limited is the holder of 1,677,246 shares of our common stock, Class A warrants to purchase 1,600,000 shares of our common stock and Class B warrants to purchase 1,600,000 shares of our common stock. The number of shares offered includes 3,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Messrs. Brian Mazzella, Arthur Jones and Trevor Williams have voting and dispositive control over securities held by Whalehaven Capital Fund Limited.

25
Alpha Capital Anstalt is the record holder of 1,500,000 shares of our common stock, Class A warrants to purchase 1,500,000 shares of our common stock and Class B warrants to purchase 1,500,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Messrs. Konrad Ackerman and Rainer Posch have voting and dispositive control over securities held by Alpha Capital Anstalt.

26
Osher Capital Partners, LLC is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 940,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,440,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Yisroel Kluger has voting and dispositive control over securities held by Osher Capital Partners, LLC.

27
Ellis International, Ltd. is the record holder of 800,000 shares of our common stock, Class A warrants to purchase 800,000 shares of our common stock and Class B warrants to purchase 800,000 shares of our common stock. The number of shares offered includes 1,600,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Wilhelm Unger has voting and dispositive control over securities held by Ellis International, Ltd.

28
Mulkey II Limited Partnership is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Dr. David Mulkey has voting and dispositive control over securities held by Mulkey II Limited Partnership.

29
Cranshire Capital, L.P. ("Cranshire") is the record holder of 1,200,000 shares of our common stock, Class A warrants to purchase 1,200,000 shares of our common stock and Class B warrants to purchase 1,200,000 shares of our common stock. The number of shares offered includes 2,400,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Downsview Capital, Inc. ("Downsview") is the general partner of Cranshire and consequently has voting and investment discretion over securities held by Cranshire. Mr. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

30
Mr. David is the record holder of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants.

31
Octagon Capital Partners is the record holder of 125,000 shares of our common stock, Class A warrants to purchase 125,000 shares of our common stock and Class B warrants to purchase 125,000 shares of our common stock. The number of shares offered includes 250,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Steven Hart has voting and dispositive control over securities held by Octagon Capital Partners.

32
Catpat Holdings Inc. is the record holder of Class A warrants to purchase 750,000 shares of our common stock and Class B warrants to purchase 750,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Glenn Hunt, President of Catpat Holdings Inc., has voting and dispositive control over securities held by that company.

33
Monarch Capital Fund, Ltd. is the record holder of 1,500,000 shares of our common stock, Class A warrants to purchase 1,500,000 shares of our common stock and Class B warrants to purchase 1,500,000 shares of our common stock. The number of shares offered includes 3,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Monarch Capital Fund, Ltd. is a British Virgin Islands investment fund managed by Beacon Fund Advisors Ltd. and advised by Monarch Managers Ltd. Messrs. David Sims and Joseph Franck, are the principals respectively of the Manager and the Advisor. Neither Mr. Sims nor Mr. Franck have any beneficial interest in the shares being registered hereunder.

34
CMS Capital is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Howard Weiss has voting and dispositive control over securities held by CMS Capital.

35
Double U Master Fund, LP is the record holder of 500,000 shares of our common stock, Class A warrants to purchase 500,000 shares of our common stock and Class B warrants to purchase 500,000 shares of our common stock. The number of shares offered includes 1,000,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Double U Master Fund L.P. is a master fund in a master-feeder structure with B&W Equities, LLC as its general partner. Mr. Isaac Winehouse is the manager of B&W Equities, LLC and Mr. Winehouse has ultimate responsibility of trading with respect to Double U Master Fund L.P. Mr. Winehouse disclaims beneficial ownership of the shares being registered hereunder.

36
Brio Capital L.P. is the record holder of 250,000 shares of our common stock, Class A warrants to purchase 250,000 shares of our common stock and Class B warrants to purchase 250,000 shares of our common stock. The number of shares offered includes 500,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Shaye Hirsch has voting and dispositive control over securities held by Brio Capital L.P.

37
WEC Partners LLC is the record holder of 600,000 shares of our common stock, Class A warrants to purchase 600,000 shares of our common stock and Class B warrants to purchase 600,000 shares of our common stock. The number of shares offered includes 1,200,000 shares which are issuable upon the exercise of the Class A and Class B warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Jaime Hartman exercises investment and voting control over the securities owned by WEC Partners LLC. Mr. Hartman disclaims beneficial ownership of the securities owned by WEC Partners LLC.

38
Utica Advisors, LLC is the record holder of Class A warrants to purchase 485,000 shares of our common stock. The number of shares offered includes 485,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Solomon Eisenberg has voting and dispositive control over securities held by Utica Advisors, LLC.

39
China Direct Investments, Inc. is the record holder of Class A warrants to purchase 200,000 shares of our common stock. The number of shares offered includes 200,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. China Direct Investments, Inc. is a wholly-owned subsidiary of China Direct Industries, Inc. The number of securities owned by China Direct Investments, Inc. excludes any securities owned by China Direct Industries, Inc. or its other subsidiaries. Dr. James Wang, Chief Executive Officer of China Direct Industries, Inc. holds voting and dispositive control over securities owned by China Direct Investments, Inc. in his capacity as Chief Executive Officer.

40
Skyebanc, Inc. is the record holder of Class A warrants to purchase 61,125 shares of our common stock. The number of shares offered includes 61,125 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Vincent Labarbara has voting and dispositive control over securities held by Skyebanc, Inc.

41
Mr. Fulton is the record holder of Class A warrants to purchase 136,000 shares of our common stock,. The number of shares offered includes 136,000 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Peter Fulton has the voting and dispositive control over securities held by Mr. Fulton.

42
Mr. Wolfang is the record holder of Class A warrants to purchase 10,375 shares of our common stock,. The number of shares offered includes 10,375 shares which are issuable upon the exercise of the Class A warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Robert Wolfang has the voting and dispositive control over securities held by Mr. Wolfang.

43
Polar Securities Inc. is the record holder of Class A warrants to purchase 750,000 shares of our common stock and Class B warrants to purchase 750,000 shares of our common stock. The number of shares offered includes 1,500,000 shares which are issuable upon the exercise of the warrants. The warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This provision, however, is waived during the final 45 days of the exercise period of the warrants. Mr. Robin Schulz has voting and dispositive control over securities held by Polar Securities, Inc.

None of the selling security holders are broker-dealers or affiliates of broker-dealers, other than Skyebanc, Inc, a broker-dealer and FINRA member firm, and Messrs. Fulton and Wolfgang, who are employees of Skyebanc, Inc. Skyebanc, Inc. received the securities as compensation for its services in the ordinary course of its business as a selling agent in the 2008 Unit Offering. Skyebanc, Inc. transferred a portion of the compensation it received from us to Messrs. Fulton and Wolfgang as compensation to them in the regular course of their employment with that firm.  At the time of the receipt of the warrants, neither Mr. Fulton nor Mr. Wolfgang had any agreement or understanding, directly or indirectly, with any person to distribute those securities.  None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

PLAN OF DISTRIBUTION

Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

Shares Eligible For Future Sale

At October 8, 2009 we had 34,508,203 shares of common stock issued and outstanding, of which approximately 30,090,000 shares are “restricted securities.” In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida  33431.

EXPERTS

Our financial statements as of and for the years ended December 31, 2008 and 2007 included in this prospectus have been audited by Sherb & Co. LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our filings are available over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	Unaudited	Restated
ASSETS
Current assets:
Cash	$2,395,469	$3,156,362
Accounts receivable, net	3,240,638	2,739,173
Other receivables	446,374	298,442
Advances to vendors	134,513	-
Due from related parties	805,085	518,433
Prepaid expenses and other current assets	18,340	29,510
Total current assets	7,040,419	6,741,920

Property and equipment, net	36,167	44,144
Total assets	$7,076,586	$6,786,064
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,810,476	1,752,862
Accrued registration rights penalty	1,597,000	1,597,000
Other accruals and current liabilities	407,554	146,953
Advances from customers	1,035,847	1,133,283
Due to related parties	740,466	378,697
Foreign tax payable	9,567	34,898
Total current liabilities	5,600,910	5,043,693

Equity:
China Logistics Group, Inc. shareholders' equity
Preferred stock - $0.001 par value, 10,000,000 shares authorized
Series B convertible preferred stock - 450,000 issued and
outstanding at June 30, 2009 and December 31, 2008	450	450
Common stock, $.001 par value, 500,000,000 shares authorized; 34,508,203 shares
issued and outstanding at June 30, 2009 and December 31, 2008	34,508	34,508
Additional paid-in capital	19,229,513	19,229,513
Accumulated deficit	(18,331,724)	(18,129,491)
Accumulated other comprehensive loss	(183,697)	(187,495)
Total China Logistics Group, Inc. shareholders' equity	749,050	947,485
Noncontrolling interest	726,626	794,886
Total equity	1,475,676	1,742,371
Total liabilities and equity	$7,076,586	$6,786,064

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
		Restated		Restated
Sales	$4,607,989	$8,018,987	$7,806,561	$14,792,200
Cost of sales	4,293,127	7,562,001	7,582,716	14,077,731
Gross profit	314,862	456,986	223,845	714,469

Operating expenses:
Selling, general and administrative	201,880	144,644	518,288	427,849
Depreciation and amortization	4,735	3,935	7,085	8,160
Bad debt expense (recovery of bad debt)	-	(20,765)	1,244	(401,743)
Total operating expenses	206,615	127,814	526,617	34,266
Income (loss) from operations	108,247	329,172	(302,772)	680,203

Other income (expenses):
Realized exchange gain (loss)	35,957	4,135	35,957	(12,407)
Non-operating bad debt expense	-	(87,221)	-	(87,221)
Interest income (expense)	(210)	(1,504)	813	(667)
Total other income (expenses)	35,747	(84,590)	36,770	(100,295)

Income (loss) before income taxes	143,994	244,582	(266,002)	579,908
Foreign taxes	6,314	69,870	8,140	77,658
Net Income (loss)	137,680	174,712	(274,142)	502,250
Less: Net income (loss) attributable to the noncontrolling interest	(72,670)	(131,811)	71,909	(359,223)
Net income (loss) attributable to China Logistics Group, Inc.	$65,010	$42,901	$(202,233)	$143,027

Earnings (loss) per common share:
Basic	$0.00	$0.00	$(0.01)	$0.01
Diluted	$0.00	$0.00	$(0.01)	$0.00

Weighted average number of shares outstanding:
Basic	34,508,203	31,931,829	34,508,203	19,053,778
Diluted	39,008,203	47,635,943	34,508,203	34,596,664

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended
	June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:		Restated
Net income (loss) attributable to China Logistics Group, Inc.	$(202,233)	$143,027
Adjustments to reconcile net income (loss):
Depreciation expense	7,085	8,160
Noncontrolling interest	(71,909)	359,223
Allowance for doubtful accounts	1,244	(401,743)
Amorization of deferred cost	-	5,450
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(502,824)	1,190,760
Decrease in accounts receivable - related party	-	7,000
(Increase) in advances to vendors	(134,513)	-
Decrease (increase) in prepaid expenses and other current assets	(136,762)	(639,239)
Increase (decrease) in accounts payable	57,614	(2,708,329)
Increase (decrease) in other accruals and current liabilities	260,601	(251,871)
Increase (decrease) increase in taxes payable	(25,331)	43,131
Increase in accrued consulting fee	-	50,082
Increase (decrease) in advances from customers	(97,435)	926,775
NET CASH (USED IN) OPERATING ACTIVITIES	(844,463)	(1,267,574)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	(5,824)
Increase in short-term loan receivable	(1,614,000)	-
Repayment of short-term loan receivable	1,614,000	-
Advances to related parties	(418,062)	-
Repayment from related parties	131,410	-
NET CASH (USED IN) INVESTING ACTIVITIES	(286,652)	(5,824)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds convertible note payable - related party	-	148,200
Proceeds from loan payable - shareholder	-	2,622
Proceeds from 2008 unit offering	-	3,778,250
2008 unit offering private placement expenses	-	(419,063)
Advances from related parties	552,886	-
Repayment of advances from related parties	(191,118)	(12,633)
NET CASH PROVIDED BY FINANCING ACTIVITIES	361,768	3,497,376

EFFECT OF EXCHANGE RATE ON CASH	8,454	90,367
NET INCREASE (DECREASE) IN CASH	(760,893)	2,314,345
CASH - beginning of year	3,156,362	1,121,605
CASH - end of period	$2,395,469	$3,435,950

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for foreign taxes	$31,361	$34,524
Convertible note payable converted to common stock -related party	$-	$2,521,380
Accrued compensation converted to common stock - related party	$-	$448,985

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN (DEFICIT) EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2008 and SIX MONTH PERIOD ENDING JUNE 30, 2009

	China Logistics Group, Inc. Shareholders' Equity
									Accumulated
							Additional		Other
	Preferred A Stock		Preferred B Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Noncontrolling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interest	Total

Balance December 31, 2007	1,000,000	$1,000	1,295,000	$1,295	4,999,350	$4,999	$12,927,625	$(16,042,873)	$(226,390)	$601,028	$(2,733,316)

Convertible note payable to related party converted to capital to capital	-	-	-	-	2,864,606	2,865	2,518,514	-	-	-	2,521,379
Conversion of Series A Preferred to common stock	(1,000,000)	(1,000)	-	-	2,500,000	2,500	(1,500)	-	-	-	-
Conversion of Series B Preferred to common stock	-	-	(845,000)	(845)	8,450,000	8,450	(7,605)	-	-	-	-
Accrued salary for president converted to stock	-	-	-	-	581,247	581	448,404	-	-	-	448,985
Private placement	-	-	-	-	15,113,000	15,113	3,344,075	-	-	-	3,359,188
Net (loss) income	-	-	-	-	-	-	-	(2,086,618)	-	156,489	(1,930,129)
Unrealized gain on foreign currency translation adjustment	-	-	-	-	-	-	-	-	38,895	37,369	76,264
Balance December 31, 2008	-	-	450,000	450	34,508,203	34,508	19,229,513	(18,129,491)	(187,495)	794,886	1,742,371

Net loss (loss) -- unaudited	-	-	-	-	-	-	-	(202,233)	-	(71,909)	(274,142)
Unrealized gain on foreign currency translation adjustment -- unaudited	-	-	-	-	-	-	-	-	3,798	3,649	7,447
Balance June 30, 2009 -- unaudited	-	$-	450,000	$450	34,508,203	$34,508	$19,229,513	$(18,331,724)	$(183,697)	$726,626	$1,475,676

See notes to unaudited consolidated financial statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

China Logistics Group, Inc. (“we”, “us”, “our” or the “Company”) is a Florida corporation and was incorporated on March 19, 1999 under the name of ValuSALES.com, Inc. We changed our name to Video Without Boundaries, Inc. on November 16, 2001. On August 31, 2006 we changed our name from Video Without Boundaries, Inc. to MediaReady, Inc. and on February 14, 2008, we changed our name from MediaReady, Inc. to China Logistics Group, Inc.

During 2002, we began to reposition our company within the home entertainment media-on-demand marketplace.  It was our intent to become a producer and distributor of interactive consumer electronics and provide streaming digital media and video on demand services. However, we were unable to successfully or profitably penetrate that market.

On December 31, 2007 we entered into an agreement with Shandong Jiajia International Freight and Forwarding Co., Ltd. (“Shandong Jiajia”) and its sole shareholders Messrs. Hui Liu and Wei Chen, through which we acquired a 51% interest in Shandong Jiajia. This transaction was accounted for as a capital transaction, implemented through a reverse recapitalization.

Shandong Jiajia, formed in 1999 as a Chinese limited liability company, is an international freight forwarder and logistics management company. Shandong Jiajia acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import or export merchandise from or into China.  Shandong Jiajia has branches in Qingdao, Shanghai, Xiamen, and Lianyungang with an additional office in Rizhao. Shandong Jiajia is a designated agent of several cargo carriers including Nippon Yusen Kaisha, P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines.

Our U.S. corporate headquarters are located at 7300 Alondra Boulevard, Suite 108, Paramount, California 90723 which also serves as our principal U.S. office and is used to receive and communicate to our China offices inquiries we receive in the U.S.In addition to several branch offices we operate in China, we maintain a U.S. office

The accompanying unaudited consolidated financial statements include our accounts and our 51% owned subsidiary, Shandong Jiajia. Intercompany transactions and balances have been eliminated in consolidation.  All share and per share information contained in this report gives retroactive effect to the 1 for 40 reverse stock split of our outstanding common stock effective at the close of business on March 11, 2008.

NOTE 2- RESTATEMENT OF FINANCIAL STATEMENTS AND BASIS OF PRESENTATION

The December 31, 2008 financial statements included in our Form 10-K filed on May 18, 2009, contained errors including the method of recording the reverse recapitalization transaction with Shandong Jiajia completed on December 31, 2007.  Accordingly, our consolidated balance sheet at December 31, 2008, which is included in this report, has been restated to properly record the transaction. The effect of correcting these errors in our balance sheet at December 31, 2008 was as follows:

	As filed	Adjustment to Restate	Restated
Equity
Series B Convertible Preferred Stock- 450,000 shares issued and outstanding at December 31, 2008	450	-	450
Common Stock, $0.001 par value 500,000,000 shares authorized, 34,508,203 shares issued and outstanding December 31, 2008	34,508	-	34,508
Additional Paid-in-capital	$3,572,042	$15,657,471	$19,229,513
Accumulated Deficit	(2,472,020)	(15,657,471)	(18,129,491)
Accumulated other comprehensive income loss	(187,495)	-	(187,495)
Total China Logistics Group, Inc. shareholders equity	947,485	-	947,485
Noncontrolling Interest	794,886	-	794,886
Total equity	1,742,371	-	1,742,371
Total liabilities and equity	$6,786,064	-	$6,786,064

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

The June 30, 2008 financial statements included in the Company’s Form 10-Q filed on August 19, 2008, and Form 10-Q/A filed January 12, 2009 contained errors and, accordingly, were restated to correct the accounting treatment previously accorded certain transactions including:

•	Recognize adjustment to the initially reported carrying values of assets and liabilities of MediaReady, Inc. as of December 31, 2007;
•	Correct the classification of $401,743 in recovery of bad debt in the consolidated statements of operations from a component of other income (expense) to a component of operating income;
•
Recognize $87,221 in non-operating bad debt resulting from a cash advance made in the second quarter 2008, to Mr. David Aubel, a related party and significant shareholder, subsequently deemed uncollectable.

•	Correct components of equity as initially recorded in the reverse recapitalization transaction with Shandong Jiajia.

The effect of these error corrections was as follows:

	As Filed	Adjustment to Restate	Restated
Statements of Operations Data Three months ended June 30, 2008
General and administrative	$184,135	$(39,491)	$144,644
Depreciation and amortization	201,981	(198,046)	3,935
Recovery of bad debt, net	-	(20,765)	(20,765)
Total operating expenses	386,116	(258,302)	127,814
Income (loss) from operations	70,870	258,302	329,172
Forgiveness of bad debt	764,220	(764,220)	-
Recovery of bad debt	20,765	(20,764)	-
Non-operating bad debt	-	(87,221)	(87,221)
Total other income (expense)	787,616	(872,206)	(84,590)
Income (loss) before income taxes	858,486	(613,904)	244,582
Net income (loss)	788,616	(613,904)	174,712
Net income (loss) attributable to China Logistics Group, Inc.	656,805	(613,904)	42,901
Foreign currency translation adjustment	45,376	(9,422)	35,954
Comprehensive income (loss)	$702,181	$(623,326)	$78,855

Earnings per share:
Basic	$0.04	$(0.04)	$0.00
Diluted	$0.02	$(0.02)	$0.00
Basic weighted average shares outstanding	17,898,577	14,033,252	31,931,829
Diluted weighted average shares outstanding	34,572,859	13,063,084	47,635,943

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

Six Months ended June 30, 2008	As Filed	Adjustment to Restate	Restated
Selling, general and administrative	$579,731	$(151,882)	$427,849
Depreciation and amortization	403,594	(395,434)	8,160
Fair value of equity instruments	5,450	(5,450)	-
Recovery of bad debt	-	(401,743)	(401,743)
Total operating expenses	988,775	(954,509)	34,266
Income (loss) from operations	(274,306)	956,509	680,203
Change in fair value of derivative liability	74,347	(74,347)	-
Forgiveness of debt	764,220	(764,220)	-
Recovery of bad debts	401,743	(401,743)	-
Non-operating bad debt	-	(87,221)	(87,221)
Total other income (expense)	1,227,236	(1,327,531)	(100,295)
Income (Loss) before income taxes	952,930	(373,022)	579,908
Net Income (loss)	875,272	(373,022)	502,250
Net income (loss) attributable to China Logistics Group, Inc.	516,049	(373,022)	143,027
Foreign currency translation adjustment	68,697	(20,850)	47,847
Comprehensive income (loss)	$584,746	$(393,872)	$190,874
Earnings (loss) per share:
Basic	$0.03	$(0.02)	$0.01
Diluted	$0.02	$(0.02)	$0.00
Basic weighted average shares outstanding	18,968,085	85,693,	19,053,778
Diluted weighted average shares outstanding	29,109,526	5,487,138	34,596,664

Statement of cash flows data
Net income attributable to China Logistics Group, Inc.	$516,049	$(373,022)	$143,027
Depreciation and amortization	403,594	(395,434)	8,160
Forgiveness of debt	(764,220)	764,220	-
Change in fair value of derivative liability	(74,347)	74,347	-
Decrease in accounts receivable	1,061,815	128,945	1,190,760
Decrease in accounts receivable- related party	160,350	153,350	7,000
(Increase) decrease in prepaid expenses and other assets	(622,971)	(16,268)	(639,239)
Increase (decrease) in accounts payable	(2,940,986)	232,657	(2,708,329)
Decrease in deposits	12,000	(12,000)	-
Increase in accrued compensation	2,000	(2,000)	-
(Decrease) in other accruals and other current assets	(110,071)	(141,800)	(251,871)
Net cash (used in) operating activities	(1,373,869)	106,295	(1,267,574)
Net cash (used in) investing activities	(5,824)	-	(5,824)
2008 unit offering expenses	(420,863)	1,800	(419,863)
Net cash provided by financing activities	3,495,576	1,800	3,497,376
Net increase in cash	2,115,883	108,095	2,223,978
Foreign current translation adjustment	198,462	(108,095)	90,367
Cash at end of period	$3,435,950	$-	$3,435,950

Certain amounts in Notes 5, 8 and 9 have been restated to reflect the restatement adjustments described above.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

NOTE 3 – GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis. Our ability to continue as a going concern is dependent upon our ability to become cash flow positive or obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due and to generate profitable operations in the future.

These matters, among others, raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

As a result of the global economic decline, the demand for exported Chinese products has also declined, resulting in a significant drop in the demand for our freight and transport services.  In the second quarter of 2009, we cut the controllable portions of our cost of sales where possible.  These efforts have resulted in a positive gross profit for the second quarter 2009 and an overall profit in the quarter.  We believe our cost reduction efforts are having the desired results and should return us to a positive cash flow position, even at the reduced revenue levels which we anticipate for the foreseeable future. We believe this cost containment approach is a viable response to the current market conditions and, coupled with our cash on-hand, should allow us to maintain our operations for the foreseeable future.

NOTE 4 –BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States for annual financial statements and should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K, as amended. The consolidated statement of operations for the three months ended and six months ended June 30, 2009 are not necessarily indicative of the results to be expected for any future period or for the full year.

In the opinion of management, the accompanying unaudited interim consolidated financial statements contain all adjustments necessary to present fairly the financial position and results of operations of the Company as of the dates and for the periods presented.

All share and per share information contained in this report gives retroactive effect to the 1 for 40 reverse stock split of our outstanding common stock effective at the close of business on March 11, 2008.

The accompanying consolidated financial statements include our accounts and our 51% owned subsidiary, Shandong Jiajia. Inter-company transactions and balances have been eliminated in consolidation. Shandong Jiajia maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying unaudited consolidated financial statements to conform to accounting principles generally accepted in the United States of America.

Revenue Recognition

We provide freight forwarding services generally under contract with our customers.  Our business model involves placing our customers’ freight on prearranged contracted transport.

We follow the guidance of the SEC’s Staff Accounting Bulletin No. 104 and SAB Topic 13 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued
Typically we recognize revenue in connection with our freight forwarding service when the payment terms are as follows:

•	When the cargo departs the shipper's location if the trade pricing term is on a CIF (cost, insurance and freight) or CFR (cost and freight cost) basis;
•	When the cargo departs the shipper’s location when the trade pricing terms are CFR (cost and freight cost); or
•	When merchandise arrives at the destination port if the trade pricing term is on a FOB (free on board) basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and stock based compensation, that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period.

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry segment in Asia, and historical bad debt experience.  This evaluation process resulted in our recognizing a recovery of bad debt of $20,765 and $401,743 for the three and six month periods ended June 30, 2008, respectively.  This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.  However, we are aware that given the current global economic situation, including that of China, meaningful time horizons may change.  We intend to enhance our focus on the evaluation of our customers' sustainability and adjust our estimates as may be indicted.

The recovery of bad debt recognized in the first quarter 2008 reflected an adjustment in our estimate of bad debt expense reflected in the allowance account. This credit did not stem from the recovery of a previously written-off account or accounts.  It had been our policy to reserve for bad debt expense based principally on the age of our receivables. Experience proved we had over reserved and an adjustment was indicated. The adjustment was not repeated in 2009.

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation; we did not recognize any stock-based compensation expense during the years ended December 31, 2007 and 2006.  Further, we rely on certain assumptions and calculations underlying our provision for taxes in China, see Note 14 – Income Taxes of our Form 10-K for further discussion.  Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations.  These assumptions and estimates have been materially accurate in the past and are not expected to materially change in the future.  Actual results could differ from these estimates
Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying value of these instruments approximates their fair value.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash and accounts receivable. We place our cash with high quality financial institutions in the United States and China. At June 30, 2009, we had deposits of $2,389,060 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. We have not experienced any losses in such bank accounts through June 30, 2009.

Accounts Receivable

We provide an allowance for doubtful accounts equal to the estimated uncollectible portion of accounts receivable. This estimate is based on the historical collection experience and a review of the current status of trade receivables. The allowance for doubtful accounts totaled $465,634 and $464,275 at June 30, 2009 and December 31, 2008, respectively.

Earnings (Loss) Per Share

Basic per share results for all periods presented were computed based on the net earnings (loss) for the periods presented. The weighted average number of common shares outstanding during the period was used in the calculation of basic earnings per share. Diluted earnings per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in our income subject to anti-dilution limitation as defined by Standard Financial Accounting Standard (“SFAS”) No. 128 "Earnings per share".

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

Stock Based Compensation

We account for stock options issues to employees in accordance with SFAS 123R, “Share-Based Payment, on Amendment of FASB Statement No. 123” ("SFAS 123R”).  SFAS 123R requires companies to measure the grant-date fair value of stock options and other equity based compensation issued to employees and recognize the costs in the financial statements over the period during which the employees are required to provide services.  We adopted SFAS 123R in the second quarter of fiscal 2006.

Advances from Customers

Advances from customers consist of prepayments to us for contracted cargo that has not yet been shipped to the recipient and for other advance deposits. These amounts are recognized as revenue as shipments are completed and customers take delivery of goods, in compliance with the related contract and our revenue recognition policy. Advances from customers totaled $1,035,847 and $1,133,283, at June 30, 2009 and December 31, 2008, respectively.

Advance to Vendors

Advances to vendors consist of prepayments or deposits from us for contracted shipping arrangements that has not been utilized to ship cargo used by our customers.  These amounts are recognized as cost of revenues as shipments are completed and customers utilize the shipping arrangement.  This policy follows the matching principle to match the cost of revenue in the same period as when the associated revenue is earned in accordance with our revenue recognition policy.  Advances to vendors totaled $134,513 at June 30, 2009 and $0 at December 31, 2008.

Other receivables

       Other receivables at June 30, 2009 were $446,374 and was comprised of $317,715 that was advanced to other entities with which we have a strategic or other business relationship with, $38,716 reflecting a deposit we made as required by a Chinese court for potential payment to a former customer in the event we are unsuccessful in a lawsuit we filed against our former customer for amounts owed to us and $59,890 in deferred expenses.  The amounts advanced to our strategic partners are unsecured, repayable on demand, and bear no interest.  We also advance money to employees for business trips which are then subsequently expensed upon processing of an expense report.  The balance of other receivables at June 30, 2009 and December 31, 2008 is as follows:

	June 30, 2009	December 31, 2008
Loans receivable	$317,715	$229,742
Legal deposit	38,716	38,662
Deferred expense	59,890	23,561
Other	30,053	6,477
	$446,374	$298,442

Long-Lived Assets

We periodically evaluate the carrying value of long-lived assets to be held and used in the business, other than assets held for sale when events and circumstances warrant, generally in conjunction with the annual business planning cycle. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value for assets to be held and used. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risks involved. Long-lived assets to be disposed of other than by sale are considered held and used until disposed. There was no impairment recognized for the six month periods ended June 30, 2009 or 2008, respectively.

Foreign Currency Translation

The accompanying unaudited consolidated financial statements are presented in United States dollars. The functional currency of Shandong Jiajia is the Renminbi (“RMB”), the official currency of the People’s Republic of China.  Transactions and balances initially recorded in RMB are converted into US dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52 “ Foreign Currency Translations ” and are included in determining comprehensive income or loss. Capital accounts of the unaudited consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate for the period presented.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through PRC authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued
Noncontrolling Interest

Noncontrolling interests in our subsidiaries are recorded in accordance with the provisions of SFAS 160 "Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51"  and are reported as a component of our equity, separate from the parent’s equity.  Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions.  Results of operations attributable to the noncontrolling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earning.

Recent Accounting Pronouncements

In June 2009 the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting".  SFAS 168 represents the last numbered standard to be issued by FASB under the old (pre-Codification) numbering system, and amends the GAAP hierarchy established under SFAS 162. On July 1, 2009 the FASB launched FASB’s new Codification entitled "The FASB Accounting Standards Codification", or FASB ASC. The Codification will supersede all existing non-SEC accounting and reporting standards. SFAS 168 is effective in the first interim and annual periods ending after September 15, 2009. This pronouncement will have no effect on our consolidated financial statements upon adoption other than current references to GAAP which will be replaced with references to the applicable codification paragraphs.

In June 2009 the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)", that will change how we determine when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. Under SFAS No. 167, determining whether a company is required to consolidate an entity will be based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 is effective for financial statements after January 1, 2010. We are currently evaluating the requirements of SFAS 167 and the impact, if any, of adoption on our consolidated financial statements.

In May 2009 the FASB issued SFAS No. 165, "Subsequent Events". SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether the date represents the date the financial statements were issued or were available to be issued. SFAS 165 is effective in the first interim period ending after June 15, 2009. We expect SFAS 165 will have an impact on disclosures in our consolidated financial statements, but the nature and magnitude of the specific effects will depend upon the nature, terms and value of the any subsequent events occurring.

In April 2009, the FASB issued three final Staff Positions “FSPs” intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly",  provides guidelines for making fair value measurements more consistent with the principles presented in FASB Statement No. 157, Fair Value Measurements. FSP FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments",enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments", provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. We have adopted FSP FAS 157-4 and determined that it had no impact as of June 30, 2009, and we will continue to evaluate the impact, if any, on our financial statements.

In May 2008, the FASB issued FSP APB 14-1,  " Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" . FSP APB 14-1 clarifies that convertib le debt instruments that may be settled in cash upon either mandatory or optiona1l conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14,    "Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants" . Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity ’ s nonconvertible debt borrowing rate when interest cost is recognize d in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We adopt ed   FSP APB 14-1 beginning in the first quarter of fiscal 2009. We have evaluated the requirements of APB 14-1 and it had no impact on the preparation of our consolidated financial statements as of June 30, 2009.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”. SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We have evaluated the requirements of SFAS 161 and it had no impact on the preparation of our consolidated financial statements as of June 30, 2009.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

Fair value of financial instruments

   The Company has adopted SFAS No. 157 "Fair Value Measurements" ("SFAS 157"), for assets ans liabilities measured at fair value on a recurring basis.  SFAS 157 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair vlue measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements.  The adoption of SFAS 157 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures.

    SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, SFAS 157 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

        The Company did not have any Level 2 or Level 3 assets or liabilities as of June 30, 2009.

        Cash and cash equivalents of approximately $2,395,469, that may include money market securities and commercial paper that are considered to be highly liquid and easily tradable as of June 30, 2009. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.   In addition to SFAS 157 as noted above, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” was effective for the three and six months ended June 30, 2008 and 2009. SFAS 159 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

        A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our unaudited consolidated financial statements.

NOTE 5 – EARNINGS (LOSS) PER SHARE

Under the provisions of SFAS 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		(Restated)		(Restated)
Numerator:
Net Income (loss) applicable to common stockholders (A)	$65,010	$42,901	$(202,233)	$143,027

Denominators:
Denominator for basic earnings per share:
Weighted average shares outstanding (B)	34,508,203	31,931,829	34,508,203	19,053,778
Denominator for diluted earnings per share
Treasury stock method
Warrants issued to Mr. Wei Chen	-	1,250,000	-	1,250,000
Series B preferred stock - unconverted	4,500,000	4,500,000	-	4,500,000
Series A and B preferred stock	-	9,954,114	-	9,792,886
	39,008,203	47,635,943	-	34,596,664
Denominator for diluted earnings (loss) per share:
adjusted weighted average shares outstanding (C)	39,008,203	47,635,943	34,508,203	34,596,664
Basic and diluted earnings per common share:
Earnings (loss) per share- basic (A)/(B)	$0.00	$0.00	$(0.01)	$0.01
Earnings (loss) per share- diluted (A)/(C)	$0.00	$0.00	$(0.01)	$0.00

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

Potentially issuable shares at June 30, 2009 and 2008 which could result in dilution in the future but were not included in diluted earnings per share for the periods presented as they are anti-dilutive, included:

	Six Months Ended June 30,
	2009	2008
Warrants issued to Mr. Wei Chen	2,000,000	-
Warrants	5,000	117,500
Class A and B warrants	31,558,500	-
Series B convertible preferred stock	4,500,000	-
	38,063,500	117,500

NOTE 6 – STOCKHOLDERS’ EQUITY

2008 Unit Offering

In April 2008, we completed an offering of 15.113 units of our securities at an offering price of $250,000 per unit to 32 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4(2) of that act (the “2008 Unit Offering”). Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. We received gross proceeds of $3,778,250 in this offering.

The 31,676,000 warrants issued in connection with the 2008 Unit Offering and comprised of 16,445,500 Class A warrants exercisable at $0.35 per share and 15,113,000 Class B warrants exercisable at $0.50 per share.  Other than the exercise price of the warrants, the terms of the Class A and Class B warrants are identical.

These warrants are exercisable through the last calendar day of the month in which the fifth anniversary of the issue date occurs and are exercisable in whole or in part at any time following the issue date.

The exercise price of the warrants and the number of shares issuable upon exercise is subject pre-note adjustment in the event of stock splits, stock dividends, recapitalization and similar corporate events.  At anytime after the required effective date of the related registration statement the warrants are exercisable on a cashless basis, which currently is the case. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each warrant holder may have while the securities are outstanding.  This provision is waived during the final 45 days the warrants are exercisable.

Skyebanc, Inc., a broker-dealer and a member of FINRA, acted as a selling agent for us in the 2008 Unit Offering.  As compensation for its services, we paid Skyebanc, Inc. a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock. In addition, we paid due diligence fees to an advisor to our company as well as to two advisors to investors in connection with the 2008 Unit Offering for an aggregate of $315,625 in cash and Class A warrants to purchase 1,125,000 shares of our common stock.  We also paid legal fees for both investors' counsel and our counsel of approximately $77,500. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3.3 million. Approximately $2.0 million of the net proceeds were used by us as a contribution to the registered capital of our subsidiary Shandong Jiajia and as additional working capital for that company, approximately $140,000 was used to pay accrued professional fees and the balance of the net proceeds from the transaction are being used for working capital purposes. Subsequently, we have provided an additional $500,000 to Shandong Jiajia as working capital.

We agreed to file a registration statement with the SEC covering the shares of common stock underlying the warrants so as to permit the public resale thereof. We have filed a registration statement covering the resale of all shares of our common stock issuable upon the exercise of the Class A and Class B Warrants included in the units sold in the 2008 Unit Offering, together with all shares of our common stock issuable upon exercise of the Class A warrants issued to the selling agent, finders and consultants in the 2008 Unit Offering.  We will pay all costs associated with the filing of this registration statement. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants. Although we filed a registration statement and we have been making a good faith effort to resolve comments on the registration statement we received from the SEC, it has not yet been declared effective. Accordingly, for the quarter ended September 30, 2008, the Company accrued $1,597,000 due to the investor’s under the provisions of the registration payment agreement in accordance with the guidance provided by SFAS No. 5.

The transaction documents also provide for the payment of liquidated damages to the investors if we should fail to be a current reporting issuer and/or to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the Class A and B warrants.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued
          The subscription agreement for the 2008 Unit Offering provides that while the purchasers own any securities sold in the 2008 Unit Offering such securities are subject to anti-dilution protections afforded to the purchasers. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of share purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants. In the event we enter into a transaction which triggers these anti-dilution rights, we will:

•
issue additional shares to the purchasers to take into account the amount paid by the purchaser as of the closing date for the shares included in the units so that the per share price paid by the purchaser equals the lower price in the subsequent issuance;

•	reduce the warrant exercise price of any unexercised warrants then held by the purchaser to such lower price; and
•
if necessary, issue additional shares to purchaser to take into account the amount paid, whether in cash or by cashless exercise, by the purchaser if the purchaser has exercised any warrants so that the per share exercise price and to the exercise price for the exercised warrants equals the lower price of the subsequent issuance.

In addition, until eight months after the effective date of the registration statement, purchasers will have a right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply in limited exceptions, including:

•	strategic license agreements or similar partnering arrangements provided that the issuances are not for the purpose of raising capital and there are no registration rights granted;
•
strategic mergers, acquisitions or consolidation or purchase of substantially all of the securities or assets of a corporation or other entity provided that we do not grant the holders of such securities registration rights; and

•
the issuance of common stock or options pursuant to stock option plans and employee purchase plans at exercise prices equal to or higher than the closing price of our common stock on the issue/grant date or as a result of the exercise of warrants issued either in the unit offering or which were outstanding prior to the unit offering.

Finally, under the terms of the subscription agreement for the 2008 Unit Offering we agreed that:

•
until the earlier of the registration statement having been effective for 240 days or the date on which all the shares of common stock sold in the 2008 Unit Offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8; and

•
until the earlier of two years from the closing date or the date on which all shares of common stock sold in the 2008 Unit Offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

• amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors;
• repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities; or
• prepay any financing related or other outstanding debt obligations.

Preferred Stock

We have 10,000,000 shares of preferred stock, par value $.001, authorized, of which we designated 1,000,000 as our Series A convertible preferred stock in December 2007 in connection with our reverse recapitalization transaction resulting in a 51% interest in Shandong Jiajia. In March 2008, all 1,000,000 shares of our Series A convertible preferred stock were converted into 2,500,000 shares of our common stock.

In December 2007 we designated 1,295,000 shares of our preferred stock as Series B convertible preferred stock in connection with our reverse recapitalization transaction resulting in a 51% interest in Shandong Jiajia. In March 2008, 845,000 shares of our Series B convertible preferred stock were converted into 8,450,000 shares of our common stock.  Presently there are 450,000 shares of Series B convertible preferred stock are outstanding.

Common Stock

On March 20, 2008 a principal shareholder of our company, David Aubel, converted the full amount of a $2,521,380 convertible note payable into 2,864,606 shares of common stock at $0.88 per share.  The conversion price was agreed to be a fixed number of common shares at December 31, 2007, in connection with the Shandong Jiajia reverse recapitalization transaction, accordingly, no interest expense was recognized during 2009.
On March 20, 2008 our then President and CEO, V. Jeffrey Harrell, converted the full amount of his accrued compensation into 581,247 shares of common stock at $0.77 per share, for a total of $448,985.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

         A summary of common shares issued during the six month periods ended June 30, 2009 and 2008 is as follows:

	No. of Shares issued during six month period ended June 30,
	2009	2008
Settlement of obligation to former President and CEO, Mr. V. Jeffrey Harrell	-	581,247
Settlement (conversion) of note payable to principal shareholder, David Aubel	-	2,864,606
Conversion 1,000,000 shares of Series A Convertible Preferred Stock	-	2,500,000
Conversion of 845,000 shares of Series B Convertible Preferred Stock	-	8,450,000
2008 Unit Offering		15,113,000
	-	29,508,853

Common Stock Purchase Warrants issued to Mr. Wei Chen

A summary of our common stock purchase warrants issued and activity during the six months ended June 30, 2009 to, Mr. Wei Chen, owner of Shandong Jiajia in connection with the Shandong Jiajia transaction is as follows:

	No. of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2008	2,000,000	$0.30	1.5	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Outstanding at June 30, 2009	2,000,000	$0.30	1.5	$-

Common Stock Purchase Warrants

A summary of the activity during the six months ended June 30, 2009 related to our common stock purchase warrants issued in connection with the 2008 Unit Offering and warrants issued for services is as follows:
	No. of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2008	31,676,000	$0.46	3.75	-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	(112,500)
Outstanding at June 30, 2009	31,563,500	$0.46	3.75	-

The 31,558,500 warrants issued in connection with the 2008 Unit Offering and comprised of 16,445,500 Class A warrants exercisable at $0.35 per share and 15,113,000 Class B warrants exercisable at $0.50 per share.  Other than the exercise price of the warrants, the terms of the Class A and Class B warrants are identical.  An additional 5,000 warrants issued for services in prior years remaining outstanding at June 30, 2009.

These warrants are exercised through the last calendar day of the month in which the fifth anniversary of the issue date occurs and are exercisable in whole or in part at any time following the issue date.

The exercise price of the warrants and the number of shares issuable upon exercise is subject pre-note adjustment in the event of stock splits, stock dividends, recapitalization and similar corporate events.  At anytime after the required effective date of the related registration statement the warrants are exercisable on a cashless basis, which currently is the case. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each warrant holder may have while the securities are outstanding.  This provision is waived during the final 45 days the warrants are exercisable.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued
NOTE 7 –RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

The following advances from related parties are used for working capital and are all unsecured, non-interest bearing and repayable on demand.

At June 30, 2009 and December 31, 2008, we owed $109,024 and $123,458, respectively, to Xiangfen Chen, general manager of the Xiamen branch of Shandong Jiajia.

At June 30, 2009 and December 31, 2008, we owed $615,538 and $62,652, respectively, to Bin Liu general manger of the Tianjin branch of Shandong Jiajia and a 90% owner of Tianjin Sincere Logistics Co., Ltd. (“Tianjin Sincere").

At June 30, 2009 and December 31, 2008, we owed $15,904 and $183,448, respectively, to Tianjin Sincere.

In May 2009, Shandong Jiajia entered into a lease with Mr. Chen, our Chief Executive Officer, for a term of one year for office space for its Shanghai Branch in the PRC. Shandong Jiajia is paying Mr. Chen a base annual rent of approximately $43,700 for the use of such office space plus a management fee of approximately $20,440 per year.

On June 30, 2009 and December 31, 2008, due to related parties consisted of the following:
	June 30, 2009	December 31, 2008
Due to Xiangfen Chen	$109,024	$123,458
Due to Bin Liu	615,538	62,652
Due to Tianjin Sincere Logistics Co., Ltd.	15,904	183,448
Other	--	9,139
	$740,466	$378,697

There are no assurances that the terms of the transactions with these related parties are comparable to terms we could have obtained from unaffiliated third parties.

DUE FROM RELATED PARTIES

These following advances to related parties described below are unsecured, non-interest bearing and payable on demand.
At June 30, 2009 our due from related party amounted to $805,085. This was comprised of $418,062 due from Tianjin Sincere, and $387,023 due from Shandong Huibo Import & Export Co., Ltd., a Chinese limited liability company which is a minority owner of our company.  Shandong Huibo Import & Export Co., Ltd. is owned by PeiXiang Wang (31.7%) and PengXiang Liu (68.3%), unrelated third parties.

At December 31, 2008 we were owed $518,433 representing amounts due under a loan from Shandong Huibo Import & Export Co., Ltd., a Chinese limited liability.

NOTE 8 - COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to equity.

Our other comprehensive income consists of foreign currency translation adjustments. The following table sets forth the computation of comprehensive income for the second quarter of 2009 and 2008, respectively:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
		Restated		Restated
Net (loss) income	$137,680	$174,712	$(274,142)	$502,250
Other comprehensive (loss) income, net of tax
Foreign currency translation gain, net of tax	3,445	70,498	7,449	93,818
Total other comprehensive (loss) income, net of tax	3,445	70,498	7,449	93,818
Comprehensive Income	141,125	245,210	(266,693)	596,068
Comprehensive Income attributable to the noncontrolling interests	(74,358)	(166,355)	68,259	(405,194)
Comprehensive (loss) Income attributable to China Logistics Group, Inc.	$66,767	$78,855	$(198,434)	$190,874

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

NOTE 9 – FOREIGN OPERATIONS

The tables below presents information by operating region for the three and six months ended June 30, 2009.

	For the three months ended
	June 30, 2009		June 30, 2008
			Revenues
	Revenues	Assets	Restated	Assets
United States	$--	$6,409	$--	$558,745
People's Republic of China	4,607,989	7,070,177	8,018,987	6,680,959
Totals	$4,607,989	$7,076,586	$8,018,987	$7,239,704

	For the six months ended
	June 30, 2009		June 30, 2008
			Revenues
	Revenues	Assets	Restated	Assets
United States	$--	$6,409	$--	$558,745
People’s Republic of China	7,806,561	7,070,177	14,792,200	6,680,959
Totals	$7,806,561	$7,076,586	$14,792,200	$7,239,704

NOTE 10 – CONTINGENCIES AND COMMITMENTS
The table below presents our commitments for our various office leases in the U.S. and China for the years ended December 31, 2009 and thereafter:

Period	Total
Period Ended December 31, 2009	$121,000
Period Ended December 31, 2010	48,000
Period Ended December 31, 2011	23,000
Period Ended December 31, 2012	23,000
Period Ended December 31, 2013	23,000
Thereafter	--
$238,000

As a result of the September 24, 2008 complaint filed by the SEC against us and Messrs. Harrell and Aubel as described in Part I, Item 3, “Legal Proceedings” of our Annual Report on Form 10-K for the year ended December 31, 2008, we consented to the entry of a Permanent Injunction and Other Relief to resolve the liability aspects of the complaint.  The Permanent Injunction, among other things, permanently restrains and enjoins us from violation of Sections 5(a) and 5(c) of the Securities Act of 1933, 15 U.S.C. §§ 77e(a) and 77e(c); violations of Section 10(b) of the Securities Exchange Act of 1934, 15 U.S.C. § 78j(b), and Rule l0b-5 promulgated thereunder, 17 C.F.R. §240.l0b-5; violations of Section 13(a) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(a), and Rules 12b-20, 13a-l, and 13a-13 thereunder, 17 C.F.R. §§ 240.12b-20, 240.13a-l, and 240. 13a-13; and violations of Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78m(b )(2)(A) and 8m(b )(2)(B).

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009   – Continued

We are still in settlement discussions with the SEC regarding disgorgement and prejudgment interest sought by the SEC.  In the event we are unable to reach an agreement with the SEC with respect to disgorgement and prejudgment interest, the consent provides that the Court will determine whether it is appropriate to order disgorgement and, if so, the amount of the disgorgement.  In addition, the pending lawsuit with the SEC may result in additional claims by stockholders, regulatory proceedings, government enforcement actions and related investigations and litigation. We cannot predict the ultimate outcome of this litigation and any continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, our agreement to entry of a consent order granting the SEC injunctive relief restraining us from future violations of Federal securities laws may make future financing efforts more difficult and costly.

We are evaluating filing a lawsuit against Messrs. Harrell and Aubel and other parties involved in the improper conduct alleged by the SEC for damages we suffered as a result of their conduct.  In addition, we are evaluating filing a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,380 which we redeemed for 2,864,606 shares of our common stock in March, 2008 pursuant to the terms of the December 2007 agreement we entered into to acquire, through a reverse recapitalization, a 51% interest in Shandong Jiajia.

NOTE 11 – SUBSEQUENT EVENTS

    In accordance with SFAS 165 "Subsequent Events", we have evaluated all events that occurred after the balance sheet date but before financial statements were available to be issued through August 19, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
China Logistics Group, Inc.

We have audited the accompanying consolidated balance sheets of China Logistics Group, Inc (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statement of operations and comprehensive income, stockholders' equity and cash flows for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of their operations and their cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a loss and has negative cash flows from operations for the year ended December 31, 2008 as fully described in Note 3. These issues raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also audited the adjustments described in Note 2 that were applied to restate the year ended December 31, 2007 and 2008 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

/s/Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida
May 18, 2009
(Except as to Note 2 as to the effects of the Restatement of the Financial Statements as to which the date is September 25, 2009)

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	December 31,
	2008	2007
	Restated	Restated
ASSETS
Current assets:
Cash	$3,156,362	$1,121,605
Accounts receivable, net	2,739,173	3,131,831
Accounts receivable - related party	-	7,000
Due from related parties	518,433	511,435
Prepaid expense and other current assets	327,952	328,065
Total current assets	6,741,920	5,099,936

Property and equipment, net	44,144	42,336
Total assets	$6,786,064	$5,142,272
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Cash overdraft	$-	$12,633
Accounts payable - trade	1,752,862	3,608,885
Accrued compensation - related party	-	446,985
Accrued registration rights penalty	1,597,000	-
Other accruals and current liabilities	146,953	485,101
Convertible note payable/related party	-	2,373,179
Advances from customers	1,133,283	683,436
Due to related parties	378,697	229,252
Foreign tax payable	34,898	36,117

Total current liabilities	5,043,693	7,875,588

Minority interest	794,886	601,028
Shareholders' deficit:
Preferred stock - $0.001 par value, 10,000,000 shares authorized
Series A Convertible Preferred Stock - 1,000,000 shares issued
and oustanding at December 2007	-	1,000
Series B Convertible Preferred Stock - 450,000 and 1,295,000 shares
issued and oustanding at December 31, 2008 and 2007, respectively	450	1,295
Common stock, $.001 par value, 500,000,000 shares authorized;
34,508,203 shares and 4,999,350 shares issued and outstanding
at December 31, 2008 and 2007, respectively	34,508	4,999
Additional paid-in capital	19,229,513	12,927,625
Accumulated deficit	(18,129,491)	(16,042,873)
Accumulated other comprehensive loss	(187,495)	(226,390)

Total shareholders' equity (deficit)	947,485	(3,334,344)
Total liabilities and shareholders' equity	$6,786,064	$5,142,272

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	For the Years Ended December 31,
	2008	2007
	Restated	Restated
Sales	$35,561,833	$35,298,453
Cost of sales	34,552,938	34,036,196
Gross profit	1,008,895	1,262,257

Operating expenses:
Selling expenses	-	37,546
General and administrative	1,333,769	640,631
Recovery of bad debt	(330,439)	-
Total operating expenses	1,003,330	678,177
Income from operations	5,565	584,080

Other income (expenses):
Other income	15,218	13,575
Registration rights penalty	(1,597,000)	-
Non-operating bad debt expense	(85,844)	-
Interest income	1,532	-
Total other income (expenses)	(1,666,094)	13,575

Income (loss) before income taxes and minority interest	(1,660,529)	597,655
Foreign taxes	269,600	57,205
Income (loss) before minority interest	(1,930,129)	540,450
Minority interest in income of subsidiary	156,489	264,820
Net income (loss)	(2,086,618)	275,630
Other comprehensive income (loss):
Foreign currency translation adjustments	38,895	(228,976)
Comprehensive (loss) income	$(2,047,723)	$46,654

Net loss per common share per common share:
Basic	$(0.08)	$20.12
Diluted	$(0.08)	$0.05

Weighted average number of shares outstanding:
Basic	26,823,216	13,697
Diluted	26,823,216	5,617,314

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

									Accumulated
							Additional		Other
	Preferred A Stock		Preferred B Stock		Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income/Loss	Total
	Restated		Restated		Restated		Restated	Restated	Restated	Restated
Balance December 31, 2006	1,000,000	$1,000	120,000	$120	-	$-	$3,058,800	$(661,032)	$2,586	$2,401,474
Recapitalization for reverse merger	-	-	1,175,000	1,175	4,999,350	4,999	9,868,825	(15,657,471)	-	(5,782,472)
Foreign currency translation adjustments	-	-	-	-	-	-	-	-	(228,976)	(228,976)
Net loss for the year	-	-	-	-	-	-	-	275,630	-	275,630
Balance December 31, 2007	1,000,000	1,000	1,295,000	1,295	4,999,350	4,999	12,927,625	(16,042,873)	(226,390)	(3,334,344)
Convertible note payable to related party converted to capital	-	-	-	-	2,864,606	2,865	2,518,514	-	-	2,521,379
Conversion of Series A Preferred to common stock	(1,000,000)	(1,000)		-	2,500,000	2,500	(1,500)	-	-	-
Conversion of Series B Preferred to common stock	-	-	(845,000)	(845)	8,450,000	8,450	(7,605)	-	-	-
Accrued salary for president converted to stock	-	-	-	-	581,247	581	448,404	-	-	448,985
Private placement	-	-	-	-	15,113,000	15,113	3,344,075	-	-	3,359,188
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	38,895	38,895
Net loss for the period	-	-	-	-	-	-	-	(2,086,618)	-	(2,086,618)
Balance December 31, 2008	-	$-	450,000	$450	34,508,203	$34,508	$19,229,513	(18,129,491)	$(187,495)	$947,485

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	For the Year Ended
	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:	Restated	Restated
Net (loss) income	$(2,086,618)	$275,630
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	35,438	18,406
Minority interest	156,489	264,820
Allowance for doubtful accounts	(330,439)	68,149
Registration rights penalty	1,597,000
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	723,098	(1,227,947)
(Increase) in accounts receivable - related party	7,000	-
(Increase) decrease in other receivables	-	114,158
Decrease in other assets	-	(419)
Decrease (increase) in prepaid expenses and other current assets	114	(313,237)
(Decrease) increase in accounts payable	(1,856,023)	1,054,327
(Decrease) in other accruals and current liabilities	(338,148)	(162,440)
(Decrease) increase in taxes payable	(1,220)	27,245
Increase in advances from customers	449,848	572,877

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,643,461)	691,569

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(37,246)	(13,504)
Advances to related parties	(6,998)	(419,940)

NET CASH USED IN FINANCING ACTIVITIES	(44,244)	(433,444)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from 2008 Unit Offering	3,778,250	-
2008 Unit Offering expenses	(420,863)	-
Proceeds from convertible note payable - related party	148,200	-
Repayment of short-term financing	(12,633)	-
Advances from related parties	256,879
Repayments of advances from related parties	(105,794)	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,644,039	-

EFFECT OF EXCHANGE RATE ON CASH	78,423	40,572
NET INCREASE IN CASH	2,034,757	298,697
CASH - beginning of year	1,121,605	822,908
CASH - end of year	$3,156,362	$1,121,605

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for foreign taxes	$34,524	$31,361
Convertible note payable converted to common stock -related party	$2,521,379	$-
Accrued compensation converted to common stock - related party	$448,985	$-

The accompanying notes are an integral part of these financial statements

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 – SUMMARY OF BUSINESS AND ORGANIZATION

China Logistics Group, Inc. (“we”, “us”, “our” or the “Company”) is a Florida corporation and was incorporated on March 19, 1999 under the name of ValuSALES.com, Inc. The Company changed its name to Video Without Boundaries, Inc. on November 16, 2001. On August 31, 2006 the Company changed its name from Video Without Boundaries, Inc. to MediaREADY, Inc. and on February 14, 2008, the Company changed its name from MediaREADY, Inc. to China Logistics Group, Inc.

We are on a year concurrent with the calendar year; as such the twelve month period ending December 31, is our year. The year ended December 31, 2008 is referred to as “2008”, the year ended December 31, 2007 is referred to as “2007”, and the coming year ending December 31, 2009 is referred to as “2009”.

Beginning in 2003, we sought to position our company within the entertainment and home broadband marketplace to develop our MediaREADY™ product line and provide products and services in the converging digital media on demand, enhanced home entertainment and emerging interactive consumer electronics markets. We were, however, unable to successfully penetrate these markets, due in great part to our limited financial resources.. In the fourth quarter of 2007 our management elected to pursue a business combination with an operating company in an effort to improve shareholder value.

On December 31, 2007 we entered into an acquisition agreement with Shandong Jiajia International Freight and Forwarding Co., Ltd. (“Shandong Jiajia”) and its sole shareholders Messrs. Hui Liu and Wei Chen, through which we acquired a 51%  interest in Shandong Jiajia. At closing, we issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of our Series A Convertible Preferred Stock and agreed to contribute $2,000,000 to increase the registered capital of Shandong Jiajia subject to:

•	the prior receipt of all regulatory approvals and licenses from the necessary governmental agencies in China related to this acquisition, and
•	the receipt of two years of audited financial statements of Shandong Jiajia together with the interim period for the nine months ended September 30, 2007.

Under the terms of an assumption agreement dated December 31, 2007 and as contemplated by the terms of the acquisition agreement for Shandong Jiajia, Mr. David Aubel, a principal shareholder of our company, agreed to personally assume contingent liabilities in the aggregate amount of $1,987,895 which may result from a stock purchase agreement we entered into in August, 2004 with Graphics Distribution, Inc.  Mr. Aubel’s agreement to assume this liability was the result of negotiations preceding the execution of the acquisition agreement for Shandong Jiajia as Messrs. Liu and Chen were unwilling to proceed with the transaction if the company remained exposed to the potential liability related to the Graphics Distribution, Inc. stock purchase agreement.  In addition, the acquisition agreement contemplated that the accrued compensation and convertible note payable-related party included in our current liabilities at September 30, 2007 would be converted into shares of our common stock at conversion rates of $0.72 and $0.80 per share (post 1:40 reverse stock split).  At the time of the agreement we did not have sufficient authorized but unissued shares of our common stock to provide for the conversion of these liabilities, respectively, resulting in the issuance of approximately 3,445,853 shares of our common stock. Included in these liabilities which were to be converted was approximately $419,000 of accrued compensation due Mr. Jeffrey Harrell, our former CEO and President, and approximately $2,521,380 due to Mr. David Aubel under a convertible note and a loan. Effective on the close of business on March 11, 2008 we amended our articles of incorporation to increase our authorized capital which provided sufficient shares to permit these conversions.

As contemplated by the acquisition agreement for Shandong Jiajia, on March 20, 2008 we entered into a conversion agreement with Mr. Jeffrey Harrell, then our CEO and President, who converted $448,985 of accrued compensation due him into 581,247 shares of our common stock at an effective conversion price of $0.77245 per share.  In addition and as also contemplated by the terms of the acquisition agreement for Shandong Jiajia, on March 20, 2008 we entered into a conversion agreement with Mr. Aubel whereby he converted the $2,521,380 loan due him by us into 2,864,606 shares of our common stock at an effective conversion price of $0.88 per share.  The effective conversion price on the date we entered into the conversion agreements with Mr. Aubel was greater than the fair market value of our common stock on the date of the agreement which was $0.85 per share.  The variance resulted from a decline in the trading price of our common stock from December 31, 2007 when the conversion rates were informally agreed to with Mr. Aubel and the actual dates of conversion.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

The number of shares issued to Mr. Aubel was established in the December 31, 2007 Shandong Jiajia acquisition agreement and was derived from the September 30, 2007 liability reflected on our books owed to Mr. Aubel in the amount of $2,291,685 divided by an agreed upon prior to the 1 for 40 reverse stock split price of $0.02 per share ($2,291,685/$0.02 per share/40 = 2,864,606 shares).

As of the settlement date in March 2008, Mr. Aubel was owed $2,521,380 by us, an increase in the amount owed from September 30, 2007 resulting from additional advances made by Mr. Aubel, reduced by the issuance of 10,000,000 shares during the interim period.  The final conversion price of Mr. Aubel’s note was $0.88 per share, resulting from the final note balance of $2,521,380 divided by an agreed upon fixed number of shares of 2,864,606 ($2,521,379/2,864,606 =$0.88 per share).  The fair market value of our common stock on March 31, 2008 was $0.85 per share.  We are evaluating any rights we may have to seek damages against Mr. Aubel as a result of the uncertainty as to the validity of the amount of his note. See "Legal Proceedings" appearing elsewhere in this report.

In connection with the  reverse recapitalization transaction with Shandong Jiajia, we issued Capital One Resource Co., Ltd. 450,000 shares of Series B Convertible Preferred Stock valued at $3,780,000, and Mr. Weidong Wang 35,000 shares of Series B Convertible Preferred Stock valued at $294,000, as compensation for their assistance in the transaction. In addition, we agreed to issue an aggregate of 352,500 shares of Series B Convertible Preferred Stock valued at $2,961,000 to Dragon Venture (Shanghai) Capital Management Co., Ltd. as finder's fees. Dragon Venture (Shanghai) Capital Management Co., Ltd. is a subsidiary of Dragon Capital Group Corp. (Pink Sheets: DRGV). Mr. Lawrence Wang, the CEO of Dragon Capital Group Corp., is the brother of Dr. James Wang, the CEO of China Direct, Inc. China Direct, Inc. owns approximately 20% of the issued and outstanding shares Dragon Capital Group Corp. In January 2008 we amended the finder’s agreement with Dragon Venture (Shanghai) Capital Management Co., Ltd. to reduce the fee to 240,000 shares of Series B Convertible Preferred Stock which were valued at $2,016,000.  Finally, we were obligated to issue China Direct, Inc. an additional 450,000 shares of our Series B Convertible Preferred Stock valued at $3,780,000 as compensation for its services under the terms of the December 31, 2007 consulting agreement which were to be issued prior to June 30, 2008.  These shares were issued in June 2008.

On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Convertible Preferred Stock with a fair value of $960,000 and three year purchase warrants to purchase an additional 2,000,000 shares of our common stock at an exercise price of $0.30 per share with a fair value of $480,000.  We agreed to pay Mr. Chen the additional consideration at his request because he believed that the purchase price we paid for our interest in Shandong Jiajia was more favorable to us.  At the time of the amendment, Mr. Chen, a minority owner of Shandong Jiajia and who now serves as our Chairman, CEO and President, was General Manager of Shandong Jiajia and his continued active involvement in its operations was crucial to the integration of Shandong Jiajia into our company.  We determined that it would be in our long-term best interests to agree to Mr. Chen’s request, particularly as the operations of Shandong Jiajia represented all of our business and operations following the transaction.

The finder’s fees and consulting fees were incremental to the transaction and payable contingent upon closing.  Accordingly were classified as directly related to the acquisition.  All transactions related fees were determined through arms length negotiations between the parties.

The accompanying consolidated financial statements contain the audited balance sheet at December 31, 2007, statement of operations and statements of stockholders’ equity (deficit) which have been restated to account for the acquisition of a 51% interest in Shandong Jiajia as a capital transaction, implemented through a reverse recapitalization , effective December 31, 2007.  Accordingly, the historical cost basis of the assets and liabilities of Shandong Jiajia have been carried forward and the historical information presented, including the consolidated statements of operation, consolidated statement of stockholders’ equity (deficit) and consolidated statements of cash flows prior to December 31, 2007, are those of Shandong Jiajia.3

The capital structure following the transaction differs from the historical capital structure of Shandong Jiajia in that shareholders’ equity of the combined enterprise is presented based on the historical equity of the accounting acquirer (Shandong Jiajia) prior to the merger retroactively restated to reflect the number of shares received in the transaction.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Shandong Jiajia, formed in 1999 as a Chinese limited liability company, is an international freight forwarder and logistics management company. Shandong Jiajia, acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import or export merchandise from or into China.  Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with two additional offices in Lianyungang and Rizhao. Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha, P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines.

The accompanying consolidated financial statements include accounts of the Company and its 51% owned subsidiary, Shandong Jiajia. Intercompany transactions and balances have been eliminated in consolidation.  All share and per share information contained in this report gives retroactive effect to the 1 for 40 reverse stock split of the Company’s outstanding common stock effective at the close of business on March 11, 2008.

Shandong Jiajia will seek to develop new business opportunities by utilizing new shipping routes and expanding its scope of services to provide a full suite of comprehensive logistics management solutions. Shandong Jiajia management believes that as they expand their logistics management solutions business and gain market share they will be able to obtain more container space thereby increasing potential revenues. We believe that due to the larger volume of products to be shipped they can negotiate a more favorable rate from their vendors and suppliers and ultimately increase our profit margins.

The additional investment in Shandong Jiajia will be applied as registered capital and will be utilized for general working capital purposes and for expanded operations, new business development for new shipping routes, and the development of new logistics services as well as negotiating favorable pricing from their suppliers based on a greater capacity of shipping volumes.

In expanding these operations, Shandong Jiajia faces the challenges of:

•	effective consolidation of resources among relatively independent affiliates;
•	maintaining the balance between the collection of accounts receivable and the extension of longer credit terms offered to our current and prospective clients in an effort to boost sales; and
•	our ability to effectively handle the increases in costs due to soaring fuel prices and the weak U.S. dollar.

Additionally, Shandong Jiajia also faces the challenges related to the management and streamlining of the logistical aspect of the new shipping routes that our company plans to undertake and the possibility that our new routes will not be met with acceptance by our present and prospective clients. To accomplish their growth goals, Shandong Jiajia will utilize a portion of the additional registered capital to invest in an information sharing and personnel training system among our affiliates, to recruit highly qualified professionals to join us; and to promote new shipping routes and new services. In addition, we will rely upon our long-term partnerships with shipping companies, storage management companies, inland transportation companies, and port logistics companies in our efforts to develop a comprehensive logistics solution that we do not believe is currently available on the market today.

NOTE 2- RESTATEMENT OF FINANCIAL STATEMENTS

The December 31, 2008 financial statements included in our Form 10-K filed on May 18, 2009, contained errors including the method of recording the reverse recapitalization transaction with Shandong Jiajia completed on December 31, 2007.  Accordingly, our consolidated balance sheet at December 31, 2008, which is included in this report, has been restated to properly record the transaction. The effect of correcting these errors in our balance sheet at December 31, 2008 was as follows:

Balance Sheet Data December 31, 2008	As filed	Adjustment to Restate	Restated
Shareholders’ equity(deficit)
Series B Convertible Preferred Stock- 450,000 shares issued and outstanding at December 31, 2008	$450	-	$450
Common Stock, $0.001 par value, 500,000,000 shares authorized, 34,508,203 shares issued and outstanding December 31, 2008	34,508	-	34,508
Additional Paid-in-capital	3,572,042	15,657,471	19,229,513
Accumulated Deficit	(2,472,020)	(15,657,471)	(18,129,491)
Accumulated other comprehensive income loss	(187,495)	-	(187,495)
Total shareholders’ equity(deficit)	947,485	-	947,485
Total liabilities and shareholders’ equity	$6,786,064	-	$6,786,064

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Additionally, the Company has restated and expanded the disclosure in the Consolidated Statement of Cash Flows-Cash Flows from financing activities to better describe advances from, and repayments of advances from related parties.

Components of this restatement include:

Consolidated Statements of Cash Flows Data December 31, 2008	As filed	Adjustment to Restate	Restated
Cash flows from financing activities:
Proceeds from 2008 Unit Offering	3,778,250	-	3.778.250
2008 Unit Offering expenses	(420,863)	-	(420,863)
Proceeds from convertible note payable-related party	-	148,200	148,200
Repayment of short-term financing	(12,633)	-	(12,633)
Advances from related parties	299,285	(42,406)	256,879
Repayments of advances from related parties	-	(105,794)	(105,795)
Net cash provided by financing activities	3,644,039	-	3,644,039

The consolidated balance sheets, consolidated statements of operations, consolidated statement of stockholders’ equity (deficit), and consolidated statement of cash flows for the year ended December 31, 2007 have been restated to correct the accounting treatment previously accorded certain transactions.

Corrections made as of December 31, 2007 included:

•	the recognition of the Company’s capital transaction with Shandong Jiajia resulting in a 51% interest in Shandong Jiajia implemented through a reverse recapitalization;
•	the recognition of an agreement to issue 450,000 shares of Series B preferred stock with a fair value of $3,780,000;
•	the correction of the accounting treatment accorded a convertible note payable to a related party and principal shareholder, Mr. David Aubel;
•	the restatement of historical balance sheets and related disclosures to give retraction effort to a 1 for 40 reverse stock split completed on March 11, 2008;
•	the recognition of an accrued for certain professional fees, totaling $141,800 in expense, which were erroneously omitted; and
•
the adjustment of the initially reported carrying values of assets and liabilities of MediaReady, Inc. as of December 31, 2007, the effective date of the reverse recapitalization transaction with Shandong Jiajia.

Balance Sheet Data December 31, 2007	As Filed	Adjustment to Restate	Restated
Accounts receivable – related party	$160,350	$(153,350)	$7,000
Deferred Costs	5,450	(5,450)	-
Prepayment and other current assets	338,895	(10,830)	328,065
Total current assets	5,269,566	(169,630)	5,099,936
Property and equipment, net	46,622	(4,286)	42,336
Other assets:
Intangible assets	3,912,301	(3,912,301)	-
Deposits	12,00	(12,000)	-
Total other assets	3,924,301	(3,924,301)	-
Total assets	9,240,489	(4,098,217)	5,142,272
Accounts payable – trade	4,444,825	(835,940)	3,608,885
Accrued consulting fees	3,780,000	(3,780,000)	-
Other accruals and current liabilities	343,301	141,800	485,101
Derivative liabilities	3,856,416	(3,856,416)	-
Total current liabilities	16,206,143	(8,327,555)	7,878,588
Minority interest	781,441	(180,413)	601,028
Stockholders’ deficit
Series B Convertible Preferred Stock	845	450	1,295
Common Stock, $.001 par value	199,962	(194,963)	4,999
Additional paid-in capital	20,813,099		12,927,625
Accumulated deficit	(28,535,611)		(16,042,873)
Total stockholders’ equity (deficit)	(7,747,095)	4,412,751	(3,334,344)
Total liabilities and stockholders’ deficit	9,240,489	(4,098,217)	5,142,272

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Statement of Operations Data Year ended December 31, 2007	As Filed	Adjustment to Restate	Restated
Sales	$-	$35,298,453	$35,298,453
Cost of sales	-	34,036,196	34,036,196
Gross profit	-	1,262,257	1,262,257
Selling, general and administrative	1,317,258	(639,081)	678,177
Provision for obsolete inventory	4,138	(4,138)	-
Depreciation	8,028	(8,028)	-
Fair value of equity instruments	10,424,900	(10,424,900)	-
Bad debt expense	5,917	(5,917)	-
Total operating expenses	11,760,241	(11,082,064)	678,177
Operating income (loss)	(11,760,241)	12,344,321	584,080
Other income (expenses):
Change in fair value of derivative liability	662,899	(662,899)	-
Other income	_-	13,515	13,575
Interest expense-related party	(201,583)	201,583	-
Total other income (expense)	461,316	(447,741)	13,575
Income (loss) before income taxes and minority interest	(11,298,925)	11,896,580	597,655
Foreign taxes	-	57,205	57,205
Income (loss) before minority interest	(11,298,925)	11,839,375	540,450
Minority interest in income of subsidiary	-	264,820	264,820
Net income (Loss)	(11,298,925)	11,574,555	275,630
Foreign currency translation adjustment	-	(228,976)	(228,976)
Comprehensive income (loss)	(11,298,925)	11,345,579	46,654
Basic and Dilued income (loss) per common share:
Basic	(0.08)	0.16	0.08
Diluted	(0.08)	0.16	0.08
Weighted average number of shares outstanding:
Basic	137,686,070	(134,243,918)	3,442,152
Diluted	137,686,070	(134,196,462)	3,489,608

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Consolidated Statement of Cash Flows Data Year ended December 31, 2007	As Filed	Adjustment to Restate	Restated
Net Income (loss)	$(11,298,925)	$11,574,555	$275,630
Depreciation	8,028	10,378	18,406
Minority Interest	-	264,820	264,820
Allowance for doubtful accounts	5,917	62,232	68,149
Provision for obsolete inventory	4,138	(4,138)	-
Stock issued for services and compensation	10,633,000	(10,633,000)	-
Stock issued under employment agreement	13,000	(13,000)	-
Stock issued under employment agreement-cancelled	(221,100)	221,100	-
Change in fair value of derivative liability	(662,899)	662,899	-
Interest in convertible note payable-related party	201,583	(201,583)	-
(Increase) decrease in accounts receivable	16,282	(1,244,229)	(1,227,947)
(Increase) decrease in accounts receivable-related party	600,000	(600,000)	-
(Increase) decrease in other receivables	-	114,158	114,158
Decrease in other assets	-	(419)	(419)
Decrease (increase) in prepaid expenses and other current assets	18,569	(331,806)	(313,237)
(Decrease) increase in accounts payable	(200,434)	1,254,761	1,054,327
(Decrease) increase in other accruals	18,622	(181,062)	(162,440)
Increase in accrued compensation	17,487	(17,487)	-
(Decrease) increase in taxes payable	-	27,245	27,245
Increase in advances from customers	-	572,877	572,877
Net cash (used in) provided by operating activities	(846,732)	1,538,301	691,569
Cash flows from investing activities:
Cash acquired purchase of subsidiary	1,121,390	(1,121,390)	-
Capital explanations	-	(13,504)	(13,504)
Advances to related parties	-	(419,940)	(419,940)
Net cash provided by (used in ) investing activities	1,121,390	(1,554,834)	(433,444)
Cash flows from financing activities:
Proceeds from convertible notes payable-related party	841,157	(841,157)
Repayment of short-term debt	(43,793)	43,793	-
Proceeds from stockholders loans	52,157	(52,157)	--
Repayment of shareholder loans	(4,000)	4,000	-
Net cash provided by financing	845,521	(845,521)	-
Effect of exchange rate on cash	-	40,572	40,572
Net increase in cash	1,120,179	(821,482)	298,697
Cash at beginning of year	1,426	821,482	822,908
Cash at end of year	1,121,605	-	1,121,605
Cash paid during the period for foreign taxes	-_	31,361	31,361

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis. The Company has generated minimal revenue since its inception until it acquired of a 51% interest in Shandong Jiajia in December 2007. The Company’s  ability to continue as a going concern is dependent upon the Company’s ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due, to fund possible acquisitions, and to generate profitable operations in the future.

These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

As a result of the weak global economy, the demand for exported Chinese products has also declined, resulting in a significant drop in the demand for our freight and transport services.  In response to the sharp decline in our revenues, we plan to reduce the controllable portions of our cost of sales where possible.  While there can be no assurance, we anticipate these efforts to result in a positive gross profit in the upcoming fiscal year.  We believe our cost reduction program can have the desired result and should assist to return the Company to a positive cash flow position, even at the reduced revenue levels which we anticipate for the foreseeable future.

If our cost reduction efforts related to our cost of sales are not successful to a level which enables us to generate sufficient cash flows from operations to fund our needs we may need to raise additional working capital.  We do not have any commitments for any additional capital and both the terms of our 2008 Unit Offering which contain certain restrictive covenants and the overall softness of the capital markets could hinder our efforts. In that event, it would be necessary for us to take additional steps to further reduce our operating expenses including personnel reductions and the possible consolidation of our offices.  We believe this cost containment approach is a viable response to the current market conditions and, coupled with our cash on-hand, should allow us to maintain our operations for the foreseeable future.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements " ("SFAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-2, “Effective Date f FASB No. 157”, which delays the effective date of FASB 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (that is, at least annually), until years beginning after November 15, 2008.

In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset when the market for that Asset is not active”, which clarifies the application of SFAS 157 in a market that is not active.  FSP No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.

 The adoption of SFAS 157 did not have an effect on the Company’s consolidated financial statements.  The Company does not expect the adoption of the remaining provisions of SFAS 157 to have a material effect on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FAS 115 ” (“SFAS 159”). SFAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item’s fair value in subsequent reporting periods must be recognized in current earnings. The Company adopted SFAS 159 effective January 1, 2008.  The adoption of SFAS 159 did not have an effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R is a revision to SFAS No. 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS No.141R retains the fundamental requirement of SFAS No. 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. SFAS 141R will have an impact on the accounting for the Company’s business combinations, if any, once adopted, but the effect depends on the terms of the Company’s business combinations subsequent to January 1, 2009.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

In December 2007, the FASB also issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements ". This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. Early adoption is prohibited.  The Company does not expect the adoption of SFAS 160 to have a material effect on its consolidated financial statements.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”.  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the adoption of SFAS 161 to have a material effect on its consolidated financial statements.  The Company does not currently have any derivative instruments.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles in the United States.  SFAS No. 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Sections 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Company does not expect that the adoption of SFAS No. 162 will have a material effect on its consolidated financial statements.

In June 2008, the FASB ratified EITF Issue No. 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock.  EITF No. 07-5 provides that an entity should use a two step approach to evaluate whether equity-linked financial instrument (embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF No. 07-5 is effective for years beginning after December 15, 2008.  The Company does not expect that the adoption of EITF No. 07-5 will have a material effect on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Company’s consolidated financials statements.

Revenue Recognition

We provide freight forwarding services generally under contract with our customers.  Our business model involves placing our customers’ freight on prearranged contracted transport.

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 in our revenue recognition policy.  In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is filed or determinable, and collectability is reasonably assured.

         Typically our recognition of revenue is determined by our shipment/payment terms as follows:

•	When merchandise departs the shipper’s location when the trade pricing terms are CIF (cost, insurance and freight),
•	When merchandise departs the shipper’s location when the trade pricing terms are CFR (cost and freight cost), or
•	When the merchandise arrives at the destination port if the trade pricing terms are FOB (free on board) destination.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

The Company recognizes direct shipping costs concurrently with the recognition of the related revenue for each shipment.  Essentially, the costs, which are isolated by billings as the Company does not own the containers, ships, etc., are readily matched to the related billings.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and stock based compensation that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported period.

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers and knowledge of our industry segment in Asia.  We also rely on certain assumptions when deriving the fair value of share-based compensation and calculations underlying our provision for taxes in China.  Assumptions and estimates employed in the areas are material to our reported financial conditions and results of operations.  Actual results could differ from these estimates.

The recovery of bad debt recognized in 2008 reflected an adjustment in our estimate of bad debt expense reflected in the allowance account. This credit did not stem from the recovery of a previously written-off account or accounts.  It had been our policy to reserve for bad debt expense based principally on the age of our receivables. Experience proved we had over reserved and an adjustment was indicated.

Stock Based Compensation

The Company accounts for stock options issues to employees in accordance with SFAS 123R, “Share-Based Payment, on Amendment of FASB Statement No. 123” (“SFAS 123R”).  SFAS 123R requires companies to measure the grant-date fair value of stock options and other equity based compensation issued to employees and recognize the costs in the financial statements over the period during which the employees are required to provide services.  The Company adopted SFAS 123R in the second quarter of fiscal 2006.

Earnings (Losses) Per Share

Under the provisions of SFAS 128, “Earnings Per Share”, basic income (loss) per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the company, subject to anti-dilution limitations.

Earnings per share presented for the years ended December 31, 2007 have been restated due to the reverse  recapitalization transaction with Shandong Jiajia.  The retroactive restatement is based on historical average number of weighted-average shares outstanding for the periods presented, adjusted for shares underlying convertible securities issued in the reverse  recapitalization transaction.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

	Year ended
	December 31,
	2008	2007
Numerator:	Restated	Restated
Net income (loss) applicable to common stockholders (A)	$(2,086,618)	$275,630

Denominator:
Denominator for basic earnings per share
Weighted average shares outstanding (B)	26,823,216	13,697
Denominator for diluted earnings per share
Treasury Stock method
Stock purchase warrants	-	1,871,245
Series A and B Convertible Preferred Stock	-	3,732,192

Adjusted weighted average shares outstanding (C)	26,823,216	5,617,134

Basic and Diluted (Loss) Earnings Per Common Share:
Earnings per share- basic (A)/(B)	$(0.08)	$20.12
Earnings per share- diluted (A)/(C)	$(0.08)	$0.05

Potentially issuable shares at December 31, 2008 and 2007 which were anti-dilutive and not included in diluted earnings per share included:

	Year ended
	December 31,
	2008	2007
	Restated	Restated
Stock purchase warrants issued to Mr. Chen	2,000,000	-
Warrants	117,500	117,500
Class A and B Warrants	31,558,500	-
Series B Convertible Preferred Stock	4,500,000	-
	38,176,000	117,500

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible portion of accounts receivable. This estimate is based on the historical collection experience and a review of the current status of trade receivables. There is no set threshold amount or age for accounts receivable write-offs; any decision is made by senior management on an account-by-account basis.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Property and Equipment

Property plant and equipment are carried at cost less accumulated depreciation and includes expenditures, which substantially increase the useful lives of property and equipment. Maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to income.

Depreciation is computed using the straight-line method based on the estimated useful lives of the individual assets, which range from 3-5 years.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for years beginning after December 15, 2006.

The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns that would materially distort its financial statements. The Company’s methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns.

The Company periodically reassesses the validity of its conclusions regarding uncertain income tax positions to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the years ended December 31, 2008 and 2007 did not have any impact on its results of operations, financial conditions or liquidity.

The Company is not currently under examination by any federal or state taxing authority.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The carrying value of these instruments approximates fair value.

Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used in the business, other than assets held for sale when events and circumstances warrant, generally in conjunction with the annual business planning cycle. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value for assets to be held and used. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Long-lived assets to be disposed of other than by sale are considered held and used until disposed of.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Customer Advances

Prepayments and advance deposits consist of prepayments by Shandong Jiajia for contracted cargo that has not yet been shipped to the recipient and for other advance deposits. These amounts are recognized as revenue as customers take delivery of goods, in compliance with its revenue recognition policy. At December 31, 2008 and 2007 customer advances totaled $1,133,283 and $683,436, respectively.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standard (SFAS) No. 52, “Foreign Currency Translation”, and are included in determining comprehensive income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currency into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income or loss.

The reporting currency is the U.S. dollar. The functional currency of Shandong Jiajia is the local currency, the Chinese dollar or Renminbi (“RMB”).

Comprehensive Income

We follow Statement of Financial Accounting Standards No. 130 (SFAS 103) “Reporting Comprehensive Income” to recognize the elements of comprehensive income.  Comprehensive income is comprised of net income and all changes to the statement of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.  Comprehensive income included net income and foreign currency translation adjustments.

Minority Interest

Under generally accepted accounting principles when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the majority interest since there is no obligation of the minority interest to make good on such losses.  We, therefore, absorbed all losses applicable to a minority interest where applicable.  If future earnings do materialize, we shall be credited to the extent of such losses previously absorbed.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2008 and 2007, consisted of the following:

	2008	2007
	Restated	Restated
Trade receivables	$3,203,448	$3,926,546
Less: allowance for doubtful accounts	(464,275)	(794,715)
	$2,739,173	$3,131,831

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

NOTE 6 - CONVERTIBLE NOTE PAYABLE-DAVID AUBEL, RELATED PARTY

Prior to our  reverse recapitalization transaction with Shandong Jiajia the Company had relied heavily on advances from Mr. David Aubel, a principal shareholder of the Company, to fund its operations.  Mr. Aubel has never held a position as an officer or director of the Company.  Mr. Aubel has, over the years, executed a number of convertible debt agreements and related amendments addressing the collateral arrangements and repayment terms covering his advances.  These agreements and related amendments, provided for the repayment of these obligations through the issuance of common stock of the Company at substantial discounts from the then prevailing market price.

On December 3, 2005, the Company entered into an agreement with Mr. Aubel which provided for the conversion of his obligation:

•	For the first and second quarters of 2005 at $0.01 per share;
•	For the third quarter 2005 at 20% of the closing price on the date of conversion; and
•	For the fourth quarter 2005 and beyond at 40% of the closing price on the date of conversion

        In addition, Mr. Aubel was paid 8% interest on his loan balances.  The interest was accrued to his loan balance which ultimately was settled on March 20, 2008 through the issuance of discounted common stock of the Company.

A summary of interest expense accrued under the obligation due Mr. Aubel is as follows:
Year	Interest Expense
2005	$209,105
2006	246,367
2007	201,583
2008	--
$657,055

        The final obligation to Mr. Aubel of $2,521,380 was settled in full on March 20, 2008 through the issuance of 2,864,606 shares of common stock.  No interest was accrued in 2008 as, under the terms of the agreements related to the reverse recapitalization transaction with Shandong Jiajia, Mr. Aubel had agreed to a final settlement of a fixed number of common shares as of December 31, 2007.

Under the provision of Emerging Issue Task Force (“EITF”) 98-5 and EITF 00-27, the Company determined that the agreement with Mr. Aubel contained an embedded conversion feature which should be valued separately at issuance.  Further, as Mr. Aubel’s December 3, 2005 agreement with the Company contained no stated redemption date (due on demand) and the notes were convertible at the option of investor, the resulting discount from market was recognized immediately.

The intrinsic value of each advance is the difference between the conversion price to which Mr. Aubel was entitled and the fair value of the Company’s common stock on the commitment date (the date the funds were advanced) multiplied by the number of shares to which Mr. Aubel was entitled. A summary of the funds advanced and intrinsic value of each advance commencing December 3, 2005, is as follows:

Year	Funds Advanced	Intrinsic Value
2005	$160,000	$240,000
2006	1,730,168	2,595,251
2007	874,164	1,311,246
2008	148,200	222,300
	$2,912,532	$4,368,797

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

The intrinsic value of the shares actually paid to Mr. Aubel represents the difference between the conversion price to which Mr. Aubel was entitled and the fair value of the Company’s common stock on the date of conversion multiplied by the number of shares converted by Mr. Aubel .  A summary of the intrinsic value of shares actually paid to Mr. Aubel against his note for the periods beginning December 3, 2005 through final settlement on March 20, 2008 is as follows:
Year	Number of Shares Converted	Amount of Note Reduction	Intrinsic Value
2005	802,500	$698,000	$14,829,000
2006	592,500	1,445,000	2,319,000
2007	1,795,000	1,751,720	2,821,280
2008	2,864,606	2,521,380	659,432
Total	6,054,606	$6,416,100	$20,628,712

Based on the Company’s review of the facts and circumstances surrounding the agreements with Mr. Aubel and in connection with the restatement of the Company’s financial statements, the Company believed the appropriate accounting treatment was to record a receivable due from Mr. Aubel for the intrinsic value of the shares tendered due to uncertainty as to the validity of the amount of the note payable and the potential for a lack of consideration for the issuance of such shares.  The receivable recorded was subsequently expensed as impaired as collection was not reasonably assured.

During the first quarter of 2008, the Company issued Mr. Aubel 2,864,606 shares of its common stock in full payment of the then $2,521,380 balance of his note.  The shares issued to Mr. Aubel had a fair value $659,432 less than the obligation settled.  This difference was recorded as a contribution to capital rather than a gain on the debt settlement. We are evaluating any rights we may have to seek damages against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable.

NOTE 7 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and 2007, consisted of the following:

	Useful Lives	2008	2007
		Restated	Restated
Computer equipment	4 years	$37,246	$228,707
Software	3 years	-	361,861
Furniture and equipment	4-5 years	89,745	112,297
Total:		126,991	702,865
Less: accumulated depreciation		(82,847)	(660,529)
		$44,144	$42,336

For the years ended December 31, 2008, and 2007, depreciation expense totaled $35,438 and $18,406, respectively.

NOTE 8 – CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. As of December 31, 2008, bank deposits in the United States did not exceed federally insured limits. At December 31, 2008, the Company had deposits of approximately $2,954,757 in banks in China. In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured. The Company has not experienced any losses in its Chinese based bank accounts through December 31, 2008.

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable and accrued expenses. The recorded values of cash, accounts receivable, accounts payable and accrued expenses, approximates their fair values based on their short-term nature.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

NOTE 10 – REVERSE RECAPITALIZATION

On December 31, 2007, the Company entered into an acquisition arg ee ment with the shareholders of Shandong Jiajia to acquire a 51% interest in that company.  This transaction was initially recorded and reported as an acquisition of Shandong Jiajia under the guidance of SFAS 141.  After further review of the transaction, including post transaction ownership, the transaction was deemed a capital transaction, implemented through a reverse recapitalization .  Accordingly, our financial statements have been restated, with the cost basis of the assets and liabilities of Shandong Jiajia being maintained in the consolidated financial statements and the assets and liabilities of the Company prior to the transaction (then named MediaReady, Inc.), being accounted for at their carrying value as of December 31, 2007 .  The historical records presented through December 31, 2007, which includes our consolidated statements of operations, consolidated statements of stockholders’ (deficit) equity, and consolidated statements of cash flows, are those of Shandong Jiajia.

The value of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock were based on the fair value of the common stock to be issued upon conversion at December 31, 2007 as follows:

One share of Series A Convertible Preferred Stock converts into 2.5 shares of common stock

One share of Series B Convertible Preferred Stock converts into 10 shares of common stock

On March 28, 2008 shareholders holding the Series A Convertible Preferred Stock converted their 1,000,000 shares into 2,500,000 shares of common stock, no shares Series A Convertible Preferred Stock remained outstanding at December 31, 2008. On March 28, 2008 shareholders holding the Series B Convertible Preferred Stock converted 845,000 shares into 8,450,000 shares of common stock.

NOTE 11 – STOCKHOLDERS’ EQUITY

On March 11, 2008, the Company:

•	effected a one for 40 reverse stock split of its issued and outstanding common stock,
•	increased the number of authorized preferred stock shares from 5,000,000 to 10,000,000 shares, and
•	increased the number of common stock shares from 200,000,000 shares to 500,000,000 shares.

2008 Unit Offering

In April 2008, we completed an offering of 15.113 units of our securities at an offering price of $250,000 per unit to 32 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. We received gross proceeds of $3,778,250 in this offering.

The 31,558,500 warrants issued in connection with the 2008 Unit Offering and comprised of 16,445,500 Class A warrants exercisable at $0.35 per share and 15,113,000 Class B warrants exercisable at $0.50 per share.  Other than the exercise price of the warrants, the terms of the Class A and Class B warrants are identical.

These warrants are exercisable through the last calendar day of the month in which the fifth anniversary of the issue date occurs and are exercisable in whole or in part at any time following the issue date.

The exercise price of the warrants and the number of shares issuable upon exercise is subject pre-note adjustment in the event of stock splits, stock dividends, recapitalization and similar corporate events.  At anytime after the required effective date of the related registration statement the warrants are exercisable on a cashless basis, which currently is the case. The exercise of the warrants is subject to a 4.99% cap on the beneficial ownership that each warrant holder may have while the securities are outstanding.  This provision is waived during the final 45 days the warrants are exercisable.

Skyebanc, Inc., a broker-dealer and a member of FINRA, acted as a selling agent for us in the offering.  As compensation for its services, we paid Skyebanc, Inc. a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock. In addition, we paid due diligence fees to an advisor to our company as well as to two advisors to investors in the offering in connection with this offering which included an aggregate of $315,625 in cash and Class A warrants to purchase 1,125,000 shares of our common stock.  The Company also paid legal fees for both investors' counsel and our counsel of approximately $77,500 . After payment of these fees and costs associated with this offering we received net proceeds of approximately $3.3 million. Approximately $2.0 million of the net proceeds were used by us as a contribution to the registered capital of our subsidiary Shandong Jiajia and as additional working capital for that company, approximately $140,000 was used to pay accrued professional fees and the balance of the net proceeds from the transaction are being used for working capital purposes. Subsequently, we have provided an additional $500,000 to Shandong Jiajia as working capital.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

We agreed to file a registration statement with the Securities and Exchange Commission covering the shares of common stock underlying the warrants so as to permit the public resale thereof. We have filed a registration statement covering the resale of all shares of our common stock issuable upon the exercise of the Class A and Class B Warrants included in the units sold in the offering, together with all shares of our common stock issuable upon exercise of the Class A warrants issued to the selling agent, finders and consultants in the offering.  We will pay all costs associated with the filing of this registration statement. In the event the registration statement was not filed within 60 days of the closing or is not declared effective within 180 days following the closing date, we will be required to pay liquidated damages in an amount equal to 2% for each 30 days (or such lesser pro rata amount for any period of less than 30 days) of the purchase aggregate exercise price of the warrants, but not to exceed in the aggregate 12% of the aggregate exercise price of the warrants.

Although we filed a registration statement and we have been making a good faith effort to resolve comments on the registration statement we received from the Commission, it has not yet been declared effective.  Accordingly, for the quarter ended September 30, 2008, the Company accrued $1,597,000 due to investors under the provisions of the registration payment arrangement in accordance with the guidance of SFAS No. 5.

The transaction documents also provide for the payment of liquidated damages to the investors if we should fail to be a current reporting issuer and/or to maintain an effective registration statement covering the resale of the common shares issued or issuable upon exercise of the Class A and B warrants.

The subscription agreement for the offering provides that while the purchasers own any securities sold in the offering such securities are subject to anti-dilution protections afforded to the purchasers. In the event we were to issue any shares of common stock or securities convertible into or exercisable for shares of common stock to any third party purchaser at a price per share of common stock or exercise price per share which is less than the per share purchase price of the shares of common stock in this offering, or less than the exercise price per warrant share, respectively, without the consent of the subscribers then holding securities issued in this offering, the purchaser is given the right to apply the lowest such price to the purchase price of share purchased and still held by the purchaser and to shares issued upon exercise of the warrants and still held by the purchaser (which will result in the issuance of additional shares to the purchaser) and to the exercise price of any unexercised warrants. In the event we enter into a transaction which triggers these anti-dilution rights, we will:

•
issue additional shares to the purchasers to take into account the amount paid by the purchaser as of the closing date for the shares included in the units so that the per share price paid by the purchaser equals the lower price in the subsequent issuance,

•	reduce the warrant exercise price of any unexercised warrants then held by the purchaser to such lower price, and
•
if necessary, issue additional shares to purchaser to take into account the amount paid, whether in cash or by cashless exercise, by the purchaser if the purchaser has exercised any warrants so that the per share exercise price and to the exercise price for the exercised warrants equals the lower price of the subsequent issuance.

In addition, until eight months after the effective date of the registration statement, purchasers will have a right of first refusal with respect to subsequent offers, if any, by us for the sale of our securities or debt obligations. The anti-dilution provisions and the right of first refusal do not apply in limited exceptions, including:

•	strategic license agreements or similar partnering arrangements provided that the issuances are not for the purpose of raising capital and there are no registration rights granted,
•
strategic mergers, acquisitions or consolidation or purchase of substantially all of the securities or assets of a corporation or other entity provided that we do not grant the holders of such securities registration rights, and

•
the issuance of common stock or options pursuant to stock option plans and employee purchase plans at exercise prices equal to or higher than the closing price of our common stock on the issue/grant date or as a result of the exercise of warrants issued either in the 2008 Unit Offering or which were outstanding prior to the 2008 Unit Offering.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Finally, under the terms of the subscription agreement for the offering we agreed that:

•
until the earlier of the registration statement having been effective for 240 days or the date on which all the shares of common stock sold in the offering, including the shares underlying the warrants, have been sold we will not file any additional registration statements, other than a Form S-8, and

•
until the earlier of two years from the closing date or the date on which all shares of common stock sold in the offering, including the shares underlying the warrants, have been sold or transferred we agreed we would not:

•	amend our articles of incorporation or bylaws so as to adversely affect the rights of the investors,
•	repurchase or otherwise acquire any of our securities or make any dividends or distributions of our securities, or
•	prepay any financing related or other outstanding debt obligations.

Preferred Stock

We have 10,000,000 shares of preferred stock, par value $.001, authorized of which we designated 1,000,000 as our Series A Convertible Preferred Stock in December 2007. In March 2008 all 1,000,000 shares of our Series A Convertible Preferred Stock were converted into 2,500,000 shares of our common stock.

In December 2007 we designated 1,295,000 shares of Series B Convertible Preferred Stock. In March 2008, 845,000 shares of Series B Convertible Preferred Stock were converted into 8,450,000 shares of common stock.

Common Stock

A summary of common shares issued during the year ended December 31, 2008 is as follows:

Shares
Settlement of obligation to former President and CEO	581,247
Settlement (conversion) of note payable to principal shareholder	2,864,606
Conversion 1,000,000 shares of Series A Convertible Preferred Stock	2,500,000
Conversion of 845,000 shares of Series B Convertible Preferred Stock	8,450,000
2008 Unit offering	15,113,000
29,508,853

On March 20, 2008 a principal shareholder of our company, Mr. David Aubel, converted the full amount of a $2,521,380 convertible note payable into 2,864,606 shares of common stock at $0.88 per share.

On March 20, 2008 our then president and CEO and a principal shareholder of our company, Mr. V. Jeffrey Harrell, converted the full amount of his accrued compensation into 581,247 shares of common stock at $0.77 per share, for a total of $448,985.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

During the year ended December 31, 2007, the Company completed the following stock transactions:

•		in connection with the acquisition of the 51% interest in Shandong Jiajia effective December 31, 2007:
•
issued 250,000 share of common stock to Capital One Resources Co., Ltd. in connection with consulting services rendered in the Shandong Jiajia transaction.  The shares had a fair value at issuance of $380,000,

•
issued 1,000,000 of Series A preferred stock to finance, in part, the acquisition of a 51% interest in a company incorporated in the People Republic of China, Shandong Jiajia, at a fair value of $2.10 per preferred share, for a total of $2,100,000,

•
issued 120,000 shares of Series B preferred stock as partial compensation in connection with the acquisition of a 51% interest in Shandong Jiajia valued at $8.00 per preferred share, for a total of $960,000,

•
issued an additional 725,000 shares of Series B preferred stock to third parties for services rendered in connection with the Shandong Jiajia transaction at a fair value of $8.40 per share, for a total of $6,090,000,

•
granted stock purchase warrants to purchase 2,000,000 shares of common stock to finance, in part, the purchase of a 51% interest in a company incorporated in the Peoples Republic of China, Shandong Jiajia, at a fair value of $480,000,

•		issued 62,500 shares of common stock to China Direct Investments, Inc. under a management consulting agreement. The shares had a fair value of $168,000 at issuance,
•		issued 2,500 shares of common stock to an employee for services rendered at $2.60 per share, for a total of $6,500,
•		issued 16,250 shares of common stock to third parties for services rendered with a fair value of $58,950,
•		cancelled 12,500 shares held in treasury at $15.00 per share, for a total of $187,500,
•		a related party, Mr. David Aubel, converted $1,751,720 in convertible notes payable into 1,795,000 shares of common stock at prices ranging $0.28 to $2.00 per share,
•		the Company president, Mr. V Jeffrey Harrell, converted $193,500 in accrued compensation into 135,000 shares of common stock at $1.44 per share,
•
the Company was released from an obligation to issue 18,000 shares of common stock to an employee under an employment agreement. Accordingly, during the year ended December 31, 2007 the Company reversed the amounts expensed for the fair market value of the stock during the years ended December 31, 2006, 2005 and 2004, respectively, for a total of $221,100,

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

Purchase Warrants issued to Mr. Chen

On December 31, 2007 the Company granted three-year stock purchase warrants to purchase 2,000,000 shares of common stock as partial consideration for the acquisition of a 51% interest in Shandong Jiajia. The warrants were fully vested on the date of grant and are exercisable within 3 years of the date of grant at an exercise price of $0.30 per share.  These warrants were issued to an owner of Shandong Jiajia and were recognized as a direct cost in the reverse recapitalization transaction.

The Company has adopted the “Black Scholes” pricing model to book the estimated fair value of the purchase warrants totaling $480,000 under the provisions of SFAS No. 123(R).

The following assumptions were made in estimating fair value:

Risk-free rate	2.5%
Expected Volatility	175%
Life	3 years
Dividend yield	0%

A summary of our stock purchase warrant activity with Mr. Chen during the year ended December 31, 2008 is as follows:

	Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2007	2,000,000	$0.30	2.0	$-
Granted	-	-
Exercised	-	-
Outstanding at December 31, 2008	2,000,000	$0.30	2.0	$-

Common Stock Purchase Warrants

At December 31, 2008 and 2007, the Company had outstanding warrants to purchase 31,676,000 and 117,500 shares of common stock, at an weighted average exercise price of $0.42  and $9.69 per warrant share, respectively. The Company adopted the provisions of SFAS No. 123R to compute an estimated fair value of $3,877,123 and $527,000 for the stock warrants using the “Black Scholes” model at December 31, 2008 and 2007 and reserved 31,676,000 and 117,500 shares for the exercise of the stock warrants. The following assumptions were made in estimating fair value:

	December 31, 2008	December 31, 2007
	Restated	Restated
Risk-free rate	3.0%	4.45%
Volatility	100%	96%
Expected Dividend Yield	0%	0%

The following table summarizes the stock warrant activity:

	Shares Underlying Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2007 (1)	117,500	$9.69
Granted (2)	31,558,500	0.42
Exercised	—	—
Outstanding at December 31, 2008	31,676,000	$0.46

(1) Includes 110,000 common stock purchase warrants issued to Trilogy Capital Partners, Inc. which expire May 31, 2009
(2) Issued in connection with our 2008 Unit Offering completed in April, 2008.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

NOTE 12– RELATED PARTIES

Due from related parties

On December 31, 2008 and 2007, the Company held a due from related party in the amount of $518,433 and $511,435, respectively, which reflected advances due from Shandong Huibo Import & Export Co., Ltd., a 24.3% shareholder in Shandong Jiajia.   The loans were unsecured, non-interest bearing and repayable on demand.

Due to related parties

On December 31, 2008 and 2007, due to related parties consist of the following:

	2008	2007
	Restated	Restated
Due to Xiangfen Chen	$123,458	$229,252
Due to Bin Liu	62,652	-
Due to Tianjin Sincere Logistics Co., Ltd.	183,448	-
Other	9,139
	$378,697	$229,252

Xiangfen Chen  is the general manager of Shandong Jiajia Xiamen branch. Bin Liu is the general manager of Shandong Jiajia Tianjin branch. Mr. Liu is a 90% owner of Tianjin Sincere Logistics Co., Ltd.. The loans were unsecured, non-interest bearing and repayable on demand. Shandong Jiajia used the funds for general working capital.

On December 31, 2008, the Company had a commitment to Xiangfen Chen for the lease of the Company's branch office in Xiamen City, China, totaling $1,459 per year.

On June 1, 2008 Shandong Jiajia entered into a one year lease the CEO of Shandong Jiajia for a property in the Peoples Republic of China. The base annual rental is $43,700 per annum.

We also rent three office spaces throughout China from related parties as set forth in the following table:

Location	Approximate Square Feet	Annual Rent	Additional Charges	Expiration of Lease
Shanghai Branch (1)	7,008	$43,700 (RMB 300,000)	$20,440 (RMB 140,622)	May 31, 2009
Xiamen Branch, Xiamen City, Fujian Province (2)	1,026	$1,459 (RMB 10,800)	-	December 31, 2009
Tianjin Branch, Tianjin City (3)	3,014	$21,962 (RMB 150,000)	-	May 31, 2013

(1) We lease the offices for our Shanghai Branch from Mr. Wei Chen, our Chairman and CEO.  The additional charges represent a monthly management fee paid to an unrelated third party.

(2) We lease the offices for our Xiamen Branch from Mr. Xiangfen Chen, its General Manager.

(3) We lease the offices for our Tianjin Branch from Mr. Bin Liu, its General Manager.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

During the years ended December 31, 2007, the Company expensed $200,000 in each year for the salary of Mr. V. Jeffrey Harrell, the former CEO and President. At December 31, 2007 a total of $446,985 for the period January 1, 2002 through December 31, 2007 was unpaid and has been accrued under current liabilities. Additionally, during the year ended December 31, 2007 a total of $193,500 in accrued salary was converted into 135,000 shares of common stock.  In March 2008, the entire accrued liability was converted into 581,247 shares of common stock.

 There are no assurances that the terms of the transactions with these related parties are comparable to terms the Company could have obtained from unaffiliated third parties.

NOTE 13 – INCOME TAXES

The Company’s subsidiary Shandong Jiajia incorporated and operating in China is governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax). Commencing January 2008, the PRC Income Tax rate was reduced to a maximum of 25% (inclusive of state and local income taxes) for all companies.

The Company's subsidiary Shandong Jiajia incorporated and operating  in China is governed by the Income Tax Law of the Peoples Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law"). Pursuant to the PRC Income Tax Law, wholly owned foreign enterprises are subject to tax at a statutory rate of approximately 33% (30% state income tax plus 3% local income tax) for the calendar year ended December 31, 2007.

Effective January 1, 2008 the Company's subsidiaries in China are governed by the Enterprise Income Tax Law of the Peoples Republic of China and local income tax laws (the "PRC Enterprise Income Tax Law"). Pursuant to the PRC Enterprise Income Tax Law, our Chinese subsidiaries are Resident Enterprises as defined in Chapter 1 Article 2 “… an enterprise established within the territory of another country or other tax region pursuant to foreign laws, whose actual management or control is located is located in China” and are subject to tax at a statutory rate of approximately 25% for the calendar year ended December 31, 2008.

The components of income (loss) before income tax and minority interest consist of the following:

	Year Ended December 31,
	2008	2007
	Restated	Restated
US Operations	$(2,249, 494)	$-
Chinese Operations	588,965	597,655
	$(1,660,529)	$597,655

The components of the provision (benefit) for income taxes are as follows:

	Year Ended December 31,
	2008	2007
	Restated	Restated
US Operations	$-	$-
Chinese Operations	269,600	57,205
	$269,600	$57,205

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory U.S. Federal rate and the actual tax provision:

	Year Ended December 31,
	2008	2007
	Restated	Restated
Income tax provision (benefit) at Federal statutory rate	$(581,000)	$209.000
State income taxes, net of Federal Benefit	(76,000)	27,000
Permanent differences	632,000	-
Temporary differences	123,000	-
U.S. tax rate in excess of foreign tax rate	(86,000)	(39,000)
Increase in valuation allowance	258,000	-
Abatement of foreign income taxes	-	(140,000)
Tax provision (benefit)	$270,000	$57,000

The Company has a net operating loss (“NOL”) carryforward for United States income tax purposes at December 31, 2008 and 2007 expiring through the year 2028 of approximately $12,800,000. The utilization of the Company’s NOL’s may be limited because of a possible change in ownership as defined under Section 382 of Internal Revenue Code.

On December 31, 2007 the Company acquired a 51% interest in Shandong Jiajia. This acquisition was treated as a recapitalization of the Company, with Shandong Jiajia recognized as the accounting acquirer. Accordingly, the tax provisions recorded above are those of the consolidated entity subsequent to the recapitalization, effective December 31, 2007, for all periods presented. With regards to the year ended December 31, 2007, as the recapitalization occurred on December 31, 2007, the operations of US parent, were $0 for the year ended December 31, 2007. With regards to the year ended December 31, 2008 the loss for US operations was approximately $2,249,000 and is included in consolidated reconciliation of the Company's tax provision. With regards to permanent differences, in the afore presented consolidated tax provision reconciliation, these items are primarily related to the Company’s US operations with regards to issuance of equity instruments for services or registration rights penalties, which management has determined that there is no current or future tax benefits to be earned. The temporary difference is related to the Company’s Chinese operations. The Company was obligated to pay an immaterial amount of additional taxes for a year end prior to December 31, 2007. The Company became aware of this obligation in the current year end, and opted to resolve this matter, and it is reflected as a temporary difference for the purposes of thru above tax reconciliation.  The temporary difference is reflected at the effective US statutory rate in the consolidated tax reconciliation above.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized, a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. The Company’s US parent, China Logistics Group, Inc., deferred tax assets are included below and have been fully reserved with a valuation allowance as management of the Company has not determined if realization of these assets are to occur in the future. In addition, management has determined that the acquisition of 51% of Shandong Jiajia might have limited the utilization of the Company’s NOL for US Federal and State income tax purposes, due to a possible change in ownership as defined under Section 382 of Internal Revenue Code.

The Company’s deferred tax assets as of December 31, 2008 and 2007 are as follows:

	December 31,
	2008	2007
		Restated
Federal net operating loss carryforward	$3,928,000	$3,700,000
State net operating loss carryforward	633,000	600,000
Provisions	-	-
Timing differences	639,000	167,000
	5,200,000	4,467,000
Valuation allowance	(5,200,000)	(4,467,000)
	$-	$-

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS NO. 109, “Accounting for Income Taxes”. FIN 48 requires a company to evaluate whether tax position taken by a company will more likely than not be sustained upon examination by the appropriate taxing authority. It also provides guidance on how a company should measure the amount of benefit that the company is to recognize in its financial statements. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for years beginning after December 15, 2006.

The Company adopted FIN 48 as of January 1, 2007. As a result of the implementation of FIN 48, the Company concluded that it has not taken any uncertain tax positions on any of its open income tax returns that would materially distort its financial statements. The Company's methods of accounting are based on established income tax principles approved in the Internal Revenue Code (IRC) and are properly calculated and reflected within its income tax returns.

The Company periodically reassesses the validity of its conclusions regarding uncertain income tax positions to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The impact of this reassessment for the years ended December 31, 2008 and 2007 did not have any impact on its results of operations, financial conditions or liquidity.

NOTE 14 – COMMITMENTS

On June 1, 2008 Shandong Jiajia entered into a one year lease with the CEO of Shandong Jiajia for a property in the Peoples Republic of China. The base annual rental is $43,700 per annum.  The table below reflects our minimum commitments for our various office leases in the U.S. and China for the years ended December 31, 2009 and thereafter:

Period	Total
Period Ended December 31, 2009	$121,000
Period Ended December 31, 2010	48,000
Period Ended December 31, 2011	23,000
Period Ended December 31, 2012	23,000
Period Ended December 31, 2013	23,000
Thereafter	--
$238,000

NOTE 15 – REGIONS

The table below presents information by operating regions for the year ended December 31, 2008 (restated).

	Sales	Assets
United States	$—	$201,605
Peoples Republic of China	35,561,833	6,584,459
	$35,561,833	$6,786,064

For the year ended December 31, 2008 all operations were within the Peoples Republic of China.

NOTE 16 – CONTINGENCIES

As a result of the September 24, 2008 complaint filed by the Securities and Exchange Commission against us and Messrs. Harrell and Aubel as described in Item 1, “Legal Proceedings” of this annual report, we have agreed in principle to entry of a consent order granting the Commission the injunctive relief it seeks against us. We have been cooperating with the Commission in this proceeding and are still in settlement discussions with the Commission regarding disgorgement and prejudgment interest sought by the Commission.  In the event we are unable to reach an agreement with the Commission with respect to disgorgement and prejudgment interest, we have agreed with the Commission to have the court determine the propriety of such amounts, if any.  In addition, the pending lawsuit with the Commission may result in additional claims by stockholders, regulatory proceedings, government enforcement actions and related investigations and litigation. We cannot predict the ultimate outcome of this litigation and any continued litigation would result in significant expenses, management distraction and potential damages, penalties, other remedies, or adverse findings, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.  In addition, our agreement to entry of a consent order granting the Commission injunctive relief restraining us from future violations of Federal securities laws may make future financing efforts more difficult and costly.

CHINA LOGISTICS GROUP, INC.   AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007 - Continued

We are evaluating any rights the Company may have to file a lawsuit against Mr. Aubel as a result of the uncertainty as to the validity of the amount of the note payable in the amount of $2,521,380 which the Company redeemed for 2,864,606 shares of its common stock in March, 2008 pursuant to the terms of the December 2007 agreement entered into by the Company to acquire a 51% interest in Shandong Jiajia.

NOTE 17 - OPERATING RISK

(a) Country risk

The majority of the Company's revenues will be derived from  freight and logistical services in the PRC. The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the

PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RMB converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally, the PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company’s future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not maintain key-man insurance on the lives of Mr. Wei Chen our CEO and Chairman, or Mr. Hui Liu . Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

The vast majority of the Company’s revenues will be derived via the operations of the Company’s wholly owned or majority owned Chinese subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company’s control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock would decline.

NOTE 18 – SUBSEQUENT EVENTS

On January 9, 2009 Shandong Jiajia added a new branch office to its freight forwarding operations in Lianyungang in Jiangsu province in the PRC.  This branch was formerly a satellite sales office of the Shanghai branch and now will function as an independent branch office.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee	$523
Legal Fees and Expenses*	50,000
Accounting Fees and Expenses*	7,500
Financial Printing*	2,500
Transfer Agent Fees*	500
Blue Sky Fees and Expenses*	150
Miscellaneous*	827
TOTAL	$62,000
———————

* Estimated

Item 14.                 Indemnification of Directors and Officers.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 15.                 Recent Sales of Unregistered Securities.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In January 2006 we issued Mr. David Aubel, a principal shareholder of our company, 62,500 shares of our common stock in satisfaction of approximately $225,000 due him under a convertible note and a loan.  Mr. Aubel is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In April 2006 we issued Mr. David Aubel 67,500 shares of our common stock in satisfaction of approximately $205,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006 we issued Mr. David Aubel 67,500 shares of our common stock in satisfaction of approximately $178,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2006 we issued 3,375 shares of our common stock to First Equity Group as compensation for consulting services valued at $18,900. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In July 2006 we issued Mr. Aubel an aggregate of 165,000 shares of our common stock in satisfaction of approximately $423,600 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2006 we issued an aggregate of 250 shares of our common stock to Messrs. Philip Wiebe and David Creech as compensation for consulting services valued at $1,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In September 2006 we issued Mr. Aubel 112,500 shares of our common stock in satisfaction of approximately $225,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In October 2006 we issued Mr. Aubel an aggregate of 117,500 shares of our common stock in satisfaction of approximately $188,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In January 2007 we issued Mr. Aubel an aggregate of 170,000 shares of our common stock in satisfaction of approximately $319,500 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In February 2007 we issued an aggregate of 5,000 shares of our common stock to Mr. Charles Garango as compensation for consulting services valued at $44,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In February 2007 we issued Mr. Aubel an aggregate of 130,000 shares of our common stock in satisfaction of approximately $218,400 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2007 we issued an aggregate of 5,000 shares of our common stock to Messrs. Harry Brooks and Leonard Lauren as compensation for consulting services valued at $22,000. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In April 2007 we issued Mr. Aubel an aggregate of 272,500 shares of our common stock in satisfaction of approximately $353,200 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2007 we issued Mr. Aubel 142,500 shares of our common stock in satisfaction of approximately $157,320 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In May 2007 we issued 6,250 shares of our common stock as compensation to Ms. Tara Catanzaro for consulting and legal services valued at $178,750. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In May 2007 we also issued 62,500 shares of our common stock valued at $168,000 to China Direct Investments, Inc. as compensation for it services under the term of a consulting agreement entered into with that entity in May 2007.  China Direct Investments, Inc., a subsidiary of China Direct Industries, Inc., a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In June 2007 we issued Mr. Aubel 125,000 shares of our common stock in satisfaction of approximately $120,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In July 2007 we issued Mr. Aubel 155,000 shares of our common stock in satisfaction of approximately $148,800 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007 we issued Mr. Aubel an aggregate of 350,000 shares of our common stock in satisfaction of approximately $234,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In August 2007 we issued Mr. V. Jeffrey Harrell, our CEO, 3,750 shares of our common stock valued at $215,000 as compensation for his services to us in lieu of a salary. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2007 we issued Mr. Aubel 200,000 shares of our common stock in satisfaction of approximately $120,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In September 2007 we issued 2,500 shares of our common stock to Mr. Oliver Turnquest as compensation for consulting services valued at $3,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

In September 2007 we issued 250,000 shares of our common stock to Capital One Resource Co., Ltd. as compensation for consulting services valued at $380,000 under the terms of a consulting agreement entered into with that entity in September 2007. Capital One Resource Co, Ltd., a subsidiary of China Direct Industries, Inc., a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In October 2007 we issued Mr.  Aubel 150,000 shares of our common stock in satisfaction of approximately $60,000 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In December 2007 we issued Mr. Aubel an aggregate of 100,000 shares of our common stock in satisfaction of approximately $20,400 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

On December 31, 2007 we issued Messrs. Liu and Chen, principals of Shandong Jiajia, an aggregate of 1,000,000 shares of our Series A Convertible Preferred Stock as partial consideration for our acquisition of 51% of that entity. In connection with the transaction, we issued an aggregate of 725,000 shares of our Series B Convertible Preferred Stock valued at $6,090,000 as compensation to consultants and finders in the transaction. On January 28, 2008 the acquisition agreement was amended to provide that as additional consideration we issued Mr. Chen 120,000 shares of our Series B Convertible Preferred Stock together with purchase warrants to purchase an additional 2,000,000 shares of our common stock with an exercise price of $480,000. All of these issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act. The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

In March 2008 we issued Mr. Harrell, our former CEO, 581,247 shares of our common stock in satisfaction of approximately $419,000 of accrued compensation due him. Mr. Harrell is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

In March 2008 we also issued Mr. Aubel 2,864,606 shares of our common stock in satisfaction of $2,521,3 80 due him under a convertible note and a loan. Mr. Aubel, a principal shareholder of our company, is an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Finally, in March 2008 the holders of shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock converted those shares into shares of our common stock pursuant to the designations, rights and preferences of those securities, including:

•
three individuals, who included Messrs. Wei Chen and Hui Liu, minority shareholders, officers and directors of Shandong Jiajia, who owned 1,000,000 shares of our Series A Convertible Preferred Stock converted those shares into an aggregate of 2,500,000 shares of our common stock; and

•
three individuals and two entities, which included Mr. Chen, who owned 725,000 shares of Series B Convertible Preferred Stock converted those shares into an aggregate of 8,450,000 shares of our common stock.

The recipients were accredited or otherwise sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

In April 2008, we completed the private placement of 15.113 units of our securities at an offering price of $250,000 per unit to approximately 32 investors in a private placement exempt from registration under the Securities Act in reliance on exemptions provided by Regulation D and Section 4(2) of that act. Each unit consisted of 1,000,000 shares of common stock, five year Class A warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.35 per share and five year Class B warrants to purchase 1,000,000 shares of common stock with an exercise price of $0.50 per share. The purchasers of the units are accredited institutional and individual investors. We received gross proceeds of $3,778,250 in this offering. We paid Skyebanc, Inc., a broker-dealer and a member of FINRA, a cash commission of $25,938 and issued that firm Class A warrants to purchase 207,500 shares of our common stock as compensation for services to us. We also paid due diligence fees to certain investors or their advisors in connection with this offering as well as legal fees for investors’ counsel. After payment of these fees and costs associated with this offering we received net proceeds of approximately $3,359,187.

In June, 2008 we issued 450,000 shares of Series B Convertible Preferred Stock China Direct Industries, Inc., a principal shareholder, as compensation for consulting services valued at $3,780,000 under the terms of a consulting agreement entered into with that entity in December 2007.  The recipient was an accredited investors and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

Item 16.                      Exhibits and Financial Statement Schedules.

The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (1)
3.3	Articles of Amendment (5)
3.4	Articles of Amendment (2)
3.5	Form of Articles of Amendment (10)
3.6	Bylaws (1)
4.1	Trilogy Capital Partners, Inc. Warrant Agreement dated June 1, 2006(3)
4.2	Form of common stock purchase warrant issued to Mr. Chen (12)
4.3	Form of common stock purchase warrant issued in the 2008 Unit Offering (13)
5.1	Opinion of Schneider Weinberger & Beilly LLP **
10.1	Debt Conversion Agreement with David Aubel dated December 3, 2005 (4)
10.2	Amendment to Debt Conversion Agreement with David Aubel dated May 15, 2006 (6)
10.3	Consulting and Management Agreement dated May 22, 2007 with China Direct Investments, Inc. (7)
10.4	Consulting and Management Agreement dated September 5, 2007 with Capital One Resource Co., Ltd (8)
10.5	Acquisition Agreement dated as of December 31, 2007 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding (Logistics Co.) Ltd., and Messrs. Hui Liu and Wei Chen (2)
10.6	Finder’s Agreement dated as of December 31, 2007 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (2)
10.7	Consulting Agreement dated as of December 31, 2007 between MediaREADY, Inc. and China Direct Industries, Inc. (2)
10.8	Form of Amendment to Acquisition Agreement dated as of January 28, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Co., Ltd., and Messrs. Hui Liu and Wei Chen (9)
10.9	Form of Amendment to Finder’s Agreement dated as of January 28, 2008 between MediaREADY, Inc. and Dragon Venture (Shanghai) Capital Management Co., Ltd. (9)
10.10	Form of Amendment to Acquisition Agreement dated as of March 13, 2008 between MediaREADY, Inc., Shandong Jiajia International Freight & Forwarding Co., Ltd., and Messrs. Hui Liu and Wei Chen (11)
10.11	Lease Agreement between China Logistics Group, Inc. and ETI International, Inc.**
10.12	Form of Subscription Agreement for 2008 Unit Offering (13)
10.13	Lease Agreement between Wei Chen and Shandong Jiajia International Freight & Forwarding Co., Ltd.(14)
10.14	Lease Agreement dated December 31, 2008 between Shandong Jiajia International & Freight Forwarding Co., Ltd. and Shandong Import & Export Co., Ltd.**
10.15	Assumption Agreement dated December 31, 2007 between David Aubel and MediaReady, Inc. **
10.16	Conversion Agreement dated March 20, 2008 between V. Jeffrey Harrell and China Logistics Group, Inc. (16)
10.17	Conversion Agreement dated March 20, 2008 between David Aubel and China Logistics Group, Inc. (16)
10.18	Form of promissory note in the principal amount of $561,517.27 dated January 1, 2003 issued by Video Without Boundaries, Inc. to Mr. David Aubel (15)
10.19	Form of Security Agreement dated May 23, 2001 between Valusales.com, Inc. and Mr. David Aubel (15)
10.20	Promissory note from Shanghai Yudong Logistics Co., Ltd. to Shandong Jiajia International Freight & Forwarding Co., Ltd., dated March 30, 2009 (17)
10.21	Lease Agreement expiring May 2010 between Wei Chen and Shandong Jiajia International Freight & Forwarding Co., Ltd.* *
14.1	Code of Business Conduct and Ethics (12)
21.1	Subsidiaries of the Registrant (12)
23.1	Consent of Sherb & Co. LLP *
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1) **
———————
*	filed herewith
**	previously filed
(1)	Incorporated by reference to the registration statement on Form 10-SB, SEC File No. 0-31497 as filed with the Securities and Exchange Commission on September 11, 2000, as amended.
(2)	Incorporated by reference to the Current Report on Form 8-K as filed on January 7, 2008.
(3)	Incorporated by reference to the Current Report on Form 8-K as filed on June2, 2006.

(4)	Incorporated by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2004.
(5)	Incorporated by reference to the Current Report on Form 8-K as filed on September 27, 2006.
(6)	Incorporated by reference to the Quarterly Report on Form 10-QSB for the period ended September 30, 2006.
(7)	Incorporated by reference to the Current Report on Form 8-K as filed on May 23, 2007.
(8)	Incorporated by reference to the Current Report on Form 8-K as filed on September 10, 2007.
(9)	Incorporated by reference to the Current Report on Form 8-K as filed on January 31, 2008.
(10)	Incorporated by reference to the definitive information statement on Schedule 14C as filed on February 14, 2008.
(11)	Incorporated by reference to the Current Report on Form 8-K as filed on March 18, 2008.
(12)	Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2007.
(13)	Incorporated by reference to the Current Report on Form 8-K as filed on April 24, 2008.
(14)	Incorporated by reference to the Quarterly Report on Form 10-0Q/A (Amendment No. 1) for the period ended June 30, 2008.
(15)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended September 30, 2008.
(16)	Incorporated by reference to the Quarterly Report on Form 10-Q/A (Amendment No. 1) for the period ended March 31, 2008.
(17)	Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended March 31, 2009.

Item 17.                     Undertakings.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, China on October 9, 2009 .

China Logistics Group, Inc.

By:	/s/ Wei Chen
Wei Chen, Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wei Chen	Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer,	October 9, 2009
Wei Chen	principal executive officer and principal financial and accounting officer

/s/ Hui Liu	Director	October 9, 2009
Hui Liu